UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☑
 Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

AETNA INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

2010 Aetna Inc.
Notice of Annual Meeting and
Proxy Statement

Aetna Inc. 151 Farmington Avenue Hartford, Connecticut 06156	Ronald A. Williams Chairman and Chief Executive Officer

To Our Shareholders:

Aetna Inc.’s 2010 Annual Meeting of Shareholders will be held on Friday, May 21, 2010, at 9:30 a.m. Eastern time at the Atlanta Marriott Marquis in Atlanta, Georgia, and we hope you will attend.

This booklet includes the Notice of the Annual Meeting and Aetna’s 2010 Proxy Statement. The Proxy Statement provides information about Aetna and describes the business we will conduct at the meeting.

At the meeting, in addition to specific agenda items, we will discuss generally the operations of Aetna. We welcome any questions you have concerning Aetna and will provide time during the meeting for questions from shareholders.

If you are unable to attend the Annual Meeting, it is still important that your shares be represented. Please vote your shares promptly.

Ronald A. Williams
Chairman and Chief Executive Officer
April 12, 2010

Aetna Inc. 151 Farmington Avenue Hartford, Connecticut 06156	Judith H. Jones Vice President and Corporate Secretary

Notice of Annual Meeting of Shareholders of Aetna Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Aetna Inc. will be held at the Atlanta Marriott Marquis in Atlanta, Georgia, on Friday, May 21, 2010, at 9:30 a.m. Eastern time for the following purposes:

1.	To elect as Directors of Aetna Inc. the 13 nominees named in this Proxy Statement;

2.	To approve the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2010;

3.	To approve the proposed Aetna Inc. 2010 Stock Incentive Plan;

4.	To approve the proposed Aetna Inc. 2010 Non-Employee Director Compensation Plan;

5.	To approve the continued use of certain performance criteria under the Aetna Inc. 2001 Annual Incentive Plan;

6.	To consider and act on two shareholder proposals, if properly presented at the meeting; and

7.	To transact any other business that may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 19, 2010 as the record date for determination of the shareholders entitled to vote at the Annual Meeting or any adjournment thereof.

The Annual Meeting is open to all shareholders as of the close of business on the March 19, 2010 record date or their authorized representatives. Parking is available at the Atlanta Marriott Marquis. See the following page for directions to the Atlanta Marriott Marquis.

We ask that you signify your intention to attend the Annual Meeting by checking the appropriate box on your proxy card. In lieu of issuing an admission ticket, we will place your name on a shareholder attendee list, and you will be asked to register and present government issued photo identification (e.g., a driver’s license or passport) before being admitted to the Annual Meeting. If you hold your shares through a stockbroker, bank or other holder of record and plan to attend, you must send a written request to attend along with proof that you own the shares (such as a copy of your brokerage or bank account statement for the period including March 19, 2010) to Aetna’s Corporate Secretary at 151 Farmington Avenue, RC61, Hartford, CT 06156. The Annual Meeting will be audiocast live on the Internet at www.aetna.com/investor.

It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by one of the following methods: vote by Internet or by telephone using the instructions on the enclosed proxy card (if these options are available to you), or mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope furnished for that purpose. If you attend the Annual Meeting, you may vote in person if you wish, even if you have voted previously.

This Notice of Annual Meeting and Proxy Statement and the Company’s 2009 Annual Report, Financial Report to Shareholders are available on Aetna’s Internet website at www.aetna.com/proxymaterials.

By order of the Board of Directors,

Judith H. Jones
Vice President and Corporate Secretary
April 12, 2010

DIRECTIONS TO THE ATLANTA MARRIOTT MARQUIS

FROM I-75/85 NORTH

From I-75/85 North, take Exit 248C (Andrew Young International Blvd.). Turn left on Andrew Young International Blvd. then right on Peachtree Center Ave. The hotel is 2 blocks on the right

FROM I-75/85 SOUTH

From I-75/85 South, take Exit 249A (Courtland Street). Go to 3rd light. Turn right on Andrew Young International Blvd. Go 1 block to Peachtree Center Ave. Turn right. The hotel is 2 blocks on the right.

AETNA INC.
151 FARMINGTON AVENUE, HARTFORD, CONNECTICUT 06156
APRIL 12, 2010

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FRIDAY, MAY 21, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE SHAREHOLDER MEETING TO BE HELD ON MAY 21, 2010

This Proxy Statement and the related 2009 Annual Report, Financial Report to Shareholders are available at www.aetna.com/proxymaterials.

Among other things, the “Questions and Answers about the Proxy Materials and the Annual Meeting” section of this Proxy Statement contains information regarding:

•	The date, time and location of the Annual Meeting;

•	A list of the matters being submitted to shareholders for vote and the recommendations of the Board of Directors of Aetna Inc. regarding each of those matters; and

•	Information about attending the Annual Meeting and voting in person.

Any control/identification number that a shareholder needs to access his or her form of proxy or voting instruction card is included with his or her proxy or voting instruction card.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND
THE ANNUAL MEETING

Q:	WHY AM I RECEIVING THESE MATERIALS?

A: The Board of Directors (the “Board”) of Aetna Inc. (“Aetna”) is providing these proxy materials to you in connection with the solicitation by the Board of proxies to be voted at Aetna’s Annual Meeting of Shareholders that will take place on May 21, 2010, and any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement. These proxy materials and the enclosed proxy card are being mailed to shareholders on or about April 12, 2010.

Q:	WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

A: This Proxy Statement provides you with information about Aetna’s governance structure, our Director nominating process, the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our Directors and our named executive officers, and certain other required information.

Q:	WHAT PROPOSALS WILL BE VOTED ON AT THE ANNUAL MEETING?

A: There are seven items scheduled to be voted on at the Annual Meeting:

•	Election of the 13 nominees named in this Proxy Statement as Directors of Aetna for the coming year.

•	Approval of the appointment of KPMG LLP as the independent registered public accounting firm of Aetna and its subsidiaries (collectively, the “Company”) for the year 2010.

•	Approval of the proposed Aetna Inc. 2010 Stock Incentive Plan.

•	Approval of the proposed Aetna Inc. 2010 Non-Employee Director Compensation Plan.

•	Approval of the continued use of certain performance criteria under the Aetna Inc. 2001 Annual Incentive Plan.

•	Consideration of a shareholder proposal relating to cumulative voting in the election of Directors, if properly presented at the Annual Meeting.

•	Consideration of a shareholder proposal relating to adopting a policy that the Chairman of the Board be an independent director who has not previously served as an executive officer of the Company, if properly presented at the Annual Meeting.

Q:	WHAT ARE AETNA’S VOTING RECOMMENDATIONS?

A: The Board recommends that you vote your shares FOR each of Aetna’s nominees to the Board, FOR the approval of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2010, FOR the approval of each of the proposed Plans, FOR the continued use of certain performance criteria under the Aetna Inc. 2001 Annual Incentive Plan, and AGAINST each of the shareholder proposals.

Q:	WHICH OF MY SHARES CAN I VOTE?

A: You may vote all Aetna Common Shares, par value $.01 per share (“Common Stock”), you owned as of the close of business on March 19, 2010, the RECORD DATE. These shares include those (1) held directly in your name as the SHAREHOLDER OF RECORD, including shares purchased through Aetna’s DirectSERVICE Investment Program, and (2) held for you as the BENEFICIAL OWNER through a stockbroker, bank or other holder of record.

Q:	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A: Many Aetna shareholders hold their shares through a stockbroker, bank or other holder of record rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

•	SHAREHOLDER OF RECORD — If your shares are registered directly in your name with Aetna’s transfer agent, Computershare Trust Company, N.A. (the “Transfer Agent”), you are considered the shareholder of record with respect to those shares, and Aetna is sending these proxy materials directly to you. As the shareholder of record, you have the right to grant your voting proxy to the persons appointed by Aetna or to vote in person at the Annual Meeting. Aetna has enclosed a proxy card for you to use. Any shares held for you under the DirectSERVICE Investment Program are included on the enclosed proxy card.

•	BENEFICIAL OWNER — If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or other nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or other nominee on how to vote your shares, and you also are invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you to the Annual Meeting a proxy, executed in your favor, from the shareholder of record. Your broker or other nominee is also obligated to provide you with a voting instruction card for you to use to direct them as to how to vote your shares.

Q:	HOW CAN I VOTE MY SHARES BEFORE THE ANNUAL MEETING?

A: Whether you hold shares directly as the shareholder of record or beneficially in street name, you may vote before the Annual Meeting by granting a proxy to each of Barbara Hackman Franklin, Gerald Greenwald and Ellen M. Hancock or, for shares you beneficially own, by submitting voting instructions to your broker or other nominee. Most shareholders have a choice of voting by using the Internet, by calling a toll-free telephone number within the United States or Puerto Rico, or by completing a proxy or voting instruction card and mailing it in the postage-paid envelope provided. Please refer to the summary instructions below and carefully follow the instructions included on your proxy card or, for shares you beneficially own, the voting instruction card provided by your broker or other nominee.

•	BY MAIL — You may vote by mail by marking, signing and dating your proxy card or, for shares held in street name, the voting instruction card provided by your broker or other nominee and mailing it in the enclosed, postage-paid envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign and date your proxy or voting instruction card but do not provide instructions, your shares will be voted as described under “WHAT IF I RETURN MY PROXY CARD OR VOTING INSTRUCTION CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?” beginning on page 4.

•	BY INTERNET — Go to www.proxyvote.com and follow the instructions. You will need to have your proxy card (or the e-mail message you receive with instructions on how to vote) in hand when you access the website.

•	BY TELEPHONE — Call toll-free on a touchtone telephone 1-800-690-6903 inside the United States or Puerto Rico and follow the instructions. You will need to have your proxy card (or the e-mail message you receive with instructions on how to vote) in hand when you call.

The Internet and telephone voting procedures are designed to authenticate shareholders and to allow shareholders to confirm that their instructions have been properly recorded. In order to provide shareholders of record with additional time to vote their shares while still permitting an orderly tabulation of votes, Internet and telephone voting for these shareholders will be available until 11:59 p.m. Eastern time on May 20, 2010.

Q:	HOW CAN I VOTE THE SHARES I HOLD THROUGH THE 401(K) PLAN?

A: Participants in the Aetna 401(k) Plan (the “401(k) Plan”) who receive this Proxy Statement in their capacity as participants in the 401(k) Plan will receive voting instruction cards in lieu of proxy cards. The voting instruction card directs the trustee of the 401(k) Plan how to vote the shares. Shares held in the 401(k) Plan may be voted by using the Internet, by calling a toll-free telephone number or by marking, signing and dating the voting instruction card and mailing it in the postage-paid envelope provided. Shares held in the 401(k) Plan for which no instructions are received are voted by the trustee of the 401(k) Plan in the same percentage as the shares held in the 401(k) Plan for which instructions are received.

Q:	HOW CAN I VOTE THE SHARES I HOLD THROUGH THE EMPLOYEE STOCK PURCHASE PLAN?

A: You hold the Common Stock you acquired through Aetna’s Employee Stock Purchase Plan (the “ESPP”) as the beneficial owner of shares held in street name. You can vote these shares as described beginning on page 2 under “HOW CAN I VOTE MY SHARES BEFORE THE ANNUAL MEETING?”

Q:	CAN I CHANGE MY VOTE?

A: Yes. For shares you hold directly in your name, you may change your vote by (1) signing another proxy card with a later date and delivering it to us before the date of the Annual Meeting (or submitting revised votes over the Internet or by telephone before 11:59 p.m. Eastern time on May 20, 2010), or (2) attending the Annual Meeting in person and voting your shares at the Annual Meeting. The last-dated proxy card will be the only one that counts. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. You may revoke your proxy by providing written notice to Aetna’s Corporate Secretary at 151 Farmington Avenue, RW61, Hartford, CT 06156. For shares you hold beneficially, you may change your vote by submitting new voting instructions to your broker or other nominee in a manner that allows your broker or other nominee sufficient time to vote your shares.

Q:	CAN I VOTE AT THE ANNUAL MEETING?

A: You may vote your shares at the Annual Meeting if you attend in person. You may vote the shares you hold directly in your name by completing a ballot at the Annual Meeting. You may only vote the shares you hold in street name at the Annual Meeting if you bring to the Annual Meeting a proxy, executed in your favor, from the shareholder of record. You may not vote shares you hold through the 401(k) Plan at the Annual Meeting.

Q:	HOW CAN I VOTE ON EACH PROPOSAL?

A: In the election of Directors, you may vote FOR, AGAINST or ABSTAIN with respect to each of the Director nominees. In an uncontested election, any incumbent Director nominee who receives more “AGAINST” than “FOR” votes is required to submit his or her resignation for consideration by the Nominating and Corporate Governance Committee and the Board. Please see “Director Elections — Majority Voting Standard” on page 10. For all other proposals, you may vote FOR, AGAINST or ABSTAIN. For a discussion of the votes needed to approve each proposal, see “WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS, AND HOW WILL VOTES BE COUNTED?” on page 6.

Q:	WHAT IF I RETURN MY PROXY CARD OR VOTING INSTRUCTION CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

A: If you sign and date your proxy card with no further instructions, your shares will be voted (1) FOR the election as Directors of each of the nominees named on pages 19 through 31 of this Proxy Statement, (2) FOR the approval of KPMG LLP as the Company’s independent registered public accounting firm for 2010, (3) FOR the approval of the proposed Aetna Inc. 2010 Stock Incentive Plan, (4) FOR the approval of the proposed Aetna Inc. 2010 Non-Employee Director Compensation Plan, (5) FOR the continued use of certain performance criteria under the Aetna Inc. 2001 Annual Incentive Plan and (6) AGAINST each of the shareholder proposals.

If you sign and date your broker voting instruction card with no further instructions, your shares will be voted as described on your broker voting instruction card.

If you sign and date your 401(k) Plan voting instruction card with no further instructions, all shares you hold in the 401(k) Plan will be voted by the trustee of the 401(k) Plan in the same percentage as the shares held in the 401(k) Plan for which the trustee receives voting instructions.

Q:	WHAT IF I DON’T RETURN MY PROXY CARD OR VOTING INSTRUCTION CARD?

A: Shares that you hold directly in your name will not be voted at the Annual Meeting. Shares that you beneficially own that are held in the name of a brokerage firm or other nominee may be voted in certain circumstances even if you do not provide the brokerage firm with voting instructions. Under New York Stock Exchange (“NYSE”) rules, brokerage firms have the authority to vote shares for which their customers do not provide voting instructions on certain routine matters. The approval of KPMG LLP as the Company’s independent registered public accounting firm for 2010 and the approval of the continued use of certain performance criteria under Aetna’s 2001 Annual Incentive Plan are considered routine matters for which brokerage firms may vote uninstructed shares. The election of Directors, the approval of the proposed Aetna Inc. 2010 Stock Incentive Plan, the approval of the proposed Aetna Inc. 2010 Non-Employee Director Compensation Plan and each of the shareholder proposals to be voted on at the Annual Meeting are not considered routine under the applicable rules, and therefore brokerage firms may not vote uninstructed shares on any of those proposals. Any uninstructed shares you hold through the 401(k) Plan will be voted by the trustee of the 401(k) Plan in the same percentage as the shares held in the 401(k) Plan for which the trustee receives instructions.

If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of Directors. In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of Directors, your brokerage firm was allowed to vote those shares on your behalf in the election of Directors as it felt appropriate.

Recent changes in regulation were made to take away the ability of your brokerage firm to vote your uninstructed shares in the election of Directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your brokerage firm how to vote in the election of Directors, no votes will be cast on your behalf. Your brokerage firm will, however, continue to have discretion to vote any uninstructed shares on the approval of KPMG LLP as the Company’s independent registered public accounting firm for 2010 and the approval of the continued use of certain performance criteria under Aetna’s 2001 Annual Incentive Plan. It will not have discretion to vote uninstructed shares on the approval of the proposed Aetna Inc. 2010 Stock Incentive Plan, the approval of the proposed Aetna Inc. 2010 Non-Employee Director Compensation Plan or any of the shareholder proposals. If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING INSTRUCTION CARD?

A: It means your shares are registered differently or are in more than one account. Please provide voting instructions for all of the proxy and voting instruction cards you receive.

Q:	WHAT SHOULD I DO IF I WANT TO ATTEND THE ANNUAL MEETING?

A: The Annual Meeting will be held at the Atlanta Marriott Marquis in Atlanta, Georgia. Directions to the Atlanta Marriott Marquis in Atlanta, Georgia are on the page following the attached Notice of Annual Meeting of Shareholders of Aetna Inc. The Annual Meeting is open to all shareholders as of the close of business on the March 19, 2010 RECORD DATE or their authorized representatives. We ask that you signify your intention to attend by checking the appropriate box on your proxy card or voting instruction card. In lieu of issuing an admission ticket, we will place your name on a shareholder attendee list, and you will be asked to register and present government issued photo identification (for example, a driver’s license or passport) before being admitted to the Annual Meeting. If your shares are held in street name and you plan to attend, you must send a written request to attend along with proof that you owned the shares as of the close of business at the RECORD DATE (such as a copy of your brokerage or bank account statement for the period including March 19, 2010) to Aetna’s Corporate Secretary at 151 Farmington Avenue, RC61, Hartford, CT 06156.

Q:	CAN I LISTEN TO THE ANNUAL MEETING IF I DON’T ATTEND IN PERSON?

A: Yes. You can listen to the live audio webcast of the Annual Meeting by going to Aetna’s Internet website at www.aetna.com/investor and then clicking on the link to the webcast.

Q:	WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

A: We will publish the voting results of the Annual Meeting in a Current Report on Form 8-K within four business days after the Annual Meeting.

Q:	WHAT CLASS OF SHARES IS ENTITLED TO BE VOTED?

A: Each share of Aetna’s Common Stock outstanding as of the close of business on March 19, 2010, the RECORD DATE, is entitled to one vote at the Annual Meeting. At the close of business on March 19, 2010, 431,518,790 shares of the Common Stock were outstanding.

Q:	HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

A: A majority of the shares of Common Stock outstanding as of the close of business on March 19, 2010 must be present in person or by proxy for us to hold the Annual Meeting and transact business. This is referred to as a quorum. Broker nonvotes are counted as present for the purpose of determining the presence of a quorum if the broker votes on a non-procedural matter, such as the appointment of the Company’s independent registered public accounting firm. Generally, broker nonvotes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the proposal is not a routine matter, and the broker has not received voting instructions from the beneficial owner of the shares. If you vote to abstain on one or more proposals, your shares will be counted as present for purposes of determining the presence of a quorum unless you vote to abstain on all proposals.

Q:	WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS, AND HOW WILL VOTES BE COUNTED?

A: Under Pennsylvania corporation law and Aetna’s Articles of Incorporation and By-Laws, the approval of any corporate action taken at the Annual Meeting is based on votes cast. The votes necessary to approve the Aetna Inc. 2010 Stock Incentive Plan and the Aetna Inc. 2010 Non-Employee Director Compensation Plan (collectively, the “Plan Proposals”), including the impact of abstentions and broker nonvotes, are subject to separate NYSE rules and are described below. For all other proposals to be considered at the Annual Meeting, shareholder approval occurs if the votes cast in favor of the proposal exceed the votes cast against the proposal. “Votes cast” on these proposals means votes “for” or “against” a particular proposal, whether by proxy or in person. Abstentions and broker nonvotes are not considered “votes cast” on these proposals and therefore have no effect on the outcome. In uncontested elections, Directors are elected by a majority of votes cast. As described in more detail on page 10 under “Director Elections — Majority Voting Standard,” Aetna’s Corporate Governance Guidelines require any incumbent Director nominee who receives more “against” than “for” votes to submit his or her resignation for consideration by the Nominating and Corporate Governance Committee and the Board.

For each of the Plan Proposals, under NYSE rules, shareholder approval occurs if a majority of votes cast are “for” the Proposal and the total number of votes cast are a majority of the shares of Common Stock outstanding at the Record Date. Under NYSE rules, “votes cast” for a Plan Proposal consist of votes “for” or “against” the Plan Proposal as well as abstentions. As a result, abstentions have the effect of a vote “against” a Plan Proposal. Broker nonvotes are not considered “votes cast” and therefore have no effect on the number of votes cast on a Plan Proposal. However, broker nonvotes can have the effect of a vote “against” a Plan Proposal if the broker nonvote causes the total number of votes cast on the Plan Proposal to be less than a majority of the shares of Common Stock outstanding at the Record Date.

If you are a beneficial owner and do not provide the shareholder of record with voting instructions, your shares may constitute broker nonvotes, as described under “HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?” beginning on page 5.

Q:	WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE ANNUAL MEETING?

A: Aetna will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials, except that you will pay for Internet access if you choose to access these proxy materials over the Internet. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our Directors, officers and employees, none of whom will receive any additional compensation for such solicitation activities. We also have hired Georgeson Inc. to assist us in the solicitation of votes for a fee of $21,000 plus reasonable out-of-pocket expenses for these services. We also will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners of the Common Stock and obtaining their voting instructions.

Q:	DOES AETNA OFFER SHAREHOLDERS THE OPTION OF VIEWING ANNUAL REPORTS TO SHAREHOLDERS AND PROXY STATEMENTS VIA THE INTERNET?

A: Yes. Aetna offers shareholders of record the option of viewing future annual reports to shareholders and proxy statements via the Internet instead of receiving paper copies of these documents in the mail. The 2010

Aetna Inc. Notice of Annual Meeting and Proxy Statement and 2009 Aetna Annual Report, Financial Report to Shareholders are available on Aetna’s Internet website at www.aetna.com/proxymaterials. Under Pennsylvania law, Aetna may provide shareholders who give Aetna their e-mail addresses with electronic notice of its shareholder meetings as described below.

If you are a shareholder of record, you can choose to receive annual reports to shareholders and proxy statements via the Internet and save Aetna the cost of producing and mailing these documents in the future by following the instructions under “HOW DO I ELECT THIS OPTION?” below. If you hold your shares through a stockbroker, bank or other holder of record, check the information provided by that entity for instructions on how to elect to view future notices of shareholder meetings, proxy statements and annual reports over the Internet.

If you are a shareholder of record and choose to receive future notices of shareholder meetings by e-mail and view future proxy statements and annual reports over the Internet, you must supply an e-mail address, and you will receive your notice of the meeting by e-mail when those materials are posted. The notice you receive will include instructions and contain the Internet address for those materials.

Many shareholders who hold their shares through a stockbroker, bank or other holder of record and elect electronic access will receive an e-mail containing the Internet address to access Aetna’s notices of shareholder meetings, proxy statements and annual reports when those materials are posted.

Q:	HOW DO I ELECT THIS OPTION?

A: If you are a shareholder of record and are interested in receiving future notices of shareholder meetings by e-mail and viewing future annual reports and proxy statements on the Internet instead of receiving paper copies of these documents, you may elect this option when voting by using the Internet at www.proxyvote.com and following the instructions. You will need to have your proxy card in hand when you access the website.

Q:	WHAT IF I GET MORE THAN ONE COPY OF AETNA’S ANNUAL REPORT?

A: The 2009 Aetna Annual Report, Financial Report to Shareholders is being mailed to shareholders in advance of or together with this Proxy Statement. If you hold Aetna shares in your own name and received more than one copy of the 2009 Aetna Annual Report, Financial Report to Shareholders at your address and wish to reduce the number of reports you receive and save Aetna the cost of producing and mailing these reports, you should contact Aetna’s Transfer Agent at 1-800-446-2617 to discontinue the mailing of reports on the accounts you select. At least one account at your address must continue to receive an annual report, unless you elect to review future annual reports over the Internet. Mailing of dividend checks, dividend reinvestment statements, proxy materials and special notices will not be affected by your election to discontinue duplicate mailings of annual reports. Registered shareholders may resume the mailing of an annual report to an account by calling Aetna’s Transfer Agent at 1-800-446-2617. If you own shares through a stockbroker, bank or other holder of record and received more than one 2009 Aetna Annual Report, Financial Report to Shareholders, please contact the holder of record to eliminate duplicate mailings.

“Householding” occurs when a single copy of our annual report and proxy statement is sent to any household at which two or more shareholders reside if they appear to be members of the same family. Although we do not “household” for registered shareholders, a number of brokerage firms have instituted householding for shares held in street name. This procedure reduces our printing and mailing costs and fees. Shareholders who participate in householding will continue to receive separate proxy cards, and householding will not affect the mailing of account statements or special notices in any way.

Q:	WHAT IF A DIRECTOR NOMINEE IS UNWILLING OR UNABLE TO SERVE?

A: If for any unforeseen reason any of Aetna’s nominees is not available to be a candidate for Director, the persons named as proxy holders on your proxy card may vote your shares for such other candidate or candidates as may be nominated by the Board, or the Board may reduce the number of Directors to be elected.

Q:	WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE MEETING?

A: Other than the election of Directors and the other proposals described in this Proxy Statement, Aetna has not received proper notice of, and is not aware of, any matters to be presented for a vote at the Annual Meeting. If you grant a proxy using the enclosed proxy card, the persons named as proxies on the enclosed proxy card, or any of them, will have discretion to, and intend to, vote your shares according to their best judgment on any additional proposals or other matters properly presented for a vote at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place.

Q:	CAN I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR’S ANNUAL MEETING OF SHAREHOLDERS OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?

A: Yes. You can submit proposals for consideration at future annual meetings, including Director nominations.

•	SHAREHOLDER PROPOSALS: In order for a shareholder proposal to be considered for inclusion in Aetna’s proxy statement for next year’s Annual Meeting, the written proposal must be RECEIVED by Aetna’s Corporate Secretary no later than December 13, 2010. SUCH PROPOSALS MUST BE SENT TO: CORPORATE SECRETARY, AETNA INC., 151 FARMINGTON AVENUE, RC61, HARTFORD, CT 06156. Such proposals also will need to comply with the United States Securities and Exchange Commission (the “SEC”) rules and regulations, namely Rule 14a-8, regarding the inclusion of shareholder proposals in Aetna sponsored proxy materials.

In order for a shareholder proposal to be raised from the floor during next year’s Annual Meeting instead of being submitted for inclusion in Aetna’s proxy statement, the shareholder’s written notice must be RECEIVED by Aetna’s Corporate Secretary at least 90 calendar days before the date of next year’s Annual Meeting and must contain the information required by Aetna’s By-Laws. Please note that the 90-day advance notice requirement relates only to matters a shareholder wishes to bring before the Annual Meeting from the floor. It does not apply to proposals that a shareholder wishes to have included in Aetna’s proxy statement; that procedure is explained in the paragraph above.

•	NOMINATION OF DIRECTOR CANDIDATES: You may propose Director candidates for consideration by the Board’s Nominating and Corporate Governance Committee (the “Nominating Committee”). In addition, Aetna’s By-Laws permit shareholders to nominate Directors for consideration at a meeting of shareholders at which one or more Directors are to be elected. In order to make a Director nomination at next year’s Annual Meeting, the shareholder’s written notice must be RECEIVED by Aetna’s Corporate Secretary at least 90 calendar days before the date of next year’s Annual Meeting and must contain the information required by Aetna’s By-Laws. (Please see “Director Qualifications” on page 18 for a description of qualifications that the Board believes are required for Board nominees.)

•	COPY OF BY-LAW PROVISIONS: You may contact the Corporate Secretary at Aetna’s Headquarters for a copy of the relevant provisions of Aetna’s By-Laws regarding the requirements for making shareholder proposals and nominating Director candidates. You also can visit Aetna’s website at www.aetna.com/governance to review and download a copy of Aetna’s By-Laws.

Q:	CAN SHAREHOLDERS ASK QUESTIONS AT THE ANNUAL MEETING?

A: Yes. You can ask questions regarding each of the items to be voted on when those items are discussed at the Annual Meeting. Shareholders also will have an opportunity to ask questions of general interest at the end of the Annual Meeting.

Q:	WHO COUNTS THE VOTES CAST AT THE ANNUAL MEETING?

A: Votes are counted by employees of Broadridge Financial Solutions, Inc. and certified by the judge of election for the Annual Meeting who is an employee of Governance Consulting Services, LLC. The judge will determine the number of shares outstanding and the voting power of each share, determine the shares represented at the Annual Meeting, determine the existence of a quorum, determine the validity of proxies and ballots, count all votes and determine the results of the actions taken at the Annual Meeting.

Q:	IS MY VOTE CONFIDENTIAL?

A: Yes. The vote of each shareholder is held in confidence from Aetna’s Directors, officers and employees except (a) as necessary to meet applicable legal requirements (including stock exchange listing requirements) and to assert or defend claims for or against Aetna and/or one or more of its consolidated subsidiaries, (b) as necessary to assist in resolving any dispute about the authenticity or accuracy of a proxy card, consent, ballot, authorization or vote, (c) if there is a contested proxy solicitation, (d) if a shareholder makes a written comment on a proxy card or other means of voting or otherwise communicates the shareholder’s vote to management, or (e) as necessary to obtain a quorum.

GOVERNANCE OF THE COMPANY

At Aetna, we believe sound corporate governance principles are good for our business, the industry, the competitive marketplace and for all of those who place their trust in us. We have embraced the principles behind the Sarbanes-Oxley Act of 2002, as well as the governance rules for companies listed on the NYSE. These principles are reflected in the structure and composition of our Board and in the charters of our Board Committees, and are reinforced through Aetna’s Code of Conduct, which applies to every employee and to our Directors.

Aetna’s Corporate Governance Guidelines

Aetna’s Corporate Governance Guidelines (the “Guidelines”) provide the framework for the governance of Aetna. The governance rules for companies listed on the NYSE and those contained in the Sarbanes-Oxley Act of 2002 are reflected in the Guidelines. The Guidelines address the role of the Board (including advising on key strategic, financial and business objectives); the composition and selection of Directors; the functioning of the Board (including its annual self-evaluation); the Committees of the Board; the compensation of Directors; and the conduct and ethics standards for Directors, including a prohibition against any nonmanagement Director having a direct or indirect material relationship with the Company except as authorized by the Board or our Nominating Committee, and a prohibition against Company loans to, or guarantees of obligations of, Directors and their family members. The Guidelines are available at www.aetna.com/governance.

The Board reviews the Company’s corporate governance practices annually. These reviews include a comparison of our current practices to those suggested by various groups or authorities active in corporate governance and to those of other public companies.

Director Elections — Majority Voting Standard

Aetna’s Articles of Incorporation provide for majority voting in uncontested elections of Directors. Under the Articles of Incorporation, a Director nominee will be elected if the number of votes cast “for” the nominee exceeds the number of votes cast “against” the nominee. An “abstain” vote will not have any effect on the outcome of the election. In contested elections, those in which there are more candidates for election than the number of Directors to be elected and one or more candidates have been properly proposed by shareholders, the voting standard will be a plurality of votes cast. Under Pennsylvania law and the Articles of Incorporation, if an incumbent Director nominee does not receive a majority of the votes cast in an uncontested election, the incumbent Director will continue to serve on the Board until his or her successor is elected and qualified. To address this situation, the Guidelines require any incumbent nominee for Director in an uncontested election who receives more “against” votes than “for” votes to promptly submit his or her resignation for consideration by the Nominating Committee. The Nominating Committee is then required to recommend to the Board the action to be taken with respect to the resignation, and the Board is required to act on the resignation, in each case within a reasonable period of time. Aetna will disclose promptly to the public each such resignation and decision by the Board. New nominees not already serving on the Board who fail to receive a majority of votes cast in an uncontested election will not be elected to the Board in the first instance.

Director Retirement Age

The Nominating Committee regularly assesses the appropriate size and composition of the Board and, among other matters, whether any vacancies on the Board are expected due to retirement or otherwise. The current Director retirement age is 76. Each year, the Nominating Committee assesses the characteristics and performance of each individual Director candidate as part of its nomination process, regardless of the candidate’s age.

Executive Sessions

Aetna’s nonmanagement Directors meet in regularly scheduled executive sessions at Aetna’s Board meetings, without management present. During 2009, the nonmanagement Directors, each of whom is independent, met seven times to discuss certain Board policies, processes and practices, the performance and proposed performance-based compensation of the Chief Executive Officer (“CEO”), management succession and other matters relating to the Company and the functioning of the Board.

Board Leadership Structure and the Presiding Director

The Board, assisted by the Nominating and Corporate Governance Committee, regularly reviews the leadership structure of the Company, including whether the position of Chairman should be held by an independent director. The Board believes that the decision to combine or separate the positions of Chairman and Chief Executive Officer is highly dependent on the strengths and personality of the personnel involved and must take into account current business conditions and the environment in which the Company operates. Currently, the Board strongly believes that Mr. Williams, acting as both Chairman and Chief Executive Officer, serves as a highly successful leader of the Board and is an effective bridge between the Board and Company management. In addition, given the current business conditions as well as the environment in which our Company is operating, the Board has determined that Mr. Williams continues to serve very effectively in both roles. Accordingly, the Board has decided to keep the roles combined at this time. Because the roles of Chairman and Chief Executive Officer are combined, the Board has taken several additional steps to ensure that it effectively carries out its responsibility for independent oversight of management. These steps include the appointment of a Presiding Director (with comprehensive and clearly delineated duties); the scheduling at every regular Board meeting of a session of the nonmanagement directors (without Mr. Williams or other management attendees present); and assuring that the nonmanagement directors are independent. In addition, each Board Committee meets regularly in executive session.

Gerald Greenwald, an independent Director, has been the Presiding Director since April of 2007. Generally, the Presiding Director is responsible for coordinating the activities of the independent Directors. Among other things, the Presiding Director sets the agenda for and leads the nonmanagement and independent Director sessions that the Board regularly holds, and briefs the Chairman and Chief Executive Officer on any issues arising from those sessions. The Presiding Director also acts as the principal liaison to the Chairman and Chief Executive Officer for the views of, and any concerns or issues raised by, the independent Directors, though all Directors continue to interact one-on-one with the Chairman and Chief Executive Officer as needed and as appropriate. The Chairman and Chief Executive Officer consults with the Presiding Director, who provides input on and approves agendas for Board meetings and Board meeting schedules. The Presiding Director also consults with the other Directors and advises the Chairman and Chief Executive Officer about the quality, quantity and timeliness of information provided to the Board and the Board’s decision making processes.

Communications with the Board

To contact Ronald A. Williams, Aetna’s Chairman of the Board and Chief Executive Officer, you may write to Mr. Williams at Aetna Inc., 151 Farmington Avenue, Hartford, CT 06156. Communications sent to Mr. Williams will be delivered directly to him. Anyone wishing to make their concerns known to Aetna’s nonmanagement Directors or to send a communication to the entire Board may contact Mr. Greenwald by writing to the Presiding Director at P.O. Box 370205, West Hartford, CT 06137-0205. All such communications will be kept confidential and forwarded directly to the Presiding Director or the Board, as applicable.

Director Independence

The Board has established guidelines (“Director Independence Standards”) to assist it in determining Director independence. In accordance with the Director Independence Standards, the Board must determine that each independent Director has no material relationship with the Company other than as a Director and/or a shareholder of the Company. Consistent with the NYSE listing standards, the Director Independence Standards specify the criteria by which the independence of our Directors will be determined, including guidelines for Directors and their immediate family members with respect to past employment or affiliation with the Company or its external auditor. A copy of the Director Independence Standards is attached to this Proxy Statement as Annex A and also is available at www.aetna.com/governance.

Pursuant to the Director Independence Standards, the Board undertook its annual review of Director independence in February of 2010. The purpose of this review was to determine whether any Director’s relationships or transactions are inconsistent with a determination that the Director is independent. During this review, the Board considered transactions and relationships between each Director or any member of his or her immediate family (or any entity of which a Director or an immediate family member is a partner, shareholder or officer) and the Company. The Board also considered whether there were any transactions or relationships between Directors or any member of their immediate family with the Company or with members of the Company’s senior management or their affiliates.

As a result of this review, the Board affirmatively determined in its business judgment that each of Frank M. Clark, Betsy Z. Cohen, Molly J. Coye, M.D., Roger N. Farah, Barbara Hackman Franklin, Jeffrey E. Garten, Earl G. Graves, Gerald Greenwald, Ellen M. Hancock, Richard J. Harrington, Edward J. Ludwig and Joseph P. Newhouse, each of whom also is standing for election at the Annual Meeting, is independent as defined in the NYSE listing standards and under Aetna’s Director Independence Standards and that any relationship with the Company (either directly or as a partner, shareholder or officer of any organization that has a relationship with the Company) is not material under the independence thresholds contained in the NYSE listing standards and under Aetna’s Director Independence Standards.

In determining that each of the nonmanagement Directors is independent, the Board considered that the Company in the ordinary course of business sells products and services to, and/or purchases products and services from, companies and other entities at which some of our Directors or their immediate family members are or have been officers and/or significant equity holders or have certain other relationships. Specifically, the Board considered the existence of the transactions listed in the table on page 13, all of which were made in the ordinary course of business, on terms and conditions substantially similar to those with unrelated third parties, and which the Board believes were in, or not inconsistent with, the best interests of the Company, and in each case were not material. As indicated in the table, the aggregate amounts paid to or received from these companies or other entities in each of the last three years did not approach the threshold in the Director Independence Standards (i.e., the greater of $1 million or 2% of the other company’s consolidated gross revenues).

Type of
Transaction,
		Type of	Relationship to	Relationship or	2009
Director	Organization	Organization	Organization	Agreement	Amount(a)

2009 Sales and Other Amounts Received by the Company

Frank M.Clark	Exelon Corporation	Energy Services Company	Executive Officer	Health Care Benefits (Medical/Dental)	≈0.02% >$1 million

Edward E.Cohen, husband of, Betsy Z. Cohen	Board of Brandywine Construction & Management, Inc.	Property Management Company	Executive Officer (Chairman)	Health Care Benefits (Medical)	<1% <$500,000

Molly J. Coye, M.D.	Public Health Institute	Non-Profit Education And Research Organization	Senior Advisor	Health Care Benefits (Medical/Life)	<1% <$500,000

Roger N. Farah	Polo Ralph Lauren Corporation	Lifestyle Products	Executive Officer	Health Care Benefits (Medical/Dental)	<1% <$500,000

Jeffrey E. Garten	Yale University	Educational Institution	Employee	Health Care Benefits (Medical/Life)	≈0.21% >$1 million

Earl G. Graves	Earl G. Graves, Ltd.	Multimedia Company	Executive Officer	Health Care Benefits (Medical/Dental)	<2% <$1 million

Gerald Greenwald	Electro-Motive Diesel, Inc.	Builder Of Diesel-Electric Locomotives	Non-Executive Chairman	Health Care Benefits (Medical/Dental)	<1% <$500,000

Edward J. Ludwig	Becton, Dickinson and Company	Global Medical Technology Company	Executive Officer	Health Care Benefits (Medical/ Dental); Manufacturer Discounts	≈0.08% >$1 million

(a)	Percentages are determined by dividing (1) calendar year 2009 payments due and owing to the Company by (2) the applicable entity’s most recently available annual consolidated gross revenues.

Type of Transaction,
		Type of	Relationship to	Relationship or	2009
Director	Organization	Organization	Organization	Agreement	Amount(a)

2009 Purchases by the Company

Frank M. Clark	Exelon Corporation, and or its subsidiary companies	Energy Services Company	Executive Officer	Utility Services; Rent	<1% <$500,000

Jeffrey E. Garten	Yale University	Educational Institution	Employee	Training/Seminars; Sponsorship Services	<1% <$500,000

Earl G. Graves	Earl G. Graves, Ltd., and or its subsidiary companies	Multimedia Company	Executive Officer	Advertising and Marketing/Promotional Event	<2% <$500,000

Joseph P. Newhouse	Harvard University	Educational Institution	Employee	Medical Content for InteliHealth; Consulting/ Research	<1% <$1 million

(a)	Percentages are determined by dividing (1) calendar year 2009 purchases by the Company by (2) the applicable entity’s most recently available annual consolidated gross revenues.

In addition to the transactions in the table listed above, the Company may also hold equity and/or debt securities as investments in the ordinary course in corporations or organizations with which Messrs. Clark and/or Farah are affiliated. The amount of each such holding is below the 5% threshold amount in the Director Independence Standards. The Board determined that none of these relationships was material or impaired the independence of any Director.

All members of the Audit Committee, the Committee on Compensation and Organization (the “Compensation Committee”) and the Nominating Committee are, in the business judgment of the Board, independent Directors as defined in the NYSE listing standards and in Aetna’s Director Independence Standards.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Betsy Z. Cohen (Chairman), Frank M. Clark, Roger N. Farah, Barbara Hackman Franklin and Jeffrey E. Garten. None of the members of the Compensation Committee has ever been an officer or employee of the Company. There are no interlocking relationships with any of our executive officers or Compensation Committee members.

Meeting Attendance

The Board and its Committees meet throughout the year on a set schedule, and also hold special meetings from time to time, as appropriate. During 2009, the Board met ten times. The average attendance of Directors at all meetings during the year was 96%, and no Director attended less than 75% of the aggregate number of Board and Committee meetings that he or she was eligible to attend. It is the policy of the Board that all Directors should be present at Aetna’s Annual Meeting of Shareholders. Twelve of the thirteen Directors then in office and standing for election attended Aetna’s 2009 Annual Meeting of Shareholders.

Aetna’s Code of Conduct

Aetna’s Code of Conduct applies to every employee and to our Directors, and is available at www.aetna.com/governance. A complete copy was filed as Exhibit 14.1 to Aetna’s Annual Report on Form 10-K filed with the SEC on February 26, 2010. The Code of Conduct is designed to ensure that Aetna’s business is conducted in a consistently legal and ethical manner. The Code of Conduct includes policies on employee conduct, conflicts of interest and the protection of confidential information, and requires strict adherence to all laws and regulations applicable to the conduct of our business. Aetna will disclose any amendments to the Code of Conduct, or waivers of the Code of Conduct relating to Aetna’s Directors, executive officers and principal financial and accounting officers or persons performing similar functions, on its website at www.aetna.com/governance within four business days following the date of any such amendment or waiver. To date, no waivers have been requested or granted.

Related Party Transaction Policy

Under Aetna’s Code of Conduct, the Board or an independent Committee reviews any potential conflicts between the Company and any Director or executive officer. In addition, the Board has adopted a written Related Party Transaction Policy (the “Policy”) which applies to Directors, executive officers, significant shareholders and their immediate family members (each a “Related Person”). Under the Policy, all transactions involving the Company in which a Related Person has a direct or indirect material interest must be reviewed and approved (1) by the Board or the Nominating Committee if involving a Director, (2) by the Board or the Audit Committee if involving an executive officer, or (3) by the full Board if involving a significant shareholder. The Board or appropriate Committee considers relevant facts and circumstances, which may include, without limitation, the commercial reasonableness of the terms, the benefit to the Company, opportunity costs of alternate transactions, the materiality and character of the Related Person’s direct or indirect interest, and the actual or apparent conflict of interest of the Related Person. A transaction may be approved if it is determined, in the Board’s or appropriate Committee’s reasonable business judgment, that the transaction is in, or not inconsistent with, the best interests of the Company and its shareholders, and considering the interests of other relevant constituents, when deemed appropriate. Determinations of materiality are made by the full Board or appropriate Committee, as applicable.

Board’s Role in the Oversight of Risk

The Company relies on its comprehensive enterprise risk management (“ERM”) process to aggregate, monitor, measure and manage risk. The ERM process is dynamic and ongoing. It is designed to identify the most important risks facing the Company as well as to prioritize those risks in the context of the Company’s overall strategy. The Company’s ERM team is led by the Company’s Chief Enterprise Risk Officer, who is also the Company’s Chief Financial Officer. In collaboration with the Audit Committee and the Board, the ERM team annually conducts a risk assessment of the Company’s businesses. All of our key business leaders are involved in the risk assessment. The risk assessment is presented to, and reviewed by, the Audit Committee and, after reflecting the Audit Committee’s views, the list of enterprise risks is then reviewed and approved by the full Board. As part of their reviews, the Audit Committee and the Board consider the internal governance structure for managing risks, and the Board assigns responsibility for ongoing oversight of each identified risk to a specific Committee of the Board or to the full Board. Discussions of assigned risks are then incorporated into the agenda for each Committee (or the Board) throughout the year. Risk management is ongoing, and the importance assigned to identified risks can change and new risks can emerge during the year as the Company develops and implements its strategy. Consequently, our Chief Enterprise Risk Officer, in consultation with the Chairman and Chief Executive Officer, monitors risk management and mitigation activities across the organization throughout the year and reports regularly to the Audit Committee and the Board concerning the Company’s risk management activities. The Audit Committee meets regularly in private sessions with the Company’s Chief Enterprise Risk Officer.

Board and Committee Membership; Committee Descriptions

Aetna’s Board oversees and guides the Company’s management and its business. Committees support the role of the Board on issues that are better addressed by a smaller, more focused subset of Directors.

The following table presents, as of March 26, 2010, the key standing Committees of the Board, the membership of such Committees and the number of times each such Committee met in 2009. Board Committee Charters adopted by the Board for each of the six Committees listed below are available at www.aetna.com/governance.

Board Committee
Nominating
			Compensation			Investment		and
			and			and	Medical	Corporate
Nominee/Director	Audit		Organization	Executive		Finance	Affairs	Governance

Frank M. Clark			X				X
Betsy Z. Cohen			X *	X		X
Molly J. Coye, M.D.						X	X
Roger N. Farah			X			X
Barbara Hackman Franklin			X	X				X *
Jeffrey E. Garten			X				X
Earl G. Graves	X			X				X
Gerald Greenwald				X		X *		X
Ellen M. Hancock	X							X
Richard J. Harrington	X					X
Edward J. Ludwig	X	*		X				X
Joseph P. Newhouse	X			X			X *
Ronald A. Williams				X	*	X

Number of Meetings in 2009	10		6	0		7	6	5

*	Committee Chairman

The functions and responsibilities of the key standing Committees of Aetna’s Board are described below.

•	Audit Committee. The Board has determined in its business judgment that all members of the Audit Committee meet the independence, financial literacy and expertise requirements for audit committee members set forth in the NYSE listing standards. Additionally, the Board has determined in its business judgment that each Audit Committee member, based on his or her background and experience (including that described in this Proxy Statement), has the requisite attributes of an “audit committee financial expert” as defined by the SEC. The Audit Committee assists the Board in its oversight of (1) the integrity of the financial statements of the Company, (2) the qualifications and independence of the Company’s independent registered public accounting firm (the “Independent Accountants”), (3) the performance of the Company’s internal audit function and the Independent Accountants, and (4) the compliance by the Company with legal and regulatory requirements. The Audit Committee periodically discusses management’s policies with respect to risk assessment and risk management, and periodically discusses with the Company’s independent registered public accounting firm, management and Internal Audit department significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Independent Accountants and any other accounting firm engaged to perform audit, review or attest services (including the resolution of any disagreements between management and any auditor regarding financial reporting). The Independent Accountants and any other such accounting firm report directly to the Audit Committee. The Audit Committee is empowered, to the extent it deems necessary or appropriate, to retain outside legal, accounting or other advisers having special competence as necessary to assist it in fulfilling its responsibilities and duties. The Audit Committee has available from the Company such funding as the Audit Committee determines for compensation to the Independent Accountants and any other accounting firm or other advisers engaged by the Audit Committee, and for the Audit Committee’s ordinary administrative expenses. The Audit Committee conducts an annual evaluation of its performance. For more information regarding the role, responsibilities and limitations of the Audit Committee, please refer to the Report of the Audit Committee beginning on page 72.

The Audit Committee can be confidentially contacted by employees and others wishing to raise concerns or complaints about the Company’s accounting, internal accounting controls or auditing matters by calling AlertLine®, an independent toll-free service, at 1-888-891-8910 (available seven days a week, 24 hours a day), or by writing to: Aetna Inc. Audit Committee, c/o Corporate Compliance, P.O. Box 370205, West Hartford, CT 06137-0205.

•	Committee on Compensation and Organization. The Board has determined in its business judgment that all members of the Compensation Committee meet the independence requirements set forth in the NYSE listing standards and in Aetna’s Director Independence Standards. The Compensation Committee is directly responsible for reviewing and approving the corporate goals and objectives relevant to Chief Executive Officer and other executive officer compensation; evaluating the Chief Executive Officer’s and other executive officers’ performance in light of those goals and objectives; and establishing the Chief Executive Officer’s and other executive officers’ compensation levels based on this evaluation. The Chief Executive Officer’s compensation is determined after reviewing the Chief Executive Officer’s performance and consulting with the nonmanagement Directors of the full Board. The Compensation Committee also evaluates and determines the compensation of the Company’s executive officers and oversees the compensation and benefit plans, policies and programs of the Company. The Compensation Committee consults with the Chief Executive Officer regarding the compensation of all executive officers other than the Chief Executive Officer, but the Compensation Committee does not delegate its authority with regard to these executive compensation decisions. The Compensation Committee also administers Aetna’s stock-based incentive plans and Aetna’s 2001 Annual Incentive Plan. The Compensation Committee reviews and makes recommendations, as appropriate, to the Board as to the development and succession plans for the senior management of the Company. The Committee conducts an annual evaluation of its performance.

The Compensation Committee has the authority to retain counsel and other experts or consultants as it may deem appropriate. The Compensation Committee has the sole authority to select, retain and terminate any consultant used to assist the Compensation Committee and has the sole authority to approve each consultant’s fees and other retention terms. In accordance with this authority, the Compensation Committee engages Frederic W. Cook & Co., Inc. (“Cook”) as an independent outside compensation consultant to advise the Compensation Committee on all matters related to Chief Executive Officer and other executive compensation. The Company may not engage Cook for any services other than in support of the Compensation Committee without the prior approval of the Chairman of the Compensation Committee. Cook also advises the Nominating Committee regarding Director compensation. The Company does not engage Cook for any services other than in support of these Committees. A representative of Cook attended five of the Compensation Committee’s meetings in 2009.

•	Executive Committee. This Committee is authorized to act on behalf of the full Board between regularly scheduled Board meetings, usually when timing is critical. The Executive Committee has the authority to retain counsel and other experts or consultants as it may deem appropriate.

•	Investment and Finance Committee. This Committee assists the Board in reviewing the Company’s investment policies, strategies, transactions and performance and in overseeing the Company’s capital and financial resources. The Investment and Finance Committee has the authority to retain counsel and other experts or consultants as it may deem appropriate. The Investment and Finance Committee conducts an annual evaluation of its performance.

•	Medical Affairs Committee. This Committee provides general oversight of Company policies and practices that relate to providing the Company’s members with access to cost-effective, quality health care. The Medical Affairs Committee has the authority to retain counsel and other experts or consultants as it may deem appropriate. The Medical Affairs Committee conducts an annual evaluation of its performance.

•	Nominating and Corporate Governance Committee. The Board has determined in its business judgment that all members of the Nominating Committee meet the independence requirements set forth in the NYSE listing standards and in Aetna’s Director Independence Standards. The Nominating Committee assists the Board in identifying individuals qualified to become Board members, consistent with criteria approved by the Board; oversees the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently; and identifies best practices and recommends to the Board corporate governance principles. Other specific duties and responsibilities of the Nominating Committee include: annually assessing the size and composition of the Board; annually reviewing and recommending Directors for continued service; reviewing the compensation of, and benefits for, Directors; recommending the retirement policy for Directors; coordinating and assisting the Board in recruiting new members to the Board; reviewing potential conflicts of interest or other issues arising out of other positions held or proposed to be held by, or any changes in circumstances of, a Director; recommending Board Committee assignments; overseeing the annual evaluation of the Board; conducting an annual performance evaluation of the Nominating Committee; conducting a preliminary review of Director independence and the financial literacy and expertise of Audit Committee members; and interpreting, as well as reviewing any proposed waiver of, Aetna’s Code of Conduct, the code of business conduct and ethics applicable to Directors. The Nominating Committee has the authority to retain counsel and other experts or consultants as it may deem appropriate. Further, the Nominating Committee has the sole authority to select, retain and terminate any search firm used to identify Director candidates and to approve the search firm’s fees and other retention terms.

The Board makes all Director compensation determinations after considering the recommendations of the Nominating Committee. In setting Director compensation, both the Nominating Committee and the Board review director compensation data obtained from Cook, but neither the Nominating Committee nor the Board delegates any Director compensation decision making authority. Cook advises the Nominating Committee regarding Director compensation.

Consideration of Director Nominees

•	Shareholder Nominees. The Nominating Committee will consider properly submitted shareholder nominations for candidates for membership on the Board as described on page 18 under “Director Qualifications” and “Identifying and Evaluating Nominees for Director.” Any shareholder nominations of candidates proposed for consideration by the Nominating Committee should include the nominee’s name and qualifications for Board membership, and otherwise comply with applicable rules and regulations, and should be addressed to:

Corporate Secretary
Aetna Inc.
151 Farmington Avenue, RC61
Hartford, CT 06156

In addition, Aetna’s By-Laws permit shareholders to nominate Directors for consideration at a meeting of shareholders at which one or more Directors are to be elected. For a description of the process for nominating Directors in accordance with Aetna’s By-Laws, see “CAN I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR’S ANNUAL MEETING OF SHAREHOLDERS OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?” on page 8.

•	Director Qualifications. The Nominating Committee Charter sets out the criteria weighed by the Committee in considering all Director candidates, including shareholder-identified candidates. The criteria are re-evaluated periodically and currently include: the relevance of the candidate’s experience to the business of the Company; enhancing the diversity of the Board; the candidate’s independence from conflict or direct economic relationship with the Company; and the candidate’s ability to attend Board meetings regularly and devote an appropriate amount of effort in preparation for those meetings. It also is expected that nonmanagement Directors nominated by the Board are individuals who possess a reputation and hold positions or affiliations befitting a director of a large publicly held company, and are actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community.

•	Diversity. The Nominating Committee believes that, in addition to the traditional concepts of diversity (e.g., gender, race and ethnicity), it also is important to achieve a diversity of knowledge, experience and capabilities on the Board that supports the Company’s strategic direction. The Nominating Committee and the Board believe that having a Board of Directors with a broad background of skills, perspectives, and experiences is crucial to enhancing the quality of Board decision making and governance. As a result, identifying Director candidates with diverse experiences, qualifications and skills that complement those already present on the Board has been and will continue to be central to the Committee’s Director nomination process. Although the Board does not have a formal diversity policy, our Directors come from many different fields, including, academia, technology, manufacturing, retail, service, not-for-profit and regulatory. We also currently have four women Directors and three African American Directors.

The specific experiences, qualifications, attributes and skills that the Nominating Committee and the Board believe each Nominee possesses are set forth below each Nominee’s biography beginning on page 19.

•	Identifying and Evaluating Nominees for Director. The Nominating Committee uses a variety of methods for identifying and evaluating nominees for Director. In recommending Director nominees to the Board, the Nominating Committee solicits candidate recommendations from its own members, other Directors and management. It also may engage the services and pay the fees of a professional search firm to assist it in identifying potential Director nominees. The Nominating Committee also reviews materials provided by professional search firms or other parties in connection with its consideration of nominees. The Nominating Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the Nominating Committee considers whether to fill those vacancies and, if applicable, considers various potential Director candidates. These candidates are evaluated against the current Director criteria at regular or special meetings of the Nominating Committee and may be considered at any point during the year. As described above, the Nominating Committee will consider properly submitted shareholder nominations for candidates for the Board. Following verification of the shareholder status of the person(s) proposing a candidate, a shareholder nominee will be considered by the Nominating Committee at a meeting of the Nominating Committee. If any materials are provided by a shareholder in connection with the nomination of a Director candidate, such materials are forwarded to the Nominating Committee.

The Board and the Nominating Committee each assessed the characteristics and performance of the individual Directors standing for election to the Board at the 2010 Annual Meeting against the foregoing criteria, and, to the extent applicable, considered the impact of any change in the principal occupations of all Directors during the last year. Upon completion of this evaluation process, the Nominating Committee reported to the full Board its conclusions and recommendations for nominations to the Board, and the Board nominated the 13 Director nominees named in this Proxy Statement based on that recommendation.

I.  Election of Directors

Aetna will nominate 13 individuals for election as Directors at the Annual Meeting (the “Nominees”). The terms of office for the Directors elected at this meeting will run until the next Annual Meeting and until their successors are duly elected and qualified. The Nominating Committee recommended the 13 Nominees for nomination by the full Board. Based on that recommendation, the Board nominated each of the Nominees for election at the Annual Meeting.

All Nominees are currently Directors of Aetna. The following pages list the names and ages of the Nominees as of the date of the Annual Meeting, the year each first became a Director of Aetna or one of its predecessors, the principal occupation of each Nominee as of March 26, 2010, the publicly traded company directorships and certain other directorships held by each Nominee for the past five years, a brief description of the business experience of each Nominee for at least the last five years, and the specific experience, qualifications, attributes and skills that each Nominee possesses. The specific experience, qualifications, attributes and skills listed below for each Nominee are in addition to the individual qualifications required for all nominees as outlined under “Director Qualifications” on page 18.

Each of the 13 individuals (or such lesser number if the Board has reduced the number of Directors to be elected at the Annual Meeting as described beginning on page 7 under “WHAT IF A DIRECTOR NOMINEE IS UNWILLING OR UNABLE TO SERVE?”) who receives more “for” votes than “against” votes cast at the Annual Meeting will be elected Directors. In addition, as described in more detail on page 10 under “Director Elections — Majority Voting Standard,” Aetna’s Corporate Governance Guidelines require any incumbent nominee for Director in an uncontested election who receives more “against” votes than “for” votes to promptly submit his or her resignation for consideration by the Nominating Committee. The Nominating Committee and the Board are then required to act on the resignation, in each case within a reasonable period of time.

The Board recommends a vote FOR each of the 13 Nominees. If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy card will be voted FOR the election of all 13 Nominees.

Nominees for Directorships

Director since 2006	Frank M. Clark, age 64, is Chairman and Chief Executive Officer of Commonwealth Edison Company (“ComEd”) (an electric energy distribution subsidiary of Exelon Corporation), a position he has held since November 2005. Mr. Clark served as President of ComEd from October 2001 to 2005 and served as Executive Vice President and Chief of Staff to the Exelon Corporation Chairman from 2004 to 2005. Since joining ComEd in 1966, Mr. Clark has risen steadily through the ranks, holding key leadership positions in operational and policy-related responsibilities, including regulatory and governmental affairs, customer service operations, marketing and sales, information technology, human resources and labor relations, and distribution support services. Mr. Clark is a director of Harris Financial Corporation (financial services) and Waste Management, Inc. (waste disposal services). Mr. Clark served as a director of Shore Bank from February 2004 to March 2005.

Experience, Qualifications, Attributes and Skills

Mr. Clark brings to the Board a broad background of senior leadership experience, gained from his over 40 years of service with ComEd and Exelon Corporation. He possesses significant management ability and business acumen. His current position as Chairman and CEO of ComEd gives Mr. Clark critical insights into the operational issues facing a large, public company. We believe that as an experienced manager in an intense customer service business, his knowledge of customer relations, marketing and human resources offers the Board important perspectives on similar issues affecting the Company. Mr. Clark possesses significant public company board experience and serves as a director of Waste Management, Inc. Mr. Clark also serves on two subsidiary boards of directors, ComEd and Harris Financial Corporation.

Director of Aetna or its predecessors since 1994	Betsy Z. Cohen, age 68, is Chairman and a trustee of RAIT Financial Trust (real estate investment trust), a position she assumed in August 1997. Until December 11, 2006, she also held the position of Chief Executive Officer. Since September 2000, she also has served as Chief Executive Officer of The Bancorp, Inc. (financial holding company) and its subsidiary, The Bancorp Bank (Internet banking and financial services), and served as Chairman of The Bancorp Bank from November 2003 to February 2004. From 1999 to 2000, Mrs. Cohen also served as a director of Hudson United Bancorp (holding company), the successor to JeffBanks, Inc., where she had been Chairman and Chief Executive Officer since its inception in 1981 and also served as Chairman and Chief Executive Officer of its subsidiaries, Jefferson Bank (which she founded in 1974) and Jefferson Bank New Jersey (which she founded in 1987) prior to JeffBanks’ merger with Hudson United Bancorp in December 1999. From 1985 until 1993, Mrs. Cohen was a director of First Union Corp. of Virginia (bank holding company) and its predecessor, Dominion Bankshares, Inc. In 1969, Mrs. Cohen co-founded a commercial law firm and served as a Senior Partner until 1984. Mrs. Cohen served as a director of Maine Merchant Bank LLC from 1997 to May 2005.

Experience, Qualifications, Attributes and Skills

Mrs. Cohen brings to the Board a broad and diverse background in the financial services industry, having founded and successfully led financial institutions both in the U.S. and abroad. We believe that she possesses extensive leadership and business management expertise focused on the financial industry, an important knowledge base for the Board. Her experience as Chairman and CEO of several institutions, including JeffBanks, Inc., one of Philadelphia’s largest financial institutions, positions her well to serve as the chair of our Committee on Compensation and Organization. Ms. Cohen has extensive financial and real estate investment expertise and has been recognized both nationally and internationally for her business acumen and leadership skills.

Director since 2005	Molly J. Coye, M.D., age 63, became a Senior Advisor with the Public Health Institute on January 1, 2010. Prior to assuming her current position, Dr. Coye served as President and Chief Executive Officer of CalRHIO (non-profit California health information exchange organization) and Chief Executive Officer of the Health Technology Center (non-profit education and research organization), which she founded in December 2000. Before that, Dr. Coye served in both the public and private sectors: Senior Vice President of the West Coast Office of The Lewin Group (consulting) from 1997 to December 2000; Executive Vice President, Strategic Development, of HealthDesk Corporation from 1996 to 1997; Senior Vice President, Clinical Operations, Good Samaritan Health Hospital from 1993 to 1996; Director of the California Department of Health Services from 1991 to 1993; Head of the Division of Public Health, Department of Health Policy and Management, Johns Hopkins School of Hygiene and Public Health from 1990 to 1991; Commissioner of Health of the New Jersey State Department of Health from 1986 to 1989; Special Advisor for Health and the Environment, State of New Jersey Office of the Governor from 1985 to 1986; and National Institute for Occupational Safety and Health Medical Investigative Officer from 1980 to 1985. She also is chair of PATH (non-profit research and development organization) and serves as an advisor to the Health Evolution Partners Innovation Network, a health-related investment fund. Dr. Coye also serves on the Board of Directors of Aetna Foundation, Inc.

Experience, Qualifications, Attributes and Skills

We believe that Dr. Coye brings to the Board significant clinical, health policy and health-related technology expertise. She has developed this expertise through over 30 years of service in the public and private health care sectors, where she has managed major research studies, led health technology initiatives and held several senior advisory roles. Her in-depth knowledge of innovative health information technology provides the Board with valuable insights into an area of growing importance to the Company.

Director since 2007	Roger N. Farah, age 57, has been President, Chief Operating Officer and a Director of Polo Ralph Lauren Corporation (lifestyle products) since April 2000. Prior to that, he served as Chairman of the Board of Venator Group, Inc. (now Foot Locker, Inc.) from December 1994 to April 2000, and as its Chief Executive Officer from December 1994 to August 1999. Mr. Farah served as President and Chief Operating Officer of R.H. Macy & Co., Inc. (retailing) from July 1994 to October 1994. From June 1991 to July 1994, he was Chairman and Chief Executive Officer of Federated Merchandising Services (retailing), the central buying and product development arm of Federated Department Stores, Inc. (retailing). From 1988 to 1991, Mr. Farah served as Chairman and Chief Executive Officer of Rich’s/Goldsmith’s Department Stores (retailing) and President of Rich’s/Goldsmith’s Department Stores from 1987 to 1988. He held a number of positions of increasing responsibility at Saks Fifth Avenue, Inc. (retailing) from 1975 to 1987. Mr. Farah is a director of The Progressive Corporation (auto insurance). He also served as a director of Toys “R” Us, Inc. from September 2001 to May 2006.

Experience, Qualifications, Attributes and Skills

We believe that Mr. Farah brings to the Board extensive business and leadership experience. He has strong marketing, brand management and consumer insights developed in his over 30 years of experience in the retail industry. His current position as chief operating officer of Polo Ralph Lauren Corporation gives Mr. Farah an important perspective on the complex financial and operational issues facing the Company. He also possesses significant public company experience as demonstrated by his past and current service on a number of public company boards, including Polo Ralph Lauren Corporation and The Progressive Corporation.

Director of Aetna or its predecessors from 1979 to 1992 and since 1993	Barbara Hackman Franklin, age 70, is President and Chief Executive Officer of Barbara Franklin Enterprises (private international consulting firm). From 1992 to 1993, she served as the 29th U.S. Secretary of Commerce. Prior to that appointment, Ms. Franklin was President and Chief Executive Officer of Franklin Associates (management consulting firm), which she founded in 1984. She has received the John J. McCloy Award for contributions to audit excellence, the Director of the Year Award from the National Association of Corporate Directors, an Outstanding Director Award from the Outstanding Director Exchange, and was named by Directorship Magazine as one of the 100 most influential people in governance. Ms. Franklin was Senior Fellow of The Wharton School of Business from 1979 to 1988, an original Commissioner and Vice Chair of the U.S. Consumer Product Safety Commission from 1973 to 1979, and a Staff Assistant to the President of the United States from 1971 to 1973. Earlier, she was an executive at Citibank and the Singer Company. Ms. Franklin is a director of The Dow Chemical Company (chemicals, plastics and agricultural products) and is also a director or trustee of three funds in the American Funds family of mutual funds and a director of J.P. Morgan Value Opportunities Fund. She is Chairman of the National Association of Corporate Directors, Chairman Emerita of the Economic Club of New York, a director of the US-China Business Council, and the Atlantic Council. Ms. Franklin is a regular commentator on the PBS Nightly Business Report. Ms. Franklin served as a director of MedImmune, Inc. from November 1995 to June 2007, GenVec, Inc. from October 2002 to April 2007, and Milacron Inc. from July 1996 to May 2005.

Experience, Qualifications, Attributes and Skills

We believe that Ms. Franklin brings to the Board a wealth of business and leadership experience from her private and public sector accomplishments over more than 40 years. She is a recognized expert on corporate governance, auditing and financial reporting matters whose expertise has helped the Board navigate the changing governance landscape. Her extensive, senior-level government service (Cabinet, regulatory commission, White House) provides the Board with unique perspectives into the political, regulatory, and international environment affecting the Company. Ms. Franklin also possesses significant public company experience as demonstrated by her past service on fourteen public company boards, including Dow Chemical and Aetna Inc. She has served as a presiding director and the chair of audit, ethics and governance committees. Her experience positions her well to serve as chair of our Nominating and Corporate Governance Committee.

Director of Aetna or its predecessors since 2000	Jeffrey E. Garten, age 63, is the Juan Trippe Professor in the Practice of International Trade, Finance and Business at Yale University since July 1, 2005, having served as the Dean of the Yale School of Management since 1995. He also is Chairman of Garten Rothkopf (global consulting firm), a position he assumed in October 2005. Mr. Garten held senior posts on the White House staff and at the U.S. Department of State from 1973 to 1979. He joined Shearson Lehman Brothers (investment banking) in 1979 and served as Managing Director from 1984 to 1987. In 1987, Mr. Garten founded Eliot Group, Inc. (investment banking) and served as President until 1990, when he became Managing Director of The Blackstone Group (private merchant bank). From 1992 to 1993, Mr. Garten was Professor of Finance and Economics at Columbia University’s Graduate School of Business. He was appointed U.S. Under Secretary of Commerce for International Trade in 1993 and served in that position until 1995. Mr. Garten is a director of CarMax, Inc. (automotive retailer) and is also a director of 13 Credit Suisse mutual funds. He is the author of A Cold Peace: America, Japan, Germany and the Struggle for Supremacy; The Big Ten: Big Emerging Markets and How They Will Change Our Lives; The Mind of the CEO; and The Politics of Fortune: A New Agenda for Business Leaders. Mr. Garten is a director of The Conference Board and the International Rescue Committee. He also serves on the Board of Directors of Aetna Foundation, Inc. Mr. Garten served as a director of Alcan Inc. from February 2007 to November 2007 and Calpine Corporation from January 1997 to September 2005.

Experience, Qualifications, Attributes and Skills

We believe that Mr. Garten brings to the Board extensive experience in global investment banking and many years of government service during which he held senior policy positions that focused on trade and investment. His background includes work with corporations in the United States and abroad, Congress, regulatory agencies and foreign governments. He possesses significant business and leadership experience as the former Dean of the Yale School of Management and as a current principal of Garten Rothkopf, an international consulting firm. Mr. Garten is a recognized expert on finance and international trade, and has written extensively on leadership, the relationship between business and government and the challenges of operating in a global marketplace. His experience leading a national working group on accounting standards and as a former advisor to the Public Company Accounting Oversight Board provides him with a thorough understanding of accounting issues. Mr. Garten also possesses significant public company experience as demonstrated by his service on the boards of CarMax and previously Calpine Corporation, among others.

Director of Aetna or its predecessors since 1994	Earl G. Graves, Sr., age 75, is Chairman of Earl G. Graves, Ltd. (a multimedia company with properties in television, radio, events, digital media and the Internet), having served as Chairman and Chief Executive Officer since 1972. He is the Managing Partner of Graves Ventures, Inc. and also the Publisher of Black Enterprise magazine, which he founded in 1970. Additionally, since 1998, Mr. Graves has been a Managing Director of Black Enterprise/Greenwich Street Corporate Growth Partners, L.P. Mr. Graves is a trustee of Howard University, a member of the Executive Board and Executive Committee of the National Office of the Boy Scouts of America and a Fellow of the American Academy of Arts & Sciences. He also serves on the Board of Directors of Aetna Foundation, Inc. and the Black Enterprise B.R.I.D.G.E. Foundation. Mr. Graves has worked to foster the growth of a vibrant African American business community. He is the author of the New York Times bestseller How to Succeed in Business without Being White and is the recipient of more than 60 honorary degrees and numerous awards for his business success and civic contributions. Mr. Graves was named by Fortune Magazine as one of the 50 most powerful and influential African Americans in corporate America and is the subject of an exhibit in The National Great Blacks in Wax Museum in Baltimore, Maryland. In 1990, Mr. Graves was awarded the 84th NAACP Spingarn Medal, the highest achievement award for African Americans. In 1995, his alma mater, Morgan State University, renamed its business school the Earl G. Graves School of Business and Management. In August 2006, Mr. Graves received the Lifetime Achievement Award from the National Association of Black Journalists for his contributions to the field of journalism and the publishing industry. In 2006, civil rights activist and founding Black Enterprise Board of Advisors member Julian Bond interviewed Graves for “An Evening with Earl Graves,” a program produced for The HistoryMakers that aired on the PBS network in February 2007. On April 26, 2007, Mr. Graves was inducted into the Junior Achievement Worldwide U.S. Business Hall of Fame for his outstanding contributions to free enterprise and to society. Mr. Graves served as a director of AMR Corp. and American Airlines from April 1995 to March 2008, Federated Department Stores from May 1994 to July 2005, and Rohm and Haas Company from 1984 to May 2005. Mr. Graves served as a member of the Supervisory Board of DaimlerChrysler AG from 2001 to 2007, having served as a director of its predecessor, Chrysler Corporation and as Chairman of Pepsi African American Advisory Board from 1999 to 2008.

Experience, Qualifications, Attributes and Skills

Mr. Graves brings to the Board a distinguished career in the communications business, highlighted by his entrepreneurial business and professional experiences. We believe that Mr. Graves is an established leader in encouraging business growth, with strong marketing, consumer and brand insights developed over 35 years. Mr. Graves possesses significant public company board experience as demonstrated by his past service on numerous boards, including American Airlines and Chrysler Corporation, among others.

Director of Aetna or its predecessors since 1993	Gerald Greenwald, age 74, is a founding principal of the Greenbriar Equity Group (invests in the global transportation industry). Mr. Greenwald retired in July 1999 as Chairman and Chief Executive Officer of UAL Corporation and United Airlines (UAL), its principal subsidiary, having served in those positions since July 1994. Mr. Greenwald held various executive positions with Chrysler Corporation (automotive manufacturer) from 1979 to 1990, serving as Vice Chairman of the Board from 1989 to May 1990 and as Chairman of Chrysler Motors from 1985 to 1988. In 1990, Mr. Greenwald was selected to serve as Chief Executive Officer of United Employee Acquisition Corporation in connection with the proposed 1990 employee acquisition of UAL. From 1991 to 1992, he was a Managing Director of Dillon Read & Co., Inc. (investment banking) and, from 1992 to 1993, he was President and Deputy Chief Executive Officer of Olympia & York Developments Ltd. (Canadian real estate company). Mr. Greenwald then served as Chairman and Managing Director of Tatra Truck Company (truck manufacturer in the Czech Republic) from 1993 to 1994. He also is a trustee of the Aspen Institute and a member of an Advisory Council of The RAND Corporation. Mr. Greenwald served as a director of Internet Brands, Inc. from September 1999 to May 2008, Sentigen Holding Corporation from June 2001 to December 2006, and Calpine Corporation from July 2001 to December 2005.

Experience, Qualifications, Attributes and Skills

We believe that Mr. Greenwald brings to the Board extensive financial and management experience obtained through over 30 years of business experience, primarily in the transportation industries. His experience leading several major public companies gives him important knowledge and insight into the complex issues facing the Company, in particular on the operational, financial and corporate governance fronts. These experiences provide Mr. Greenwald with a thorough understanding of and appreciation for the role of the Board and position him well to serve as our Presiding Director and Chair of our Investment and Finance Committee. Mr. Greenwald also possesses significant public company board experience as demonstrated by his past service on the boards of Reynolds Metals Company, Time Warner Inc. and Honeywell International Inc., among others.

Director of Aetna or its predecessors since 1995	Ellen M. Hancock, age 67, served as the President of Jazz Technologies, Inc. and President and Chief Operating Officer of its predecessor, Acquicor Technology Inc., from August 2005 to June 2007. Prior to its merger with Jazz Semiconductor, Inc., a wafer foundry, in February 2007, Jazz Technologies (then known as Acquicor) was a blank check company formed for the purpose of acquiring businesses in the technology, multimedia and networking sector. Mrs. Hancock previously served as Chairman of the Board and Chief Executive Officer of Exodus Communications, Inc. (Internet system and network management services). She joined Exodus in March 1998 and served as Chairman from June 2000 to September 2001, Chief Executive Officer from September 1998 to September 2001, and President from March 1998 to June 2000. Mrs. Hancock held various staff, managerial and executive positions at International Business Machines Corporation (information-handling systems, equipment and services) from 1966 to 1995. She became a Vice President of IBM in 1985 and served as President, Communication Products Division, from 1986 to 1988, when she was named General Manager, Networking Systems. Mrs. Hancock was elected an IBM Senior Vice President in November 1992, and in 1993 was appointed Senior Vice President and Group Executive, which position she held until February 1995. Mrs. Hancock served as an Executive Vice President and Chief Operating Officer of National Semiconductor Corporation (semiconductors) from September 1995 to May 1996, and served as Executive Vice President for Research and Development and Chief Technology Officer of Apple Computer, Inc. (personal computers) from July 1996 to July 1997. Mrs. Hancock is a director of Colgate-Palmolive Company (consumer products). Mrs. Hancock served as a director of Watchguard Technologies, Inc. from April 2003 to May 2006, Electronic Data Systems Corporation from February 2004 to August 2008, and Acquicor Technology, Inc. from February 2006 to June 2007.

Experience, Qualifications, Attributes and Skills

We believe that Mrs. Hancock brings to the Board highly relevant experience in the field of information technology and consumer products, where she has held senior leadership positions and also led a start-up company. Her technology background provides the Board with an important perspective on the health technology challenges and opportunities of the Company. Mrs. Hancock also has significant public company experience as demonstrated by her service as a director of Colgate-Palmolive Company and prior service with Electronic Data Systems, among others.

Director since 2008	Richard J. Harrington, age 63, served as President and Chief Executive Officer of The Thomson Corporation (business technology and integrated information solutions) prior to its acquisition by Reuters Group PLC in April 2008. From April 2008 to October 2009, he served as Chairman of the Thomson Reuters Foundation. He currently serves as Chairman of The Cue Ball Group (a venture capital firm). Mr. Harrington held a number of senior leadership positions within Thomson since 1982, including CEO of Thomson Newspapers, and CEO of Thomson Professional Publishing. Mr. Harrington began his professional career with Arthur Young & Co. (public accounting firm) in 1972, where he became a licensed certified public accountant. In 2002, he was presented an Honorary Doctorate of Laws from University of Rhode Island. In 2007, he received the “Legend in Leadership” award from the Yale University Chief Executive Leadership Institute; the “CEO of the Year” award from the Executive Council, and the “Man of the Year” award from the National Executive Council for his many philanthropic activities. Mr. Harrington is a director of Xerox Corporation (document management, technology and service enterprise). He is also a director of Milliken & Co. and the University of Rhode Island Foundation.

Experience, Qualifications, Attributes and Skills

We believe that Mr. Harrington brings to the Board the skills and insights of a seasoned business leader with over 25 years’ experience in the business technology and information solutions area. He has strategic vision and leadership expertise, and led Thomson Corporation at the time of its merger with Reuters Group PLC. Mr. Harrington’s experience in change management and strategic differentiation give the Board a unique perspective on these important issues. Mr. Harrington, who has worked as a certified public accountant, also chairs the audit committee of Xerox Corporation, a public company. These experiences enhance his role as a member of the Audit Committee.

Director since 2003	Edward J. Ludwig, age 59, serves as Chairman of the Board and Chief Executive Officer of Becton, Dickinson and Company (“BD”) (global medical technology company). He was elected Chairman of the Board in February 2002, Chief Executive Officer in January 2000 and served as President from May 1999 to December 31, 2008. Mr. Ludwig joined BD as a Senior Financial Analyst in 1979. Prior to joining BD, Mr. Ludwig served as a senior auditor with Coopers and Lybrand (now PricewaterhouseCoopers) and as a financial and strategic analyst at Kidde, Inc. He is a member of the Board of Trustees of the College of the Holy Cross and is a member and past Chair of the Health Advisory Board for the Johns Hopkins Bloomberg School of Public Health. He also chairs the Advisory Board of the Hackensack (NJ) University Medical Center and is a Board member and past Chair of Advanced Medical Technology Association (AdvaMed).

Experience, Qualifications, Attributes and Skills

We believe that Mr. Ludwig brings to the Board significant executive-level leadership experience and business expertise. His more than 30 years of experience in the field of medical technology give Mr. Ludwig a unique perspective on the Company’s strategy. As an active CEO, Mr. Ludwig brings a thorough appreciation of the strategic and operational issues facing a large public company in the health care industry. Mr. Ludwig served as chief financial officer of a Fortune 500 company and has worked as a certified public accountant. He offers the Board a deep understanding of financial, accounting and audit-related issues. This experience enhances his role as Chair of the Audit Committee.

Director since 2001	Joseph P. Newhouse, age 68, is the John D. MacArthur Professor of Health Policy and Management at Harvard University, a position he assumed in 1988. At Harvard, he also is the Director of the Division of Health Policy Research and Education, the Director of the Interfaculty Initiative on Health Policy, Chair of the Committee on Higher Degrees in Health Policy and a member of the faculties of the John F. Kennedy School of Government, the Harvard Medical School, the Harvard School of Public Health and the Faculty of Arts and Sciences. Prior to joining Harvard, Dr. Newhouse held various positions at The RAND Corporation from 1968 to 1988, serving as a faculty member of the RAND Graduate School from 1972 to 1988, as Deputy Program Manager for Health Sciences Research from 1971 to 1988, Senior Staff Economist from 1972 to 1981, Head of the Economics Department from 1981 to 1985 and as a Senior Corporate Fellow from 1985 to 1988. Dr. Newhouse is the Editor of the Journal of Health Economics, which he founded in 1981. He is a Faculty Research Associate of the National Bureau of Economic Research, a member of the Institute of Medicine of the National Academy of Sciences, a member of the New England Journal of Medicine Editorial Board, a fellow of the American Academy of Arts and Sciences, and a director of the National Committee for Quality Assurance. Dr. Newhouse is the author of Free for All: Lessons from the RAND Health Insurance Experiment and Pricing the Priceless: A Health Care Conundrum. He also serves on the Board of Directors of Aetna Foundation, Inc.

Experience, Qualifications, Attributes and Skills

We believe that Dr. Newhouse’s over 40 years of experience in the health policy arena significantly enhances the Board’s understanding of health policy issues, which is particularly important in the current public policy reform environment. He has written extensively on U.S. health policy matters, and he is a highly-regarded expert in economics and business. Dr. Newhouse’s expertise in health policy and health care financing has enhanced the Board’s understanding of these issues and positions him well to serve as Chair of the Company’s Medical Affairs Committee.

Director since 2002	Ronald A. Williams, age 60, is Chairman and Chief Executive Officer of Aetna. He was elected Chairman of Aetna on October 1, 2006, and Chief Executive Officer on February 14, 2006, having served as President of the Company from May 27, 2002 until July 24, 2007 and as Executive Vice President and Chief of Health Operations from March 15, 2001 until his appointment as President. Mr. Williams is a director of American Express Company (financial services), chairman and chief financial officer of the Council for Affordable Quality Healthcare, vice chairman of The Business Council and is a trustee of The Conference Board and the Connecticut Science Center Board. Mr. Williams also serves on the Massachusetts Institute of Technology North America Executive Board and is a member of MIT’s Alfred P. Sloan Management Society. He also is a member of the Business Roundtable, the International Federation of Health Plans, the Healthcare Leadership Council and the National Intelligence Senior Advisory Group. Mr. Williams served as a director of Lucent Technologies, Inc. from October 2003 to November 2006.

Experience, Qualifications, Attributes and Skills

We believe that Mr. Williams brings to his position as Chairman and CEO extensive health care industry expertise, with over 25 years in the health care business. He has strong leadership skills and business experience, demonstrated as President and then Chairman and CEO of Aetna and in several prior executive-level positions. He is a well-recognized leader in the health care industry and possesses deep insights into health care issues as well as broad knowledge and appreciation of public policy issues affecting the Company. Mr. Williams also possesses significant public company experience as demonstrated by his service on the boards of Aetna Inc., American Express Company and, previously, Lucent Technologies, Inc.

Director Compensation Philosophy and Elements

Each year, the Nominating and Corporate Governance Committee of Aetna’s Board of Directors reviews compensation for nonmanagement Directors and makes recommendations regarding the prospective level and composition of Director compensation to the full Board of Directors for its approval.

The Nominating Committee’s goal is to develop a compensation program that:

•	Attracts and retains qualified Directors;

•	Recognizes Directors’ critical contributions; and

•	Aligns, through the offering of stock-based compensation, the interests of Aetna’s Directors with the long-term interests of our shareholders.

As part of their review, the Nominating Committee and the Board consider, among other factors, the Director compensation practices at a comparative group of public companies (the “comparative group”), based on market comparison studies prepared by an outside consultant, Frederic W. Cook & Co., Inc. (“Cook”). Cook also serves as the compensation consultant to the Committee on Compensation and Organization, as described on page 16.

The primary elements of Aetna’s Director compensation program are annual cash retainer fees and annual restricted stock unit awards. Directors also receive certain benefits. Directors who are officers of Aetna receive no additional compensation for membership on the Board or any of its Committees. In 2009, the Presiding Director received no additional compensation for his service as Presiding Director.

Director Stock Ownership Guidelines

The Board has established Director Stock Ownership Guidelines under which each nonmanagement Director is required to own, within five years of joining the Board, shares of Common Stock or stock units having a dollar value equal to $400,000. As of March 19, 2010, all of Aetna’s nonmanagement Directors are in compliance with these guidelines.

Aetna’s Code of Conduct prohibits Directors from engaging in hedging strategies using puts, calls or other types of derivative securities based on the value of the Common Stock.

2009 Nonmanagement Director Compensation

For 2009, Director compensation for Aetna’s nonmanagement Directors approximated the median level paid to nonmanagement directors in the prior year in the comparative group.

The 2009 comparative group is a blend of:

•	Public health care companies consisting of Assurant, Inc., CIGNA Corporation, Coventry Health Care, Inc., Health Net, Inc., Humana Inc., UnitedHealth Group Incorporated and WellPoint, Inc.;

•	The 2008 Frederic W. Cook & Co., Inc. Non-Employee Director Compensation Report of the 100 largest New York Stock Exchange companies; and

•	The NACD 2007/2008 Director Compensation Report for companies with revenues greater than $10 billion.

Details regarding retainer fees for Board and Committee service are set forth in footnote 1 to the 2009 Director Compensation Table on page 33.

The 2009 Director Compensation Table sets forth for 2009 the total compensation of each of the Directors. Actual compensation for any Director, and amounts shown in the 2009 Director Compensation Table, may vary by Director due to the Committees on which a Director serves and other factors described in footnote 3 to the 2009 Director Compensation Table on page 34.

2009 Director Compensation Table

	Fees Earned
	or Paid	Stock	All Other
	in Cash	Awards	Compensation	Total
Name	(1)	(2)	(3)	(4)

Frank M. Clark	$59,000	$160,011	$20,285	$239,296
Betsy Z. Cohen	68,000	160,011	13,583	241,594
Molly J. Coye, M.D.	58,000	160,011	22,885	240,896
Roger N. Farah	59,000	160,011	12,071	231,082
Barbara Hackman Franklin	69,000	160,011	13,583	242,594
Jeffrey E. Garten	59,000	160,011	17,485	236,496
Earl G. Graves	66,500	160,011	15,005	241,516
Gerald Greenwald	67,000	160,011	25,005	252,016
Ellen M. Hancock	62,500	160,011	13,583	236,094
Richard J. Harrington	61,500	160,011	13,190	234,701
Edward J. Ludwig	74,000	160,011	24,071	258,082
Joseph P. Newhouse	69,500	160,011	13,983	243,494

(1)	The amounts shown in this column may include cash compensation that was deferred by Directors during 2009 under the Aetna Inc. Non-Employee Director Compensation Plan. See “Additional Director Compensation Information” beginning on page 34 for a discussion of Director compensation deferrals. Amounts in this column consist of one or more of the following:

Fees Earned
or Paid
Activity	in Cash

Annual Retainer Fee	$50,000
Chairman of the Audit Committee	15,000
Membership on the Audit Committee	7,500
Chairman of the Committee on Compensation and Organization	10,000
Membership on the Committee on Compensation and Organization	5,000
Chairman of the Nominating and Corporate Governance Committee	10,000
Membership on the Nominating and Corporate Governance Committee	5,000
Chairman of the Investment and Finance Committee	8,000
Chairman of the Medical Affairs Committee	8,000
Committee Membership (except as set forth above) (other than the Chairs)	4,000

(2)	Amounts shown in this column represent the full grant date fair value for restricted stock units (“RSUs”) granted in 2009. On May 29, 2009, Aetna granted each nonmanagement Director then in office 5,975 RSUs. The full grant date fair value is calculated by multiplying the number of units granted times the closing price of our Common Stock on the date of grant. See “Additional Director Compensation Information” beginning on page 34 for a discussion of various stock unit awards and their respective deferrals.

As of December 31, 2009, the number of outstanding stock awards, consisting solely of RSUs, held by each Director was as follows: Frank M. Clark, 3,452; Betsy Z. Cohen, 3,452; Molly J. Coye, M.D., 3,452; Roger N. Farah, 2,988; Barbara Hackman Franklin, 3,452; Jeffrey E. Garten, 3,452; Earl G. Graves, 3,452; Gerald Greenwald, 3,452; Ellen M. Hancock, 3,452; Richard J. Harrington, 2,988; Edward J. Ludwig, 3,452; and Joseph P. Newhouse, 3,452. Refer to the Beneficial Ownership Table on page 38 for more information on Director holdings of the Common Stock.

(3)	All Other Compensation consists of the items in the following table. See “Additional Director Compensation Information” below for a discussion of certain components of All Other Compensation.

	Group Life Insurance and Business		Matching
	Travel Accident Insurance	Charitable Award	Charitable
	Premiums	Program(a)	Donations(b)	Total

Frank M. Clark	$1,190	$11,295	$7,800	$20,285
Betsy Z. Cohen	2,288	11,295	0	13,583
Molly J. Coye, M.D.	1,190	11,295	10,400	22,885
Roger N. Farah	776	11,295	0	12,071
Barbara Hackman Franklin	2,288	11,295	0	13,583
Jeffrey E. Garten	1,190	11,295	5,000	17,485
Earl G. Graves	3,710	11,295	0	15,005
Gerald Greenwald	3,710	11,295	10,000	25,005
Ellen M. Hancock	2,288	11,295	0	13,583
Richard J. Harrington	1,190	0	12,000	13,190
Edward J. Ludwig	776	11,295	12,000	24,071
Joseph P. Newhouse	2,288	11,295	400	13,983

(a)	Refer to “Director Charitable Award Program” beginning on page 35 for information about the Charitable Award Program, which was discontinued for any new Director joining the Board after January 25, 2008. Amounts shown are pre-tax, and do not reflect the anticipated tax benefit to the Company from the charitable contributions under the Charitable Award Program. Directors derive no personal financial or tax benefit from the program.

(b)	These amounts represent matching contributions made by the Aetna Foundation, Inc. pursuant to Aetna’s charitable giving programs, which facilitate contributions by eligible persons toward charitable organizations. Under these programs, the Aetna Foundation, Inc. provides a match (100% in 2009) of contributions up to $10,000 per person per program year during the Company’s annual Giving Campaign, and provides a prorated match (40% in 2009) of contributions up to $5,000 per person per program year at any other time during the calendar year. Amounts shown are pre-tax. These programs are available on the same basis to all Directors and full-time and part-time employees. Directors derive no personal financial or tax benefit from these programs.

(4)	The Company has not granted stock appreciation rights (“SARs”) to nonmanagement Directors and has not granted stock options to nonmanagement Directors since 2004. Therefore, no amount associated with SARs or stock options is included in this column. As of December 31, 2009, the only outstanding options held by Directors were as follows: Betsy Z. Cohen, 55,200; Earl G. Graves, 55,200; Ellen M. Hancock, 26,735; Edward J. Ludwig, 14,000; and Joseph P. Newhouse, 35,068.

Additional Director Compensation Information

Director Deferrals

The amounts shown in the “Fees Earned or Paid in Cash” and “Stock Awards” columns of the 2009 Director Compensation Table include amounts that were deferred by Directors during 2009 under the Aetna Inc. Non-Employee Director Compensation Plan (the “Director Plan” or the “2000 Non-Employee Director Compensation Plan”). Under the Director Plan, nonmanagement Directors may defer payment of some or all of their annual retainer fees, dividend equivalents paid on stock units and vested RSUs to an unfunded stock unit account or unfunded interest account until after they have resigned or retired (as defined in the Director Plan) from the Board or elect to diversify their stock unit holdings as described below.

During the period of deferral, amounts deferred to the stock unit account track the value of the Common Stock and earn dividend equivalents. During the period of deferral, amounts deferred to the interest account accrue interest pursuant to a formula equal to the rate of interest paid from time to time under the fixed interest rate fund option of the 401(k) Plan (4.1% per year for the period January to June 2010).

Under the Director Plan, beginning at age 68, Directors are allowed to make an annual election to diversify up to 100% of their voluntary deferrals into the stock unit account out of stock units and into an interest account. During 2009, no Directors made such a diversification election. Directors who make a diversification election remain subject to the Board’s Director Stock Ownership Guidelines.

Stock Unit and Restricted Stock Unit Awards

Pursuant to the Director Plan, nonmanagement Directors, upon their initial election to the Board, receive a one-time grant of deferred stock units (“Initial Units”) convertible upon retirement from Board service into 6,000 shares of the Common Stock. Generally, to become fully vested in the Initial Units, a Director must complete three years of service following the grant. If service is sooner terminated by reason of death, disability, retirement or acceptance of a position in government service, a Director is entitled to receive the full grant if the Director has completed a minimum of six consecutive months of service as a Director from the date of grant.

A Director’s right with respect to unvested units also will vest upon a change-in-control of Aetna (as defined in the Director Plan). If a Director terminates Board service prior to completion of one year of service from the grant date of any Initial Units that have not otherwise vested under the terms of the Director Plan, the Director will be entitled to receive a pro rata portion of the award. Although Directors receive dividend equivalents on the deferred stock units, they have no voting rights with respect to the units granted. The deferred stock units granted are not transferable.

On May 29, 2009, Aetna granted each nonmanagement Director then in office 5,975 RSUs under the Director Plan. The full grant date fair value of these RSUs was $160,011. The RSUs vest in quarterly increments over a one-year period beginning May 29, 2009, and are payable at the end of the one-year period in shares of the Common Stock or can be deferred under the Director Plan to a stock unit account or an interest account as described above. The RSUs granted to a nonmanagement Director will vest immediately if the Director ceases to be a Director because of death, disability, retirement or acceptance of a position in government service. All RSUs granted to nonmanagement Directors also will vest upon a change-in-control of Aetna (as defined in the Director Plan).

Director Charitable Award Program

Prior to January 26, 2008, Aetna maintained a Director Charitable Award Program (the “Program”) for nonmanagement Directors serving on the Board. After a review of the Program and competitive practices, the Board decided to close the Program, and any Director who first joins the Board after January 25, 2008 will not be eligible to participate. However, to recognize pre-existing commitments, the Program remains in place for Directors serving prior to that date. Under the Program, Aetna will make a charitable contribution of $1 million in ten equal annual installments allocated among up to five charitable organizations recommended by a participating Director once they reach age 72. For Mr. Farah, who joined the Board in 2007, contributions would occur once he reaches age 75. The Program may be funded indirectly by life insurance on the lives of the participating Directors. Mr. Harrington is not eligible to participate in the Program because he joined the Board after the Program closed to new Directors.

Beneficiary organizations recommended by Directors must be, among other things, tax exempt under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”). Donations Aetna ultimately makes are expected to be deductible from taxable income for purposes of U.S. federal and other income taxes payable by Aetna. Directors derive no personal financial or tax benefit from the Program, since all insurance proceeds and charitable deductions accrue solely to Aetna.

The Charitable Award Program values included in footnote 3 to the 2009 Director Compensation Table on page 34 represent an estimate of the present value of the total annual economic net cost of the Program, pre-tax, for current and former Directors, allocated equally among the Directors still participating in the Program. The present value calculation considers estimates of (a) premiums paid on whole life insurance policies purchased with respect to certain of the Directors to fund part of the Program; (b) the expected future charitable contributions to be paid by Aetna on behalf of current and former Directors; (c) expenses associated with administering the Program; and (d) the expected future proceeds from such whole life insurance policies which are, in turn, based on expected mortality, as well as assumptions related to future investment returns of the policies. The discount rate applied in such present value calculation is 3.5%. The Program value decreased from the 2008 value primarily due to the additional funding that the Company contributed to the Program to ensure that no policies would lapse prior to benefit payment. This additional funding, coupled with the reduction in the discount rate, caused the net present value of future cash flows, which is used to value the cost of the Program, to be reduced in 2009.

Other Benefits

Aetna provides $150,000 of group life insurance and $100,000 of business travel accident insurance (which includes accidental death and dismemberment coverage) for its nonmanagement Directors. Optional medical, dental and long-term care coverage for nonmanagement Directors and their eligible dependents also is available to Directors at a cost similar to that charged to Aetna employees and may be continued into retirement by eligible Directors.

Aetna also reimburses nonmanagement Directors for the out-of-pocket expenses they incur that pertain to Board membership, including travel expenses incurred in connection with attending Board, Committee and shareholder meetings, and for other Aetna business-related expenses (including the business-related travel expenses of spouses if they are specifically invited to attend the event).

From time to time, Aetna also may transport Directors to and from Board meetings or Directors and their guests to and from other Aetna business functions on Company aircraft.

2010 Nonmanagement Director Compensation

Following a review with Cook, the Board set the value of cash and equity compensation for nonmanagement Directors for 2010 to be the same as their 2009 cash and equity compensation.

Certain Transactions and Relationships

Mrs. Hancock resigned as Chairman of the Board and Chief Executive Officer of Exodus Communications, Inc. on September 4, 2001. Exodus filed a voluntary petition under Chapter 11 of the federal bankruptcy laws on September 26, 2001.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors, our executive officers and certain other persons to file reports of holdings and transactions in our Common Stock with the SEC. Based on our records and other information, we believe that during our fiscal year ended December 31, 2009, our Directors and executive officers timely met all applicable SEC filing requirements, except that one late Form 4 was filed on behalf of Lonny Reisman, M.D., to report five separate purchases of Aetna stock by Dr. Reisman which collectively totaled 585 shares. These transactions were entered into on Dr. Reisman’s behalf by his broker and were reported by Dr. Reisman as soon as they were brought to his attention.

Security Ownership of Certain Beneficial Owners, Directors, Nominees and Executive Officers

The following table presents, as of December 31, 2009, the names of the only persons known to Aetna to be the beneficial owners of more than 5% of the outstanding shares of our Common Stock. The information set forth in the table below and in the related footnotes was furnished by the identified persons to the SEC.

Name and Address of	Amount and Nature
Beneficial Owner	of Beneficial Ownership	Percent

BlackRock, Inc.	34,563,343 shares(1)	8.02%
40 East 52nd Street New York, New York 10022

Capital World Investors	32,736,600 shares(2)	7.60%
333 South Hope Street Los Angeles, California 90071

State Street Corporation	25,600,965 shares(3)	5.94%
State Street Financial Center One Lincoln Street Boston, Massachusetts 02111

(1)	Of the reported shares of Common Stock, BlackRock, Inc. reports that it has sole voting and sole dispositive power with respect to 34,563,343 shares.

(2)	Of the reported shares of Common Stock, Capital World Investors reports that it has sole voting power with respect to 3,656,600 shares and sole dispositive power with respect to 32,736,600 shares.

(3)	Of the reported shares of Common Stock, State Street Corporation reports that it has shared voting and shared dispositive power with respect to 25,600,965 shares. Of the reported shares of the Common Stock, 10,182,755 shares are held by State Street in its capacity as the trustee of the 401(k) Plan.

Beneficial Ownership Table

The following table presents, as of March 19, 2010, the beneficial ownership of, and other interests in, shares of our Common Stock of each current Director, each Nominee, each executive officer named in the 2009 Summary Compensation Table on page 55, and Aetna’s Directors and executive officers as a group. The information set forth in the table below and in the related footnotes has been furnished by the respective persons.

	Amount and Nature of Beneficial Ownership

		Percent of	Common
Name of Beneficial	Common	Common	Stock
Owner and Position	Stock	Stock	Equivalents	Total

Frank M. Clark	1,000(1)	*	17,836(14)	18,836
(current Director and Nominee)
Betsy Z. Cohen	71,484(2)	*	69,899(14)	141,383
(current Director and Nominee)
Molly J. Coye, M.D.	3,642	*	19,572(14)	23,214
(current Director and Nominee)
Roger N. Farah	3,000	*	19,855(14)	22,855
(current Director and Nominee)
Barbara Hackman Franklin	21,623	*	45,691(14)	67,314
(current Director and Nominee)
Jeffrey E. Garten	8,148(3)	*	30,731(14)	38,879
(current Director and Nominee)
Earl G. Graves	57,200(2)	*	69,919(14)	127,119
(current Director and Nominee)
Gerald Greenwald	8,848(4)	*	60,351(14)	69,199
(current Director and Nominee)
Ellen M. Hancock	35,170(5)	*	109,110(14)	144,280
(current Director and Nominee)
Richard J. Harrington	414	*	14,962(14)	15,376
(current Director and Nominee)
Edward J. Ludwig	23,391(6)	*	34,645(14)	58,036
(current Director and Nominee)
Joseph P. Newhouse	37,068(7)	*	48,573(14)	85,641
(current Director and Nominee)
Ronald A. Williams	7,473,850(8)	1.70%	1,182,296(15)	8,656,146
(Chairman, Chief Executive Officer, current Director and Nominee)
Mark T. Bertolini	1,324,975(9)	*	392,918(16)	1,717,893
(named executive)
William J. Casazza	407,712(10)	*	111,035(17)	518,747
(named executive)
Lonny Reisman, M.D.	234,113(11)	*	63,542(18)	297,655
(named executive)
Joseph M. Zubretsky	524,572(12)	*	271,471(19)	796,043
(named executive)
Directors and executive officers as a group (18 persons)	10,439,474(13)	2.37%	2,687,043(20)	13,126,517

*  Less than 1%

Unless noted in the footnotes on page 39, each person currently has sole voting and investment powers over the shares set forth in the Beneficial Ownership Table. None of the shares reported are pledged as security.

Notes to Beneficial Ownership Table

(1)	Amounts shown represent the shares held jointly with his spouse, as to which Mr. Clark shares voting and investment powers.

(2)	Includes 55,200 shares that the Director has the right to acquire currently or within 60 days of March 19, 2010 upon the exercise of stock options.

(3)	Includes 7,684 shares held jointly with his spouse, as to which Mr. Garten shares voting and investment powers.

(4)	Includes 8,384 shares held by his spouse, as to which Mr. Greenwald has no voting or investment power.

(5)	Includes 26,735 shares that Mrs. Hancock has the right to acquire currently or within 60 days of March 19, 2010 upon the exercise of stock options. Also includes 8,035 shares held jointly with her spouse, as to which Mrs. Hancock shares voting and investment powers, and 400 shares held jointly by Mrs. Hancock’s spouse and step-daughter as to which Mrs. Hancock has no voting or investment power.

(6)	Includes 14,000 shares that Mr. Ludwig has the right to acquire currently or within 60 days of March 19, 2010 upon the exercise of stock options and 8,927 shares held jointly with his spouse, as to which Mr. Ludwig shares voting and investment powers.

(7)	Includes 35,068 shares that Dr. Newhouse has the right to acquire currently or within 60 days of March 19, 2010 upon the exercise of stock options and 2,000 shares held jointly with his spouse, as to which Dr. Newhouse shares voting and investment powers.

(8)	Includes 7,133,792 shares that Mr. Williams has the right to acquire currently or within 60 days of March 19, 2010 upon the exercise of stock options and SARs. Also includes 145,058 shares held by Mr. Williams; 126,052 shares in a family trust of which Mr. Williams and his spouse are the sole trustees and beneficiaries; 3,948 shares held in a 2002 Grantor Retained Annuity Trust of which Mr. Williams is the sole trustee; and 65,000 shares held in a 2008 Grantor Retained Annuity Trust of which Mr. Williams is the sole trustee.

(9)	Includes 1,232,063 shares that Mr. Bertolini has the right to acquire currently or within 60 days of March 19, 2010 upon the exercise of stock options and SARs; and 92,912 shares held by Mr. Bertolini.

(10)	Includes 354,770 shares that Mr. Casazza has the right to acquire currently or within 60 days of March 19, 2010 upon the exercise of stock options and SARs; 48,539 shares held by Mr. Casazza; 836 shares held in a custodial account for his children for which Mr. Casazza is the custodian and has sole voting and investment power; and 3,567 shares held under the 401(k) Plan by Mr. Casazza.

(11)	Includes 181,448 shares that Dr. Reisman has the right to acquire currently or within 60 days of March 19, 2010 upon the exercise of stock options and SARs; 49,585 shares held in a 2009 Grantor Retained Annuity Trust of which Dr. Reisman is the sole trustee; and 3,080 shares held by Dr. Reisman.

(12)	Includes 456,626 shares that Mr. Zubretsky has the right to acquire currently or within 60 days of March 19, 2010 upon the exercise of SARs; and 67,946 shares held by Mr. Zubretsky.

(13)	Directors and executive officers as a group have sole voting and investment power over 535,735 shares, share voting and investment power with respect to 158,216 shares (including 4,518 shares held under the 401(k) Plan) and have no voting or investment power over 8,784 shares. Also includes 9,736,739 shares that Directors and executive officers have the right to acquire currently or within 60 days of March 19, 2010 upon the exercise of stock options and SARs.

(14)	Includes stock units issued under the Director Plan and plans of Aetna’s predecessors, as applicable. Certain of the stock units are not vested — see “Stock Unit and Restricted Stock Unit Awards” on page 35. Stock units track the value of the Common Stock and earn dividend equivalents that may be reinvested, but do not have voting rights. Also includes RSUs granted to each nonmanagement Director under the Director Plan which are unvested, or vested but not yet payable, and are payable in shares of the Common Stock. Unvested RSUs do not earn dividend equivalents and have no voting rights.

(15)	Includes 605,699 vested deferred stock units which earn dividend equivalents that are reinvested in stock units. Stock units do not have voting rights. Also includes 133,915 performance stock units (“PSUs”) and 147,261 PSUs that may vest in February of 2011 and February of 2012, respectively, to the extent the Compensation Committee determines that the Company has met the applicable performance goal set at the time of grant. The PSUs do not earn dividend equivalents and have no voting rights. Also includes 295,421 market stock units (“MSUs”) that will vest on February 8, 2012 based on the weighted average closing price of our Common Stock for the thirty trading days prior to the vesting date. The MSUs do not earn dividend equivalents and have no voting rights.

(16)	Includes 171,287 RSUs which vest one third on August 13, 2010 and two-thirds on February 13, 2012. The RSUs do not earn dividend equivalents and have no voting rights. Also includes 51,386 PSUs and 56,507 PSUs that may vest in February of 2011 and February of 2012, respectively, to the extent the Compensation Committee determines that the Company has met the applicable performance goal set at the time of grant. The PSUs do not earn dividend equivalents and have no voting rights. Also includes 113,738 MSUs that will vest on February 8, 2012 based on the weighted average closing price of our Common Stock for the thirty trading days prior to the vesting date. The MSUs do not earn dividend equivalents and have no voting rights.

(17)	Includes 26,411 RSUs which vest in two substantially equal installments on March 10, 2011 and March 10, 2012. The RSUs do not earn dividend equivalents and have no voting rights. Also includes 19,621 PSUs and 21,576 PSUs that may vest in February of 2011 and February of 2012, respectively, to the extent the Compensation Committee determines that the Company has met the applicable performance goal set at the time of grant. The PSUs do not earn dividend equivalents and have no voting rights. Also includes 43,427 MSUs that will vest on February 8, 2012 based on the weighted average closing price of our Common Stock for the thirty trading days prior to the vesting date. The MSUs do not earn dividend equivalents and have no voting rights.

(18)	Includes 14,015 PSUs and 16,439 PSUs that may vest in February of 2011 and February of 2012, respectively, to the extent the Compensation Committee determines that the Company has met the applicable performance goal set at the time of grant. The PSUs do not earn dividend equivalents and have no voting rights. Also includes 33,088 MSUs that will vest on February 8, 2012 based on the weighted average closing price of our Common Stock for the thirty trading days prior to the vesting date. The MSUs do not earn dividend equivalents and have no voting rights.

(19)	Includes 118,344 RSUs which vest one third on August 13, 2010 and two-thirds on February 13, 2012. The RSUs do not earn dividend equivalents and have no voting rights. Also includes 35,503 PSUs and 39,042 PSUs that may vest in February of 2011 and February of 2012, respectively, to the extent the Compensation Committee determines that the Company has met the applicable performance goal set at the time of grant. The PSUs do not earn dividend equivalents and have no voting rights. Also includes 78,582 MSUs that will vest on February 8, 2012 based on the weighted average closing price of our Common Stock for the thirty trading days prior to the vesting date. The MSUs do not earn dividend equivalents and have no voting rights.

(20)	Includes 469,444 stock units issued to Directors, 71,700 unvested RSUs, or vested RSUs that are not yet payable, issued to Directors, 612,666 vested deferred stock units issued to Mr. Williams and 1,533,233 unvested RSUs and PSUs issued to executive officers as a group.

Compensation Discussion and Analysis

A.	2009 Financial Performance and Impact on 2009 Executive Compensation

The Company did not meet its 2009 financial goals. These financial results were reflected in the application of the compensation programs to the Company’s senior executives as follows:

•	Significant Reduction in Annual Bonus Payments. Our annual bonus plan, which is in part based on operating earnings per share, was funded at only 54.5% of target (down from 101.9% of target in 2008).

•	No payout under 2008-2009 Performance Stock Unit Program. The Performance Stock Units granted for the 2008-2009 period were cancelled without any payment because the two-year operating earnings per share performance goal was not met.

•	No Base Salary Increase. No Named Executive Officer received a base salary increase for 2009.

In addition, almost all (98%) of the stock options and stock appreciation rights awarded to Named Executive Officers between 2006 and 2009 had no intrinsic value as of December 31, 2009 because the grant prices exceeded the Company’s stock price.

However, the Company made major efforts to position itself for future enhanced profitability by working to reduce costs, continuing to invest in critical technologies and making every effort to retain top talent, amidst great uncertainties in the industry, by making restricted stock grants to a limited number of executives. Additionally, the Company undertook a significant effort to contribute its ideas, knowledge of the industry and executive time to advance meaningful reform of the health care system to address affordability and improve access to quality health care.

B.	Objectives of our Executive Compensation Program

An understanding of our executive compensation program begins with the program objectives. These include:

•	Aligning the interests of our executives and shareholders. We seek to align the interests of our executives with those of our shareholders through equity-based compensation and share ownership guidelines.

•	Linking rewards to performance. We seek to implement a pay-for-performance philosophy by tying a significant portion of our executives’ compensation to their achievement of financial and other goals that are linked to the Company’s business strategy and each executive’s contributions towards the achievement of those goals.

•	Offering competitive compensation. We seek to offer a compensation program that is competitive and that helps us attract, motivate and retain top performing executives in the highly competitive global market for health care professionals.

We continue to believe that a significant portion of executive compensation should be variable and based on defined performance goals and/or stock price change (i.e., “at risk”) which our program delivers in the form of equity and other performance-based awards. Based on information reported in our competitors’ 2009 proxy statements, Mr. Williams has more “at risk” compensation than the CEOs of our primary competitors. (The average amount of compensation “at risk” for the CEOs of our competitors was reported to be 87%).

The chart below shows the mix of target compensation opportunity for our CEO and for each of the Named Executive Officers.

We believe our emphasis on equity-based compensation aligns the interests of our executives with those of our shareholders.

C.	Summary of 2009 Compensation Decisions for our Named Executive Officers

Mr. Williams’ 2009 Compensation

		Change
	2009	from 2008

Salary(1)	$1,100,000	No change
Target Bonus	150% of base salary	No change
Actual Bonus	$900,000 54.5% of target	$(1,050,000) below 2008 actual bonus
Long-term Incentive Opportunity(2)	$14,300,000	No change
2008-2009 Performance Stock Unit Payout	$0	$(4,300,019) below 2008 grant value

(1)	Annual salary rate in effect on December 31, 2009.

(2)	Reflects estimated grant date fair value of Performance Stock Units ($4,300,000) and Stock Appreciation Rights ($10,000,000) on the date the awards were approved by the Compensation Committee.

Mr. Williams’ salary and target bonus percentage opportunity have remained unchanged since 2006. In addition, his 2009 long-term incentive opportunity was unchanged from 2008. After taking into account all elements of his compensation, the Compensation Committee continues to believe Mr. Williams’ compensation opportunity reflects an appropriate mix of fixed versus variable compensation. In reaching its decisions on Mr. Williams’ 2009 compensation, the Committee evaluated the Company’s performance against the Annual Bonus Plan (“ABP”) goals described in detail beginning on page 48 and made a subjective assessment of Mr. Williams’ individual performance. In addition, the Committee applied the program policies described on page 47. In determining Mr. Williams’ 2009 compensation, the Committee also consulted with the other non-management members of the Board.

The individual performance factors considered by the Committee and the Board consisted primarily of: Mr. Williams’ leadership of the Board of Directors; his successful efforts in strengthening critical partnerships and leadership in advocating for meaningful reform of the health care system; response to changing market conditions and development of Company strategy; international expansion; the advancement of clinical decision support technology; consumer transparency and health information partnerships. In addition, Mr. Williams continued to strengthen the stewardship of The Aetna Way, our core values and business ethics program, he raised the standard for excellence in employee engagement, and he implemented significant improvements in the Company’s talent development and succession planning processes. Under Mr. Williams’ leadership, the Company received several significant awards during 2009 including, FORTUNE Most Admired Company in Health Care, Black Enterprise 40 Best Companies for Diversity and CDHCSolutions CEO Leadership Award.

Mr. Williams’ 2009 compensation opportunity was set at approximately the 75th percentile of similarly positioned executives in the comparison group of companies reviewed by the Committee (the “Comparison Group”). The Committee views this positioning as appropriate in light of Mr. Williams’ extensive experience, strong leadership and individual performance results. Mr. Williams’ long-term incentive opportunity is higher than that of the other Named Executive Officers. Market pay for the CEO position, not different compensation policies, accounts for the difference, as does the Committee’s subjective review of Mr. Williams’ past performance and expected future contribution to the Company’s success.

Mr. Bertolini’s 2009 Compensation

		Change
	2009	from 2008

Salary(1)	$936,000	No change
Target Bonus	120% of base salary	No change
Actual Bonus	$612,144 54.5% of target	$(778,356) below 2008 actual bonus
Long-term Incentive Opportunity(2)	$5,500,000	$1,200,000
2008-2009 Performance Stock Unit Payout	$0	$(1,290,011) below 2008 grant value
2009 Retention Restricted Stock Unit Award(3)	$5,500,000	NA

(1)	Annual salary rate in effect on December 31, 2009.

(2)	Reflects estimated grant date fair value of Performance Stock Units ($1,650,000) and Stock Appreciation Rights ($3,850,000) on the date the awards were approved by the Compensation Committee.

(3)	Retention award of restricted stock units that vest over three years.

The Committee did not change Mr. Bertolini’s salary or target bonus percentage opportunity in 2009. In order to continue to focus attention on the long-term performance of the Company, the Committee did approve an increase in the value of his long-term incentive opportunity, rather than change any short-term annual targets or base salary amount. These long-term incentives will only be paid if: 1) certain performance metrics are achieved, and 2) if the stock price appreciates above the grant price. After taking into account all elements of compensation, the Committee believes Mr. Bertolini’s compensation opportunity reflects an appropriate mix of fixed versus variable compensation. In reaching its decisions on Mr. Bertolini’s 2009 compensation, the Committee evaluated the Company’s performance against the ABP goals described in detail beginning on page 48 and applied the program policies described on page 47. In addition, the Committee considered the recommendation of the CEO and made a subjective assessment of Mr. Bertolini’s individual performance during 2009.

The individual performance factors considered by the Committee consisted primarily of: the performance of the business units that Mr. Bertolini manages, expansion of the Company’s segmentation strategy focusing on new product and market growth, response to changing market conditions, the development of a new operating model, and internal talent development results.

Mr. Bertolini’s 2009 compensation opportunity was between the median and the 75th percentile of his Comparison Group, which the Committee believes is appropriate given Mr. Bertolini’s experience and individual performance results.

Mr. Bertolini’s retention restricted stock unit award reflects his importance to the Company’s efforts to maintain industry leadership and helps provide stability to the Company’s leadership team in the current challenging economic and legislative environment. The amount of Mr. Bertolini’s award was intended to equal Mr. Bertolini’s current long-term incentive compensation opportunity.

Mr. Casazza’s 2009 Compensation

		Change
	2009	from 2008

Salary(1)	$500,045	No change
Target Bonus	80% of base salary	No change
Actual Bonus	$218,020 54.5% of target	$(186,188) below 2008 actual bonus
Long-term Incentive Opportunity(2)	$2,100,000	$300,000
2008-2009 Performance Stock Unit Payout	$0	$(540,006) below 2008 grant value
2009 Retention Restricted Stock Unit Award(3)	$900,000	NA

(1)	Annual salary rate in effect on December 31, 2009.

(2)	Reflects estimated grant date fair value of Performance Stock Units ($630,000) and Stock Appreciation Rights ($1,470,000) on the date the awards were approved by the Compensation Committee.

(3)	Retention award of restricted stock units that vest over three years.

The Committee did not change Mr. Casazza’s salary or target bonus percentage opportunity in 2009. In order to continue to focus attention on the long-term performance of the Company, the Committee did approve an increase in the value of his long-term incentive opportunity, rather than change any short-term annual targets or base salary amount. These long-term incentives will only be paid if: 1) certain performance metrics are achieved, and 2) if the stock price appreciates above the grant price. After taking into account all elements of compensation, the Committee believes Mr. Casazza’s compensation opportunity reflects an appropriate mix of fixed versus variable compensation. In reaching its decisions on Mr. Casazza’s 2009 compensation, the Committee evaluated the Company’s performance against the ABP goals described in detail beginning on page 48 and applied the program policies described on page 47. In addition, the Committee considered the recommendation of the CEO and made a subjective assessment of Mr. Casazza’s individual performance during 2009.

The individual performance factors considered by the Committee consisted primarily of: effective deployment of legal resources to support Company initiatives including health care reform and the related public policy debate; support of a broad range of business growth initiatives; advancement of the Company’s state regulatory agenda; and proactively championing compliance initiatives throughout the Company.

Mr. Casazza’s 2009 compensation opportunity was between the median and the 75th percentile of his Comparison Group, which the Committee believes is appropriate given Mr. Casazza’s experience and individual performance results.

Mr. Casazza’s retention restricted stock unit award reflects his importance to the Company’s efforts to maintain industry leadership and helps provide stability to the Company’s leadership team in the current challenging economic and legislative environment. The amount of Mr. Casazza’s award was intended to equal one year of Mr. Casazza’s current target cash compensation opportunity. Mr. Casazza was required to enter into a non-competition agreement with the Company as a condition of the retention grant because he had not previously entered into a non-competition agreement with the Company.

Dr. Reisman’s 2009 Compensation

		Change
	2009	from 2008

Salary(1)	$550,000	No change
Target Bonus	80% of base salary	No change
Actual Bonus	$239,800 54.5% of target	$(452,283) below 2008 actual bonus
Long-term Incentive Opportunity(2)	$1,500,000	$900,000 above 2008 grant value
2008-2009 Performance Stock Unit Payout	$0	$(180,036) below 2008 grant value

(1)	Annual salary rate in effect on December 31, 2009.

(2)	Reflects estimated grant date fair value of annual grant of Performance Stock Units ($450,000) and Stock Appreciation Rights ($210,000) granted in 2009 and Stock Appreciation Rights ($840,000) granted in November 2008 upon his promotion to Chief Medical Officer on the dates the awards were approved by the Compensation Committee.

The Committee did not change Dr. Reisman’s salary or target bonus percentage opportunity in 2009. In order to continue to focus attention on the long-term performance of the Company, the Committee did approve an increase in the value of his long-term incentive opportunity, rather than change any short-term annual targets or base salary amount. Long-term incentives will only be paid if: 1) certain performance metrics are achieved, and 2) if the stock price appreciates above the grant price. In reaching its decisions on other elements of Dr. Reisman’s 2009 compensation, the Committee evaluated the Company’s performance against the ABP goals described in detail beginning on page 48 and applied the program policies described on page 47. In addition, the Committee considered the recommendation of the CEO and made a subjective assessment of Dr. Reisman’s individual performance during 2009.

The individual performance factors considered by the Committee consisted primarily of: Dr. Riesman’s leadership in advancing the Company’s clinical strategy and technology initiatives related to payment reform, health information technology, integration, innovation and care management.

Dr. Reisman’s 2009 compensation opportunity was just above the median of his Comparison Group, which the Committee believes is appropriate given Dr. Reisman’s experience and individual performance results.

Dr. Reisman’s long-term incentive opportunity was increased in 2009 due to his November 2008 promotion to Chief Medical Officer and reflects his increased scope of responsibility.

Mr. Zubretsky’s 2009 Compensation

		Change
	2009	from 2008

Salary(1)	$728,000	No change
Target Bonus	100% of base salary	No change
Actual Bonus	$396,760 54.5% of target	$(468,440) below actual 2008 bonus
Long-term Incentive Opportunity(2)	$3,800,000	$800,000
2008-2009 Performance Stock Unit Payout	$0	$(900,026) below 2008 grant value
2009 Retention Restricted Stock Unit Award(3)	$3,800,000	NA

(1)	Annual salary rate in effect on December 31, 2009.

(2)	Reflects estimated grant date fair value of Performance Stock Units ($1,140,000) and Stock Appreciation Rights ($2,660,000) on the date the awards were approved by the Compensation Committee.

(3)	Retention award of restricted stock units that vest over three years.

The Committee did not change Mr. Zubretsky’s salary or target bonus percentage opportunity in 2009. In order to continue to focus attention on the long-term performance of the Company, the Committee did approve an increase in the value of his long-term incentive opportunity, rather than change any short-term annual targets or base salary amount. These long-term incentives will only be paid if: 1) certain performance metrics are achieved, and 2) if the stock price appreciates above the grant price. After taking into account all elements of compensation, the Committee believes Mr. Zubretsky’s compensation opportunity reflects an appropriate mix of fixed versus variable compensation. In reaching its decisions on Mr. Zubretsky’s 2009 compensation, the Committee evaluated the Company’s performance against the ABP goals described in detail beginning on page 48 and applied the program policies described on page 47. In addition, the Committee considered the recommendation of the CEO and made a subjective assessment of Mr. Zubretsky’s individual performance during 2009.

The individual performance factors considered by the Committee consisted primarily of: Mr. Zubretsky’s enterprise leadership; his effectiveness as a trusted financial spokesman for the Company in a challenging business climate; corporate development activity; successful development of the Company’s capital strategy; superior investment results; and talent management results.

Mr. Zubretsky’s 2009 compensation opportunity was at approximately the 75th percentile of his Comparison Group, which the Committee believes is appropriate given Mr. Zubretsky’s experience and individual performance results.

Mr. Zubretsky’s retention restricted stock unit award reflects his importance to the Company’s efforts to maintain industry leadership and helps provide stability to the Company’s leadership team in the current challenging economic and legislative environment. The amount of Mr. Zubretsky’s award was intended to equal Mr. Zubretsky’s current long-term incentive compensation opportunity.

D.	2009 Compensation Policies

What are the elements of the Company’s executive compensation program?

The 2009 compensation program for executives consisted of the following components:

Component	Description	Purpose

Base Salary	Fixed cash compensation based on the executive’s past and potential future performance, scope of responsibilities, experience, and competitive market pay practices.	Provide a fixed, baseline level of compensation that is not contingent upon Company performance.
Performance-based Annual Bonus	Cash payment tied to meeting annual performance goals set for the fiscal year that are tied to the Company’s annual business plan and individual performance.	Motivate executives to achieve superior annual financial and operational performance.
Long-term Equity Incentives:
• Stock Appreciation Rights (SARs)	Right to receive, upon exercise, shares equal in value to the difference between grant price and current market price. SARs vest over three years.	Align compensation to increase in Aetna’s stock price and the creation of shareholder value.
• Performance Stock Units (PSUs)	Performance-based restricted stock units. Amount of payout, if any, is dependant on Company performance against financial goals over the two-year performance period.	Align achievement of specific internal financial performance objectives with the creation of shareholder value, increase executive stock ownership and provide retention incentives.

The Company also provides health, welfare and retirement benefits to its executive officers and employees generally.

How are the total cash and equity compensation amounts determined?

Our compensation program, in general, is designed to set total cash and equity compensation opportunity (considered as base salary, performance-based annual bonus and long-term incentive equity awards) for senior executives at an amount that is competitively reasonable and appropriate for our business needs and circumstances. In making compensation decisions, the Committee reviews the cash and equity compensation opportunities available to similarly positioned executives at companies in a Comparison Group or groups selected for each position. The Committee also considers the mix of compensation and structures target compensation opportunities to reflect the percent of pay “at risk” in the form of equity or other performance-based awards.

The program is designed, in general, to deliver above median total compensation for above median performance and below median total compensation for below median performance. Median is used because it represents the level that an informed industry investor would expect based on year-to-year trends and a level of program expense that is consistent with our competitors (in the aggregate). For executives with compensation opportunities that are more highly variable or focused on longer-term incentives, including the Named Executive Officers, total cash and equity compensation opportunity may be at or above the 75th percentile of market, but amounts are paid only if performance targets are achieved or exceeded. In setting total compensation opportunity, the Committee does not, on a formulaic basis, set target compensation opportunity at the precise median of the Comparison Group. Instead, the Committee uses the Comparison Group information as a reference point and uses the data as a guide to make what is ultimately a subjective decision that balances (i) a competitive level of compensation for a position; (ii) executive experience and scope of responsibility; (iii) individual performance; (iv) percent of pay “at risk”; and (v) retention. There is not a pre-defined formula that determines which of these factors is more or less important, and the emphasis placed on a specific factor may vary among executive officers and will reflect market conditions and business needs at the time the pay decision is made. For 2009, the Named Executive Officers’ total compensation opportunity ranged from just above the median to approximately the 75th percentile because these officers tend to have more of their pay opportunity “at risk” based on Company performance.

For the Named Executive Officers, the Committee reviews the compensation of the officers of the five health care companies that we consider to be our closest competitors (the “Health Care Comparison Group”) and a select cross-industry peer group (the “Cross-Industry Comparison Group”). The Committee also reviews third-party compensation surveys. The companies that make up each Comparison Group and the reasons they were selected are listed on page 54. The third party compensation surveys are purchased from outside compensation vendors selected by our human resources department, and the data provided by the vendors is reviewed by Frederic W. Cook & Co., Inc. (“Cook”). The data presented to the Committee includes a regression analysis (adjustment to market compensation data to account for company size based on revenue) where available. The compensation of executive officers is compared across the executive officer group and with the compensation of other senior executives of the Company for internal pay relativity purposes. The Committee, however, has not established a specific pay relativity percentage.

How are base salaries for executive officers determined?

In making annual base salary determinations, the Committee considers the terms of any employment agreement with the executive, the recommendations of the CEO (as to other executives), salary paid to persons in comparable positions in the executive’s Comparison Group, the executive’s experience and scope of responsibility, and a subjective assessment of the executive’s individual past and potential future contribution to Company results. Base salary, as a percent of total compensation, also differs based on the executive’s position and function. Although the Committee has not established a specific ratio of base salary to total compensation, in general, executives with the highest level and broadest scope of responsibility have the lowest percentage of their compensation fixed as salary and have the highest percentage of their compensation subject to performance-based standards (performance-based annual bonus and long-term incentives). The chart on page 42 shows the mix of annual target compensation opportunity (base salary, target performance-based annual bonus, long-term incentive equity award) for 2009 for each of the Named Executive Officers.

Given the financial pressures on the Company, for 2009, the Committee did not increase the base salary of any Named Executive Officer.

How are annual performance-based bonuses determined?

Annual bonuses are paid in cash. All executive officers and managers are eligible to participate in the Annual Bonus Plan (“ABP”). The Committee, after consulting with the Board, establishes specific financial and operational goals at the beginning of each performance year, and annual bonus funding is linked directly to the achievement of these annual goals. Following the completion of the performance year, the Committee assesses performance against the pre-established performance goals to determine bonus funding for the year. The ABP goals, described in more detail below, are directly derived from our strategic and business operating plan approved by the Board. These goals, which measure annual results, require performance to be balanced between delivering financial results and achieving internal and external constituent goals. The Company believes it is important to consider these non-financial constituent goals, which have a 20% ABP weighting, because they help keep a focus on our longer-term success and the quality of our brand and reputation, rather than strict annual financial results.

Under the ABP, if all of the goals are met at the target level in the aggregate, then up to 100% of the target bonus pool is funded. If the goals are exceeded in the aggregate, by a sufficient margin, then up to a maximum of 200% of the bonus pool is funded. At the threshold performance level, 40% of the target bonus pool is funded. For executive officers subject to Section 162(m) of the Code, the annual bonus cannot exceed $3 million.

For 2009, bonus pool funding under the ABP was determined as set forth below:

		Goal/Target	Actual	Weighted
Weight	Measure	Performance	Performance	Points
80%	Financial Performance

45%	Adjusted Operating Earnings Per Share(1)	$4.24	below threshold	0

25%	Underwriting Margin(2)	$8,512 million	below threshold	0

10%	G&A–% of Revenue(3)	14.79%	14.35%	20.0

20%	Constituent Index Performance

8%	Member(4)	100%	106.7%	14.2

4%	External(5)	100%	103.4%	8.0

8%	Internal(6)	100%	101.9%	12.3

Total				54.5

(1)	Adjusted Operating Earnings Per Share (“EPS”) is a non-GAAP measure. For purposes of the ABP, the EPS calculation is adjusted to exclude the impact of pension expense/income. EPS also excludes net realized capital gains and losses and other items, if any, from net income.

(2)	Underwriting margin is a non-GAAP measure. Underwriting margin is calculated by subtracting health care costs and current and future benefits from total premiums and fees and other revenue, excluding other items, if any.

(3)	This goal measures general and administrative expenses (G&A) as a percentage of revenue. G&A as a percentage of revenue is a non-GAAP measure. It excludes net realized capital gains and an other item from total revenue, and the other items and selling expenses from total operating expenses, as described in our Fourth Quarter and Full Year 2009 Earnings Press Release dated February 5, 2010. In addition, the calculation of G&A as a percentage of revenue also excludes certain performance-based compensation.

(4)	This goal measures member health quality and satisfaction determined through external national and regional benchmarks (HEDIS and Quality Compass results) and a Company sponsored survey of consumer perceptions across the industry.

(5)	This goal measures external constituent satisfaction determined through a Company sponsored survey of plan sponsors, providers and brokers.

(6)	This goal measures employee engagement determined through responses to the Company’s all-employee survey as well as performance against diversity initiatives for employees and supplier groups.

As a result of the performance noted above, after applying the weightings, the Committee set the 2009 ABP bonus pool funding at 54.5% of target. Within this pool funding, the Committee set actual bonus amounts after conducting a subjective review of each executive officer’s individual performance for the year and considering the recommendations of the CEO (as to other executives). In determining the annual bonus for the CEO, the Committee consulted with the nonmanagement members of the Board. The factors considered in determining individual bonus amounts for Named Executive Officers are discussed beginning on page 42.

How are long-term incentive equity awards (stock appreciation rights and performance stock units) determined?

In 2009, the Company’s executive long-term incentive equity award program was delivered in the form of stock appreciation rights (“SARs”) and performance stock units (“PSUs”). The objective of the SAR and PSU awards is to advance the longer-term interests of the Company and our shareholders by directly aligning executive compensation with increases in our stock price and to incent executives to meet the specified PSU two-year performance goal. These awards complement cash incentives tied to annual performance by providing incentives for executives to increase earnings and shareholder value over time.

As described above, the amount of individual long-term equity awards (SARs and PSUs) is determined so that, in general, when combined with base salary and annual bonus, an executive’s total target compensation opportunity is set at approximately the median level of the compensation paid to similarly positioned executives at companies in the executive’s Comparison Group at median performance. The theoretical value of the long-term incentive equity awards was delivered 70% in SARs and 30% in PSUs. This split aligns the majority (70%) of the long-term incentive value directly with shareholder interests of increasing the value of our stock, and does not reward executives if the stock price declines. While the remaining 30% of the long-term incentive value is also tied to the full value of our stock, vesting will only occur if we meet or exceed specified performance goals. The SAR grants made in 2009 vest pro-rata over a three-year period. The PSU grant made in 2009 will vest 100% only if the two-year performance goal set at the time of grant is met at the target level. These awards are settled in Common Stock, net of applicable withholding taxes, in order to reduce shareholder dilution resulting from the awards.

To determine the number of SARs awarded, the value of the SAR component of an executive officer’s compensation opportunity is converted into a specific number of SARs by assigning each SAR an estimated grant date fair value using a modified Black-Scholes formula. SARs do not deliver any value to an executive unless our stock price appreciates above the grant price. In order for our executives to realize the full 2009 SAR grant date fair value shown in the 2009 Grants of Plan-Based Awards Table on page 57, the Company will have to create $6.1 billion in additional shareholder value from the grant date of the SAR award (calculated using the number of shares outstanding on December 31, 2009). PSUs are valued based on the closing price of our Common Stock on the date of grant.

The Company currently does not pay dividend equivalents on PSUs or unvested restricted stock units (“RSUs”) due to the administrative cost involved.

What is the PSU performance goal and why was it selected?

The 2008-2009 PSU program required the Company to attain 15% compound annual operating earnings growth over the period 2008-2009 to pay out at 100%. This goal was selected because at the time it was set, it represented the Company’s aggressive goal for two-year operating earnings growth. The Company did not meet the threshold goal and, therefore, the awards were cancelled without payment.

The 2009-2010 PSUs will vest at 100% if the Company attains compound annual operating earnings per share growth of 8% over the period of 2009-2010 (as defined in the award agreement). The goal was selected because, at the time it was set, it represented the Company’s goal for two-year operating earnings growth. The Company announced its 2010 operating earnings guidance on February 5, 2010. Based on this guidance, it appears unlikely that the minimum performance vesting goal for the 2009-2010 PSU grants will be met. Actual vesting for the 2009-2010 PSU grants, if any, will be determined based on Company performance through December 31, 2010.

Does the Committee consider prior equity grants when making compensation decisions?

In making individual long-term incentive equity award decisions, the Committee does not take into account prior equity grants or amounts realized on the exercise or vesting of prior equity grants in determining the number of SARs or PSUs to be granted. The Company’s philosophy is to pay an annualized market value for the executive’s position, sized according to the performance level of the individual in the position. The Committee does review prior equity grants of executives in evaluating the overall design, timing and size of the long-term incentive program. In addition, in assessing the recruitment/retention risk for executives, the Committee considers the value of unvested equity awards.

What is the Company’s policy on the grant date of equity awards?

As was the case with equity awards granted in prior years, the effective date of the annual long-term incentive equity grant is the stock market trading day after our annual earnings are announced, and the grant price of our SARs is the closing price of our Common Stock on that day. Our annual earnings are announced prior to the opening of trading on the NYSE. The Committee has selected this timing so that the award value reflects the current market value of our Common Stock, incorporating our most recent full-year earnings information and outlook.

The Committee also makes grants during the year, primarily in connection with hiring and promotions. Under our policy, these grants are effective either on the 10th day of the month following the hire or promotion date or on the date of the hire or promotion. The grant price of SARs is not less than the closing price of our Common Stock on the date of grant.

What are the health, welfare and pension benefits offered?

To attract and retain employees at all levels, we offer a subsidized health and welfare benefits program that includes medical, dental, life, accident, disability, vacation and severance benefits. Our subsidy for employee health benefits is graduated so that executives pay a higher contribution than more moderately paid employees.

In addition, we offer a tax-qualified 401(k) and a defined benefit pension plan. The 401(k) Plan is available to substantially all of our employees, including the Named Executive Officers. Employees who have joined the Company through recent acquisitions, including Dr. Reisman, generally are not eligible for the defined benefit pension plan. As of January 2007, the tax-qualified defined benefit pension formula was reduced for all employees.

We also offer a nonqualified supplemental 401(k) Plan to provide benefits above Code contribution limits and a supplemental defined benefit pension plan. There is no Company matching contribution in the supplemental 401(k). As of January 2007, the supplemental defined benefit pension plan is no longer used to accrue future pension benefits. Interest continues to accrue on outstanding supplemental pension cash balance accruals, and the supplemental pension plan may continue to be used to credit benefits for special pension arrangements.

In some instances, special pension arrangements have been made in order to attract and/or retain key executives. Mr. Williams is the only Named Executive Officer with a contractual arrangement for an enhanced pension benefit. Details of the enhanced pension arrangements are included in footnote 3 to the 2009 Pension Benefits Table on page 61. Mr. Williams’ pension enhancement was negotiated as a recruitment incentive when Mr. Williams was hired in 2001 and will end in 2010.

Does the Company have an Employee Stock Purchase Plan?

Our tax-qualified employee stock purchase plan is available to substantially all employees, including the Named Executive Officers. This program allows our employees to buy our Common Stock at a 5% discount to the market price on the purchase date (up to $25,000 per year). We offer this program because we believe it is important for all employees to focus on increasing the value of our Common Stock and to have an opportunity to share in our success. Messrs. Williams and Zubretsky participated in this program in 2009.

Does the Company provide other compensation to its executives?

The Company provides only limited other compensation to the Named Executive Officers (see the All Other Compensation table in footnote 10 on page 56). The largest item shown in the All Other Compensation table is personal use of corporate aircraft. In the interest of security, with certain exceptions, the Company requires that the CEO use corporate aircraft for personal travel whenever use of the aircraft is not required for a business purpose. Other senior executives are also permitted to use corporate aircraft for personal travel at the discretion of the CEO. The Committee believes this practice is reasonable and appropriate given security concerns and the demands put on our Named Executive Officers’ time. The Company does not provide any tax-gross ups related to other compensation.

What is the Company’s policy on Internal Revenue Code Section 162(m)?

Section 162(m) of the Code limits the tax deductibility of compensation in excess of $1 million paid to certain executive officers, unless the payments are made under plans that satisfy the technical requirements of the Code. The Committee believes that pay over $1 million is, in some circumstances, necessary to attract and retain executives in a competitive marketplace. Annual bonuses, SARs and PSUs are designed so that the compensation paid will be tax deductible by the Company. In addition, in situations where we pay a base salary amount above $1 million, the Committee has mandated that the amount in excess of $1 million be deferred by the executive to preserve the tax deductibility of the payment. The Committee believes that there are circumstances under which it is appropriate for the Committee not to require deductibility to maintain flexibility or to continue to pay competitive compensation.

Do executives have to meet stock ownership requirements?

The CEO and other senior executives are subject to minimum stock ownership requirements. The ownership requirements are based on the executive’s pay opportunity and position within the Company. The ownership levels (which include shares owned and vested stock units but not stock options or SARs) are as follows:

Stock Ownership as a Multiple of Base Salary

Position	Multiple of Salary

Chief Executive Officer	5x
President	4x
Other Named Executive Officers	3x
Other Executives	1/2x to 2x

In January, 2010 the Committee modified the executive stock ownership program. Executives who do not meet their individual ownership requirement at the time an award vests or is exercised will be required to retain at least thirty-five percent (35%) of the after-tax equity payout until they meet their individual ownership requirement. This policy applies to equity awards granted in 2010 and later and is intended to further align the interests of our executives with our shareholders. The Company’s Code of Conduct prohibits all employees (including executives) and Directors from engaging in hedging strategies using puts, calls or other types of derivative securities based upon the value of our Common Stock.

Why do the amounts of severance paid following termination of employment differ among the Named Executive Officers?

The narrative and tables beginning on page 63 outline the potential payments made to the Named Executive Officers following their termination of employment under various scenarios. The difference in treatment among the Named Executive Officers is due to the dynamics of negotiation at the time the executive was hired (or promoted), the executive’s position in the Company, market practices and Company policies in effect at the time of entry into the agreement.

D.	Governance Policies

Does the Committee use an independent compensation consultant?

The Committee has engaged Cook to provide independent compensation consulting services to the Committee. The role of the compensation consultant is to ensure that the Committee has objective information needed to make informed decisions in the best interests of shareholders based on compensation trends and practices in public companies. During the past year, the Committee requested Cook to: (i) assist in the development of agendas and materials for Committee meetings; (ii) provide market data and alternatives to consider for making compensation decisions for the CEO and other executive officers; (iii) assist in the redesign of the Company’s long-term compensation program; and (iv) keep the Committee and the Board abreast of changes in the executive compensation environment. In 2009, a representative of Cook attended 5 of 6 Committee meetings, including, when invited, executive sessions. Cook also advises our Board’s Nominating and Corporate Governance Committee regarding Director compensation. In accordance with Compensation Committee policy, the Company does not engage Cook for any services other than in support of these two Committees. The Compensation Committee has the sole authority to determine the compensation for and to terminate the services of Cook. For services provided to the Compensation Committee and the Nominating and Corporate Governance Committee in 2009, we paid Cook $114,969.

What is the role of the CEO and the Board of Directors in determining compensation?

The CEO personally reviews and reports to the Committee on the performance of all senior executives and provides specific compensation recommendations to the Committee. The Committee considers this information in making compensation decisions for these executives, but the Committee does not delegate its decision making authority to the CEO or other individuals. The CEO also provides to the Committee a self-evaluation. The CEO does not, however, present a recommendation for his own compensation. Prior to making any decisions regarding CEO compensation, the Committee consults with the nonmanagement members of the Board of Directors and receives input from Cook. After discussing proposed compensation decisions for the CEO with the nonmanagement members of the Board of Directors, the Committee determines the CEO’s compensation. The CEO is not present when his performance or compensation is evaluated and determined, unless invited by the Committee.

Does the Committee review tally sheets?

In setting executive officer compensation, the Committee, with assistance from Cook, reviews tally sheets prepared for each executive officer. The tally sheets provide information that is in addition to the information shown in the 2009 Summary Compensation Table. The tally sheets show not only current year compensation, but also historical equity gains and in-the-money value of outstanding equity awards (vested and unvested). The tally sheets also show payments that would be paid under various termination of employment scenarios. While compensation decisions are based on competitive market pay data and individual performance, the Committee uses the tally sheet as a reference point and as a basis for comparing program participation across the executive group. In particular, the Committee uses the tally sheets to understand the effect compensation decisions have on various possible termination of employment scenarios. During 2009, the information in the tally sheets was consistent with the Committee’s expectations and, therefore, the tally sheets did not have an effect on individual compensation decisions.

Does the Company have a clawback/recoupment policy?

Effective January 1, 2009, the Company adopted a policy regarding the recoupment of performance-based incentives. Under the policy, if the Board of Directors determines that a senior executive of the Company has engaged in fraud or intentional misconduct that has caused a material restatement of the Company’s financial statements, the Board will review the performance-based compensation earned by that senior executive on the basis of the Company’s performance during the periods affected by the restatement. If, in the Board’s view, the performance-based compensation would have been lower if it had been based on the restated results, the Board may seek to recoup the portion of the performance-based compensation that would not have been awarded to that senior executive. This policy applies to the Company’s executive officers as well as the Chief Accounting Officer and Head of Internal Audit. In addition, equity awards issued to employees include a provision that allows the Company to recoup gains if the employee violates covenants that prohibit terminated employees from soliciting our customers and employees, disclosing confidential information and, for some employees, providing services to certain competitors of the Company.

Does the Committee review risk associated with the Company’s compensation policies and practices?

As part of its compensation review process, the Committee requested the Company’s Chief Enterprise Risk Officer to oversee a review of the Company’s compensation policies for executives and other employees to determine whether these programs create risks that, individually or in the aggregate, are reasonably likely to have a material adverse effect on the Company. As part of this risk review process, the Chief Enterprise Risk Officer, assisted by human resources personnel, inventoried all Company compensation programs and established a financial framework, consistent with other enterprise risk management protocols, to identify compensation policies or practices that could have a material adverse effect on the Company. This review included the structure and material features of each program, the behaviors the programs are intended to reward, as well as program features or Company policies that operate to mitigate risk. After conducting the review and assessing potential risks, the Company determined, and the Committee concurred, that the design of each incentive program contains sufficient design features, controls, limits and/or financial requirements so that the plan does not create risks that are reasonably likely to have a material adverse effect on the Company.

Although a significant portion of the Company’s executive compensation is performance-based, we do not believe that our programs encourage excessive or unnecessary risk-taking. Overall, our compensation mix, including the use of equity and other long-term incentives, is generally consistent with competitive market practice. While risk is a necessary part of growing a business, the executive compensation program attempts to mitigate risk and align the Company’s compensation policies with the long-term interests of the Company by selecting performance targets that are directly aligned with the Company’s strategic plan, balancing annual and longer-term incentives, using multiple performance measures (including financial and non-financial measures) and applying program caps. Other risk mitigation features include the Company’s executive stock ownership requirement and the Company’s “clawback” policy. The clawback policy was implemented in January 2009 for the Company’s executive officers, the Chief Accounting Officer, and the Head of Internal Audit. This provision provides for recoupment of performance-based compensation where there is fraud or misconduct that causes a material restatement of the Company’s financial statements.

E.	Comparison Group Company List

The companies in each of the compensation Comparison Groups are listed below. The companies in the Healthcare Comparison Group were selected because they represent our closest competitors. The companies in the Cross-Industry Comparison Group are selected from the FORTUNE 300 and are companies that we compete against for talent and capital, without regard to industry. The companies in each group remain relatively constant year-to-year to provide the Committee with compensation trend information. The pay information for each group is developed using market pay survey data provided by Cook and purchased from third-party compensation vendors.

Healthcare Comparison Group:

CIGNA Corporation	Coventry Health Care, Inc.	Humana Inc.
UnitedHealth Group Incorporated	WellPoint, Inc.

Cross-Industry Comparison Group(1):

3M Company	HCA Inc.	Northrop Grumman Corporation
Allstate Insurance Company	Honeywell International Inc.	Qwest Communications*
Baxter International Inc.*	Humana Inc.	PepsiCo, Inc.
Bristol-Myers Squibb Company	ING Americas, Inc.	Pfizer Inc.
The Chubb Corporation	International Paper Company	The Procter & Gamble Company
CIGNA Corporation	Johnson & Johnson	Raytheon Company
Colgate-Palmolive Company	Kaiser Permanente	State Farm Mutual Automobile
Comcast Corporation	Kimberly-Clark Corporation*	Insurance Company
Coventry Health Care, Inc.	Kraft Foods, Inc.*	Time Warner Inc.*
The Dow Chemical Company	Lockheed Martin Corporation	The Travelers Companies, Inc.*
E. I. du Pont de Nemours and	McKesson Corporation	United Technologies Corporation
Company	Medco Health Solutions, Inc.	UnitedHealth Group Incorporated
Eli Lilly and Company	Medtronic, Inc.*	Verizon Communications Inc.
FedEx Corporation	Merck & Co., Inc.	Wachovia Corporation
General Dynamics Corporation	Metropolitan Life Insurance	The Walt Disney Company
Genworth Financial, Inc.*	Company	WellPoint, Inc.
The Hartford Financial Services	Nationwide Insurance Companies	Wells Fargo & Company
Group, Inc.		Xerox Corporation

*	New in 2010

(1)	If pay data for a comparable position is not available from a company on this list, the company is not included in the Comparison Group for that position.

Third Party Compensation Surveys:

•	F.W. Cook & Co., Inc. Long-Term Incentive Survey;

•	Pearl Meyer Executive and Senior Management Total Compensation Survey;

•	Mercer’s Integrated Health Network Survey; and

•	Hewitt Total Compensation Measurement Survey.

Executive Compensation

The 2009 Summary Compensation Table summarizes the total compensation paid or earned for the fiscal year ended December 31, 2009 by the Chairman and Chief Executive Officer, the Chief Financial Officer and our most highly paid executive officers (collectively, the “NEOs” or “Named Executive Officers”). The 2009 Grants of Plan-Based Awards Table discloses information about the 2009 Annual Bonus Plan awards, as well as the number of RSUs, PSUs and SARs, as applicable, awarded to each of the Named Executive Officers in the fiscal year ended December 31, 2009. When setting compensation for each of the Named Executive Officers, the Compensation Committee reviews tally sheets which show the executive’s current compensation, including equity and non-equity based compensation.

The Company has entered into employment arrangements with certain of the Named Executive Officers. Refer to “Agreements with Named Executive Officers” beginning on page 68 for a discussion of those employment arrangements.

The 2009 Annual Bonus Plan award amounts are disclosed in the 2009 Summary Compensation Table as “Non-Equity Incentive Plan Compensation” and are not categorized as a “Bonus” payment under SEC rules. The amounts listed under “Non-Equity Incentive Plan Compensation” were approved by the Compensation Committee in January of 2010. Please refer to the footnotes to the 2009 Grants of Plan-Based Awards Table beginning on page 57 for a discussion of the RSU, PSU and SAR grants made to the Named Executive Officers in 2009.

2009 Summary Compensation Table

The following table sets forth for 2009 the compensation of the Named Executive Officers.

								Change in
								Pension
								Value and
							Non-Equity	Nonqualified
							Incentive	Deferred
				Stock		Option	Plan	Compensation	All Other
Name and				Awards		Awards	Compensation	Earnings	Compensation
Principal Position	Year	Salary		(3)		(6)	(8)	(9)	(10)	Total

Ronald A. Williams	2009	$1,095,785	(2)	$4,300,011		$9,887,890	$900,000	$1,665,817	$208,659	$18,058,162
Chairman and Chief	2008	1,091,764	(2)	4,300,019	(4)	10,002,642	1,950,000	1,162,866	101,487	18,608,778
Executive Officer	2007	1,095,785	(2)	4,290,034		10,784,632	1,900,000	1,749,414	104,162	19,924,027

Mark T. Bertolini	2009	932,414		7,150,030	(5)	3,806,838	612,144	54,682	71,692	12,627,800
President	2008	919,368		1,290,011	(4)	3,010,805	1,390,500	0	40,176	6,650,860
	2007	711,847		900,015		7,502,945	889,884	14,522	26,317	10,045,530

William J. Casazza	2009	498,129		1,530,128	(5)	1,453,528	218,020	245,183	14,039	3,959,027
Senior Vice President and	2008	491,283		540,006	(4)	1,260,343	404,208	0	17,681	2,713,521
General Counsel	2007	475,066		525,016		1,319,801	385,583	0	18,942	2,724,408

Lonny Reisman, M.D.	2009	547,893		450,022		207,658	239,800	0	23,143	1,468,516
Senior Vice President and	2008	497,475		180,036	(4)	1,532,806	692,083	0	8,144	2,910,544
Chief Medical Officer(1)

Joseph M. Zubretsky	2009	725,211		4,940,027	(5)	2,630,183 (7)	396,760	8,816	38,198	8,739,195
Executive Vice President and	2008	715,064		900,026	(4)	2,100,567	865,200 (7)	5,477	44,763	4,631,097
Chief Financial Officer	2007	584,757		4,750,024		4,486,114	770,000	0	19,485	10,610,380

(1)	Dr. Reisman was not an NEO in Aetna’s 2008 Proxy Statement. As a result, his 2007 compensation as an employee of the Company is not included in the 2009 Summary Compensation Table.

(2)	During 2009, 2008 and 2007, Mr. Williams mandatorily deferred $99,617, $99,237 and $99,617, respectively, into an interest account in order to preserve the tax deductibility of such amounts under Section 162(m) of the Code. The amounts deferred during 2009 are included in the 2009 Nonqualified Deferred Compensation Table on page 62.

(3)	Amounts shown in this column for 2009 include the grant date fair value of PSUs granted to each Named Executive Officer in 2009 based upon the probable outcome of the performance conditions associated with these PSUs as of the date of grant. The grant date fair value of the PSUs granted in 2009, assuming the highest level of performance conditions associated with these PSUs occurs, is as follows: Mr. Williams, $8,600,021; Mr. Bertolini, $3,300,009; Mr. Casazza, $1,260,061; Dr. Reisman, $900,043; and Mr. Zubretsky, $2,280,003.

(4)	Represents the grant date fair value of PSUs granted to each Named Executive Officer in 2008 based upon the probable outcome of the performance conditions associated with these PSUs as of the date of grant. Because the threshold performance level associated with these PSUs was not achieved, each of these PSUs expired without payment.

(5)	In addition to the PSUs referenced in footnote 3, amounts shown also include the grant date fair value of RSUs granted to the designated Named Executive Officers in 2009.

(6)	Amounts shown in this column represent the grant date fair value of SARs granted to each Named Executive Officer. The SAR values are calculated using a modified Black-Scholes Model for pricing options. Refer to page 72 of Aetna’s 2009 Annual Report, Financial Report to Shareholders for all relevant valuation assumptions used to determine the grant date fair value of the SARs included in this column.

(7)	Mr. Zubretsky elected to exchange $40,000 of his 2008 Annual Bonus Plan award into SARs with an exercise price equal to the closing Aetna common stock price as of February 13, 2009, the date of grant, which was $32.11. This amount is included in the 2008 Non-Equity Incentive Plan Compensation figure but not the 2009 Option Awards figure.

(8)	Amounts shown in this column for 2009 represent 2009 bonus awards under the Annual Bonus Plan. For 2009, bonus pool funding under the Annual Bonus Plan depended upon Aetna’s performance against certain measures discussed in “Compensation Discussion and Analysis” beginning on page 41.

(9)	Amounts in this column only reflect pension values and do not include earnings on deferred compensation amounts because such earnings are non-preferential. Refer to “2009 Nonqualified Deferred Compensation Table” and “Deferred Compensation Narrative” beginning on page 62 for a discussion of deferred compensation. The following table presents the change in present value of accumulated benefits under the Pension Plan (as defined under “Pension Plan Narrative” beginning on page 61) and Supplemental Pension Plan (as defined under “Pension Plan Narrative” beginning on page 61) from December 31, 2008 through December 31, 2009. See “Pension Plan Narrative” beginning on page 61 for a discussion of pension benefits and the economic assumptions behind the figures in this table.

			Supplemental
Named Executive Officer	Pension Plan		Pension Plan

Ronald A. Williams	$18,012		$1,647,805
Mark T. Bertolini	24,092		30,590
William J. Casazza	88,666		156,517
Lonny Reisman, M.D.	0	(a)	0 (a)
Joseph M. Zubretsky	8,816		0

(a)	Dr. Reisman is not eligible to participate in the Pension Plan or Supplemental Pension Plan because he joined the Company through its acquisition of Active Health Management, Inc.

(10)	All Other Compensation consists of the following for 2009:

	Ronald A.	Mark T.	William J.	Lonny	Joseph M.
	Williams	Bertolini	Casazza	Reisman	Zubretsky

Personal Use of Corporate Aircraft(a)	$183,182	$47,993	$0	$5,273	$25,538
Personal Use of Corporate Vehicles	18,127	6,349	0	0	1,860
Professional Association Dues	0	0	2,089	520	450
Financial Planning	0	10,000	4,600	10,000	3,000
Company Matching Contributions Under 401(k) Plan	7,350	7,350	7,350	7,350	7,350

Total	$208,659	$71,692	$14,039	$23,143	$38,198

(a)	The calculation of incremental cost for personal use of Company aircraft includes only those variable costs incurred as a result of personal use, such as fuel and allocated maintenance costs, and excludes non-variable costs which the Company would have incurred regardless of whether there was any personal use of the aircraft.

2009 Grants of Plan-Based Awards Table

The following table sets forth information concerning plan based equity and non-equity awards granted by Aetna during 2009 to the Named Executive Officers.

						All Other	All Other
						Stock	Option
						Awards:	Awards:		Grant Date
			Estimated Future Payouts Under			Number of	Number of	Exercise or	Fair
			Non-Equity Incentive Plan			Shares of	Securities	Base Price of	Value of Stock
		Approval	Awards(4)			Stock or	Underlying	Option Awards	and Option
Name	Grant Date	Date	Threshold	Target	Maximum	Units	Options	(8)	Awards(9)

Ronald A. Williams	2/13/2009	1/23/2009(1)	—	—	—	133,915(5)			$4,300,011
	2/13/2009	1/23/2009(1)	—	—	—		778,574(6)	$32.11	9,887,890
			$0	$1,650,000	$3,000,000
Mark T. Bertolini	2/13/2009	1/22/2009(1)	—	—	—	51,386(5)			1,650,004
	2/13/2009	1/22/2009(1)	—	—	—		299,751(6)	$32.11	3,806,838
	2/13/2009	1/22/2009(2)	—	—	—	171,287(2)			5,500,026
			0	1,123,200	3,000,000
William J. Casazza	2/13/2009	1/22/2009(1)	—	—	—	19,621(5)			630,030
	2/13/2009	1/22/2009(1)	—	—	—		114,451(6)	$32.11	1,453,528
	3/10/2009	2/26/2009(3)	—	—	—	39,617(3)			900,098
			0	400,036	3,000,000
Lonny Reisman, M.D.	2/13/2009	1/22/2009(1)	—	—	—	14,015(5)			450,022
	2/13/2009	1/22/2009(1)	—	—	—		16,351(6)	$32.11	207,658
			0	440,000	3,000,000
Joseph M. Zubretsky	2/13/2009	1/22/2009(1)	—	—	—	35,503(5)			1,140,001
	2/13/2009	1/22/2009(1)	—	—	—		207,101(6)	$32.11	2,630,183
	2/13/2009	1/22/2009(1)	—	—	—		6,921(7)	$32.11	40,002
	2/13/2009	1/22/2009(2)	—	—	—	118,344(2)			3,800,026
			0	728,000	3,000,000

(1)	Except for Mr. Williams, the Compensation Committee approved the grant of the non-equity incentive compensation plan awards (PSUs and SARs) at its meeting on January 22, 2009 with an effective grant date of February 13, 2009. With respect to Mr. Williams, the Committee approved the grant of his non-equity incentive compensation plan awards (PSUs and SARs) at its meeting on January 23, 2009 with an effective grant date of February 13, 2009. As discussed in “What is the Company’s policy on the grant date of equity awards?” on page 50, the Company’s annual equity awards are made at the closing price of the Common Stock on the stock market trading day after the release of Aetna’s full year earnings. The release of Aetna’s full year earnings occurs prior to the opening of trading on the NYSE. In 2009, Aetna announced its full year 2008 earnings on February 12, 2009, and the grants of equity awards were made effective at the close of business on February 13, 2009.

(2)	The Compensation Committee approved the grant of these RSUs at its meeting on January 22, 2009 with an effective grant date of February 13, 2009. These RSUs were granted under the Aetna Inc. 2000 Stock Incentive Plan (the “2000 Stock Plan”). The RSUs vest one-third on August 13, 2010 and two-thirds on February 13, 2012. Each vested RSU represents one share of our Common Stock.

(3)	The Compensation Committee approved the grant of these RSUs at its meeting on February 26, 2009 with an effective grant date of March 10, 2009. These RSUs were granted under the 2000 Stock Plan. The RSUs vest in three substantially equal installments on March 10, 2010, March 10, 2011 and March 10, 2012. Each vested RSU represents one share of our Common Stock.

(4)	Represents the range of bonus amounts available for 2009 under the Annual Bonus Plan. See “Compensation Discussion and Analysis” beginning on page 41 for a discussion of bonus metrics and payouts.

(5)	Represents PSUs granted effective February 13, 2009 under the 2000 Stock Plan in the respective amounts listed. These PSUs may vest in February of 2011 to the extent the Compensation Committee determines that the Company has met the two-year performance goal set at the time of grant. The PSUs do not earn dividend equivalents and have no voting rights. See the discussion of long-term incentive equity awards on page 49 for a discussion of the vesting of these PSUs based on the Compensation Committee’s determination as to the Company’s attainment of the performance metric. Each vested PSU represents one share of our Common Stock and will be paid in shares of our Common Stock following the determination by the Compensation Committee as described in this footnote.

(6)	Represents SARs granted effective February 13, 2009 under the 2000 Stock Plan in the respective amounts listed. These SARs vest in three substantially equal installments on February 13, 2010, February 13, 2011 and February 13, 2012. The strike price of these SARs is $32.11, the closing price of the Common Stock on February 13, 2009. When exercised, these SARs will be settled in Common Stock.

(7)	Represents SARs granted effective February 13, 2009 under the 2000 Stock Plan in lieu of a portion of Mr. Zubretsky’s 2008 Annual Bonus Plan award. These SARs vested in full on August 13, 2009. The strike price of these SARs is $32.11, the closing price of the Common Stock on February 13, 2009. When exercised, these SARs will be settled in Common Stock.

(8)	The strike price of SARs is equal to the closing price of the Common Stock on the date of grant.

(9)	Refer to page 72 of Aetna’s 2009 Annual Report, Financial Report to Shareholders for all relevant valuation assumptions regarding the 2009 SARs included in this column.

Outstanding Equity Awards at 2009 Fiscal Year-End Table

The following table sets forth information concerning outstanding stock options, SARs, PSUs and RSUs as of December 31, 2009 held by the Named Executive Officers.

	Option Awards				Stock Awards
	Number of	Number of				Market Value
	Securities	Securities			Number of	of Shares or
	Underlying	Underlying			Shares or	Units of Stock
	Unexercised	Unexercised	Option	Option	Units of Stock	That Have
	Options	Options	Exercise	Expiration	That Have	Not Vested
Name	Exercisable	Unexercisable	Price	Date	Not Vested	(11)

Ronald A. Williams	1,600,000	0	$9.35	3/15/2011	167,507(6)	$5,309,972
	400,000	0	10.7525	3/15/2011
	400,000	0	12.155	3/15/2011
	1,080,000	0	10.47	2/27/2013
	900,000	0	19.375	2/13/2014
	744,412	0	33.375	2/11/2015
	605,422	0	50.205	2/10/2016
	470,749	235,375(1)	42.57	2/09/2017
	219,155	438,308(1)	50.70	2/08/2018
	0	778,574(1)	32.11	2/13/2019
Mark T. Bertolini	100,000	0	10.4125	2/24/2013	229,720(7)	7,282,124
	100,000	0	10.47	2/27/2013
	112,000	0	19.375	2/13/2014
	130,272	0	33.375	2/11/2015
	97,474	0	50.205	2/10/2016
	106,570	0	39.93	6/30/2016
	98,759	49,379(2)	42.57	2/09/2017
	205,761	102,881(2)	48.65	7/27/2017
	65,966	131,931(2)	50.70	2/08/2018
	0	299,751(2)	32.11	2/13/2019
William J. Casazza	12,666	0	10.47	2/27/2013	63,349(8)	2,008,163
	40,000	0	19.375	2/13/2014
	22,800	0	33.375	2/11/2015
	23,834	0	42.35	9/29/2015
	75,678	0	50.205	2/10/2016
	57,609	28,805(3)	42.57	2/09/2017
	27,614	55,227(3)	50.70	2/08/2018
	0	114,451(3)	32.11	2/13/2019
Lonny Reisman, M.D.	72,000	0	39.045	5/27/2015	15,037(9)	476,673
	21,314	0	39.93	6/30/2016
	14,320	7,160(4)	42.57	2/09/2017
	9,205	18,409(4)	50.70	2/08/2018
	42,794	85,588(4)	21.81	11/12/2018
	0	16,351(4)	32.11	2/13/2019
Joseph M. Zubretsky	56,593	28,297(5)	44.22	2/28/2017	189,653(10)	6,012,000
	135,824	67,912(5)	44.22	2/28/2017
	46,023	92,045(5)	50.70	2/08/2018
	0	207,101(5)	32.11	2/13/2019
	6,921(5)	0	32.11	2/13/2014

(1)	Consists of 235,375 SARs that vest in one installment on February 9, 2010; 438,308 SARs that vest in two equal installments on February 8, 2010 and February 8, 2011; and 778,574 SARs that vest in three substantially equal installments on February 13, 2010, February 13, 2011 and February 13, 2012.

(2)	Consists of 49,379 SARs that vest in one installment on February 9, 2010; 102,881 SARs that vest in one installment on July 27, 2010; 131,931 SARs that vest in two substantially equal installments on February 8, 2010 and February 8, 2011; and 299,751 SARs that vest in three equal installments on February 13, 2010, February 13, 2011 and February 13, 2012.

(3)	Consists of 28,805 SARs that vest in one installment on February 9, 2010; 55,227 SARs that vest in two substantially equal installments on February 8, 2010 and February 8, 2011; and 114,451 SARs that vest in three substantially equal installments on February 13, 2010, February 13, 2011 and February 13, 2012.

(4)	Consists of 7,160 SARs that vest in one installment on February 9, 2010; 18,409 SARs that vest in two substantially equal installments on February 8, 2010 and February 8, 2011; 85,588 SARs that vest in two equal installments on November 12, 2010 and November 12, 2011; and 16,351 SARs that vest in three substantially equal installments on February 13, 2010, February 13, 2011 and February 13, 2012.

(5)	Consists of 28,297 SARs that vest in one installment on February 28, 2010; 67,912 SARs that vest in one installment on February 28, 2010; 92,045 SARs that vest in two substantially equal installments on February 8, 2010 and February 8, 2011; and 207,101 SARs that vest in three substantially equal installments on February 13, 2010, February 13, 2011 and February 13, 2012. Also includes 6,921 SARs granted in lieu of a portion of Mr. Zubretsky’s 2008 Annual Bonus Plan award, at Mr. Zubretsky’s election, which are currently exercisable.

(6)	Consists of 33,592 RSUs that vest in one installment on February 9, 2010; and 133,915 PSUs that may vest in February of 2011 to the extent the Compensation Committee determines that the Company has met the two-year performance goal set at the time of grant. Excludes 84,813 PSUs that expired without payment after the Compensation Committee determined that the Company did not meet the two-year performance goal that was set at the time these PSUs were granted.

(7)	Consists of 7,047 RSUs that vest in one installment on February 9, 2010; 171,287 RSUs that vest one-third on August 13, 2010 and two-thirds on February 13, 2012; and 51,386 PSUs that may vest in February of 2011 to the extent the Compensation Committee determines that the Company has met the two-year performance goal set at the time of grant. Excludes 25,444 PSUs that expired without payment after the Compensation Committee determined that the Company did not meet the two-year performance goal that was set at the time these PSUs were granted.

(8)	Consists of 4,111 RSUs that vest in one installment on February 9, 2010; 39,617 RSUs that vest in three substantially equal installments on March 10, 2010, March 10, 2011 and March 10, 2012; and 19,621 PSUs that may vest in February of 2011 to the extent the Compensation Committee determines that the Company has met the two-year performance goal set at the time of grant. Excludes 10,651 PSUs that expired without payment after the Compensation Committee determined that the Company did not meet the two-year performance goal that was set at the time these PSUs were granted.

(9)	Consists of 1,022 RSUs that vest in one installment on February 9, 2010; and 14,015 PSUs that may vest in February of 2011 to the extent the Compensation Committee determines that the Company has met the two-year performance goal set at the time of grant. Excludes 3,551 PSUs that expired without payment after the Compensation Committee determined that the Company did not meet the two-year performance goal that was set at the time these PSUs were granted.

(10)	Consists of 35,806 RSUs that vest in one installment on February 28, 2010; 118,344 RSUs that vest one-third on August 13, 2010 and two-thirds on February 13, 2012; and 35,503 PSUs that may vest in February of 2011 to the extent the Compensation Committee determines that the Company has met the two-year performance goal set at the time of grant. Excludes 17,752 PSUs that expired without payment after the Compensation Committee determined that the Company did not meet the two-year performance goal that was set at the time these PSUs were granted.

(11)	Market value calculated using December 31, 2009 closing price of our Common Stock of $31.70.

2009 Option Exercises and Stock Vested Table

The following table sets forth information concerning the gross number of stock options and/or SARs exercised and RSUs vested during 2009 for the Named Executive Officers.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
Name	on Exercise	on Exercise	on Vesting(1)	on Vesting(3)

Ronald A. Williams	$0	$0	169,418 (2)	$5,419,064
Mark T. Bertolini	0	0	35,818	1,059,924
William J. Casazza	0	0	14,789	484,362
Lonny Reisman, M.D.	0	0	4,028	110,263
Joseph M. Zubretsky	0	0	35,805	751,547

(1)	Represents the aggregate number of shares acquired upon the partial vesting of RSUs granted in 2006 and 2007.

(2)	Consists of 135,826 shares acquired upon the partial vesting of RSUs granted in 2006; and 33,592 shares acquired upon the partial vesting of RSUs granted in 2007. Mr. Williams elected to defer the value of 50,176 shares that were acquired upon the partial vesting of the RSUs granted in 2006, net of applicable withholding taxes, into his deferred Stock Account. Refer to footnote 1 to the 2009 Nonqualified Deferred Compensation Table on page 62 for a list of all deferral contributions by the Named Executive Officers during 2009.

(3)	Calculated by multiplying the number of shares acquired on vesting by the closing price of the Common Stock on the vesting date.

2009 Pension Benefits Table

The following table sets forth information concerning the present value of the Named Executive Officers’ respective accumulated benefits under the Pension Plan and Supplemental Pension Plan. The present value of the accrued benefit shown below was determined for each participant based on the participant’s actual pay and service through December 31, 2009, the pension plan measurement date used by the Company in 2009 for accounting purposes, and assumes continued employment to age 65 for Messrs. Williams, Bertolini and Zubretsky. Mr. Casazza is eligible to retire with an unreduced final average pay benefit at age 62. Pursuant to SEC rules, the valuations shown below do not take into account any assumed future pay increases. Dr. Reisman is not eligible to participate in the Pension Plan or Supplemental Pension Plan because he joined the Company through its acquisition of Active Health Management, Inc.

		Number of Years	Present Value of	Payments During
Name	Plan Name	Credited Service	Accumulated Benefit(2)	Last Fiscal Year

Ronald A. Williams	Pension Plan	8.83	$152,229	$0
	Supplemental Pension Plan(1)		7,242,447 (3)
Mark T. Bertolini	Pension Plan	10.08	90,678
	Supplemental Pension Plan(1)		172,298	0
William J. Casazza	Pension Plan	17.25	410,048
	Supplemental Pension Plan(1)		724,869	0
Lonny Reisman, M.D.	Pension Plan	0	0
	Supplemental Pension Plan(1)		0	0
Joseph M. Zubretsky	Pension Plan	1.83	14,293
	Supplemental Pension Plan(1)		0	0

(1)	As of January 1, 2007, the Supplemental Pension Plan is no longer used to accrue benefits that exceed the Code limits, but interest continues to accrue on the outstanding cash balance accruals. In addition, the Supplemental Pension Plan may continue to be used to credit benefits for special pension agreements.

(2)	Refer to page 67 of Aetna’s 2009 Annual Report, Financial Report to Shareholders for a discussion of the valuation methods used to calculate the amounts in this column. In calculating the present value of the accumulated benefit under the Pension Plan and the Supplemental Pension Plan, the following economic assumptions were used:

	Pension	Supplemental
	Plan	Pension Plan

Discount Rate	5.91%	5.47%
Future Cash Balance Interest Rate	4.19%	4.19%
5-Year Average Cost of Living Adjustment	2.30%	2.30%

(3)	Includes $5,562,780 which represents the present value of the additional pension benefit provided to Mr. Williams pursuant to his employment agreement. Under his employment agreement, Mr. Williams has received and will receive, for each of calendar years 2005 through 2010, an additional fully vested pension accrual in an amount equal to his base salary for such year. This additional pension accrual will not be credited if Mr. Williams is not actively employed by Aetna and will be offset by the value of Mr. Williams’ vested benefit under his prior employer’s pension plan. The remaining $1,679,667 represents the present value of Mr. Williams’ benefit under the Supplemental Pension Plan. As of January 1, 2007, future benefit accruals in the Supplemental Pension Plan were eliminated, however, Mr. Williams will continue to be credited with additional supplemental pension accruals under his employment agreement.

Pension Plan Narrative

Aetna provides for most of its employees a noncontributory, defined benefit pension plan (the “Pension Plan”). Effective January 1, 1999, the Pension Plan was amended to convert the Plan’s final average pay benefit formula to a cash balance design. Under this design, the pension benefit is expressed as a cash balance account. Each year, a participant’s cash balance account is credited with (i) a pension credit based on the participant’s age, years of service and eligible pay for that year, and (ii) an interest credit based on the participant’s account balance as of the beginning of the year and an interest rate that equals the average 30-year U.S. Treasury bond rate for October of the prior calendar year. For 2009, the interest rate was 4.17%. For purposes of the Pension Plan, eligible pay is generally base pay and certain other forms of cash compensation, including annual performance bonuses, but excluding long-term incentive compensation and proceeds from stock option and SAR exercises. Effective January 1, 2007, the pension credit was significantly reduced for all eligible employees to a maximum of 4%. The maximum eligible pay under the Pension Plan is set annually by the Internal Revenue Service and was $245,000 in 2009. Under the Pension Plan, benefits are paid over the lifetime of the employee (or the joint lives of the employee and his or her beneficiary) except that the employee may elect to take up to 50% of his or her benefits in a lump sum payment.

Employees with pension benefits as of December 31, 1998, including Mr. Casazza, are considered transition participants under the Pension Plan. Transition participants continued to accrue benefits under the Pension Plan’s final average pay formula until December 31, 2006. Under the final average pay formula, retirement benefits are calculated on the basis of (i) the number of years of credited service (maximum credit is 35 years) and (ii) the employee’s average annual earnings during the 60 consecutive months out of the last 180 months of service that yield the highest annual compensation. On termination of employment, the value of the December 31, 2006 cash balance account with interest is compared to the lump sum value of the benefit under the final average pay formula accrued through December 31, 2006, and the greater of these two amounts becomes the December 31, 2006 cash balance account value. Cash balance accruals after December 31, 2006, if any, are added to this amount to determine a participant’s total benefit. Mr. Casazza is the only Named Executive Officer considered a transition participant under the Pension Plan.

The Code limits the maximum annual benefit that may be accrued under and paid from a tax-qualified plan such as the Pension Plan. As a result, Aetna established an unfunded, non-tax qualified supplemental pension plan that provides benefits (included in the amounts listed in the 2009 Pension Benefits Table on page 60) that exceed the Code limit (the “Supplemental Pension Plan”). The Supplemental Pension Plan also is used to pay other pension benefits not otherwise payable under the Pension Plan, including additional years of credited service beyond years actually served, additional years of age, and covered compensation in excess of that permitted under the Pension Plan. Supplemental Pension Plan benefits are paid out in 5 equal annual installments commencing 6 months following termination of employment. As of January 1, 2007, the Supplemental Pension Plan is no longer used to accrue benefits that exceed the Code limits, but interest will continue to accrue on the outstanding cash balance accruals. In addition, the Supplemental Pension Plan may continue to be used to credit benefits for special pension agreements.

2009 Nonqualified Deferred Compensation Table

The following table sets forth information concerning compensation deferrals during 2009 by the Named Executive Officers.

	Executive	Aggregate		Aggregate
	Contributions	Earnings	Aggregate	Balance
	in Last	in Last FY	Withdrawals/	at Last FYE
Name	FY(1)	(2)	Distributions	(3)

Ronald A. Williams	$1,575,866	$5,876,975	$0	$25,767,281
Mark T. Bertolini	55,945	54,988	0	1,699,998
William J. Casazza	49,813	27,587	0	875,078
Lonny Reisman, M.D.	0	0	0	0
Joseph M. Zubretsky	749,303	46,876	0	1,541,621

(1)	The following table provides additional information about contributions by Named Executive Officers to their nonqualified deferred compensation accounts during 2009. Except for Mr. Zubretsky, the contributions during 2009 came from the base salary, annual bonus and/or RSUs that are reported for the Named Executive Officer in the “Salary,” “Non-Equity Incentive Plan Compensation” and/or “Stock Awards” columns of the 2009 Summary Compensation Table on page 55. All amounts contributed by a Named Executive Officer and by the Company in prior years have been reported in the Summary Compensation Tables in Aetna’s previously filed proxy statements in the year earned to the extent such person was a named executive officer for purposes of the SEC’s executive compensation disclosure.

			2009 Cash
	2009 Stock	2009 Cash	Contributions into
	Contributions into	Contributions into	Supplemental	Total 2009
	Stock Unit Account	Interest Account	401(k) Plan	Contributions

Ronald A. Williams	$1,476,249	$99,617	$0	$1,575,866
Mark T. Bertolini	0	0	55,945	55,945
William J. Casazza	0	0	49,813	49,813
Lonny Reisman, M.D.	0	0	0	0
Joseph M. Zubretsky	0	749,303 (a)	0	749,303

(a)	In recognition of Mr. Zubretsky’s forfeiture of his supplemental executive retirement plan from his previous employer, a $2,800,000 deferred compensation interest account was established for him bearing interest at the same rate as the fixed interest rate fund option of the Company’s 401(k) Plan. This account, together with accrued interest thereon, will vest in increments of 25% per year beginning on the anniversary of Mr. Zubretsky’s date of hire, February 28, 2007. If Mr. Zubretsky’s employment is involuntarily terminated by the Company other than for cause, the unvested amount will become immediately vested as of his termination date. The vested amount will be paid to Mr. Zubretsky six (6) months following his termination of employment with the Company.

(2)	The following table details the aggregate earnings on nonqualified deferred compensation accrued to each Named Executive Officer during 2009.

	Appreciation		Dividend
	(Depreciation)		Equivalents on	Interest on
	on Stock	Earnings on	Stock Unit	Supplemental
	Unit Account	Interest Account	Account	401(k) Plan	Total

Ronald A. Williams	$5,669,815	$141,158	$24,195	$41,807	$5,876,975
Mark T. Bertolini	0	51,659	0	3,329	54,988
William J. Casazza	0	896	0	26,691	27,587
Lonny Reisman, M.D.	0	0	0	0	0
Joseph M. Zubretsky	0	46,876	0	0	46,876

(3)	The reported aggregate nonqualified deferred compensation account balances of each Named Executive Officer at December 31, 2009 consist of the following:

			Supplemental 401(k)
	Stock Unit Account	Interest Account	Plan Account	Total

Ronald A. Williams	$20,139,544	$4,338,364	$1,289,373	$25,767,281
Mark T. Bertolini	0	1,569,602	130,396	1,699,998
William J. Casazza	0	27,216	847,862	875,078
Lonny Reisman, M.D.	0	0	0	0
Joseph M. Zubretsky	0	1,541,621	0	1,541,621

Deferred Compensation Narrative

The “Salary” and “Non-Equity Incentive Plan Compensation” columns in the 2009 Summary Compensation Table include cash compensation that was deferred by the Named Executive Officers during 2009. The Company permits executives to defer up to 20% of eligible pay (which includes base salary and annual bonus) into the Aetna 401(k) Plan (subject to deferral limits established by the Code — in 2009, $16,500 and $22,000 for individuals age 50 and older). The 401(k) Plan, which is available to all eligible employees of the Company, is a funded arrangement that provides eighteen investment options, as well as a self-managed brokerage option. In 2009, Aetna matched 50% of the amount deferred by employees, including the Named Executive Officers, under the 401(k) Plan up to 6% of eligible pay. Effective January 1, 2010, Aetna matched 50% of the amount deferred by employees, including the Named Executive Officers, under the 401(k) Plan up to 3% of eligible pay. Under the 401(k) Plan, benefits are paid to the executive after termination of employment on the date selected by the executive.

Aetna has established the Supplemental 401(k) Plan to provide the deferral that would have been credited to the 401(k) Plan but for limits imposed by the Employee Retirement Income Security Act of 1974 and the Code. The Supplemental 401(k) Plan allows eligible employees to defer up to an additional 10% of base salary. Aetna does not match employees’ contributions to the Supplemental 401(k) Plan. The Supplemental 401(k) Plan is an unfunded plan that credits interest at a fixed rate pursuant to a formula equal to the rate of interest paid from time to time under the fixed interest rate fund option of the 401(k) Plan. In 2009, this fixed interest rate was 3.2% from January to June and 3.5% from July to December. In 2010, this fixed interest rate is 4.1% from January to June. Under the Supplemental 401(k) Plan, benefits are paid to the executive on the later of six months or January 1 following termination of employment. Further, the Company permits executives to defer up to 100% of their annual bonus. The deferral arrangement for annual bonuses is also unfunded and permits investment in either an interest account or a stock unit account. The interest account credits the same interest as the Supplemental 401(k) Plan. The stock unit account tracks the value of the Common Stock and earns dividend equivalents, but is paid in cash. This arrangement pays out on a date selected by the executive at the time of deferral. The Compensation Committee may also require or permit other compensation to be deferred. For example, the Committee has required Mr. Williams to defer base salary over $1 million to an interest account to comply with current provisions of Section 162(m) of the Code.

Potential Post-Employment Payments

Regardless of the manner in which a Named Executive Officer’s employment terminates, he is entitled to receive certain amounts earned during his term of employment, including the following: (a) deferred compensation amounts; (b) amounts accrued and vested through the 401(k) Plan and Supplemental 401(k) Plan; and (c) amounts accrued and vested through the Pension Plan and Supplemental Pension Plan. In addition, except as provided in the tables below, each Named Executive Officer is eligible to receive vested equity awards upon a termination of employment for any reason (other than for cause). Equity awards continue to vest for all employees during any period of severance or salary continuation. These amounts are not included in the tables that follow, which display the incremental amounts that would be paid to the Named Executive Officers under various scenarios. The actual amounts paid to any Named Executive Officer can only be determined at the time of the executive’s separation from the Company. Section 409A of the Code may require the Company to delay the payment of certain payments for 6 months following termination of employment. Refer to “2009 Nonqualified Deferred Compensation Table” and “Deferred Compensation Narrative” beginning on page 62 for a discussion of the deferred compensation plan, 401(k) Plan and Supplemental 401(k) Plan. Refer to “2009 Pension Benefits Table” and “Pension Plan Narrative” beginning on page 61 for a discussion of the Pension Plan and Supplemental Pension Plan. Refer to “Outstanding Equity Awards at 2009 Fiscal Year-End Table” on page 58 for a discussion of the outstanding equity awards at December 31, 2009.

Our agreements with each of Messrs. Williams, Bertolini and Zubretsky provide that the Company will make the executive whole for certain excise taxes that may apply under Sections 280G and 4999 of the Code for payments made in connection with a change-in-control. SEC regulations require an estimate of these amounts, for purposes of the following tables, assuming that the change-in-control and termination of employment occurred on December 31, 2009, and using the market price of our Common Stock on that day. Using these assumed facts, these provisions produce the hypothetical payment indicated for Mr. Bertolini and produce no hypothetical payments for Messrs. Williams or Zubretsky. Any payments that may actually be owed to any of the executives under these provisions will be highly dependent upon the actual facts applicable to the change-in-control transaction and termination of employment, and can be accurately estimated only when such facts are known.

Unless otherwise indicated, each of the tables for the Named Executive Officers below assumes a termination of employment (or change-in-control and termination of employment without Cause and/or for Good Reason, as applicable) as of December 31, 2009 and assumes a Common Stock price of $31.70 per share (the closing price of our Common Stock on December 31, 2009) and, for illustrative purposes, an immediate sale of equity awards upon termination of employment at $31.70 per share. Change-in-control severance benefits (base salary and bonus payments) to each Named Executive Officer are paid pursuant to a double-trigger, which means that to receive such benefits employment must terminate both: (1) as a result of a qualifying termination of employment, and (2) after a change in control as detailed in the agreements described below and under “Agreements with Named Executive Officers” beginning on page 68.

The amounts set forth in the tables that follow under “PSUs” were calculated assuming that the Company performs at target performance for the 2009-2010 performance cycle and, for “Termination after Change-in-Control,” for the 2008-2009 performance cycle.

As of December 31, 2009, Messrs. Williams and Casazza and Dr. Reisman were considered retirement eligible for purposes of equity vesting. Mr. Bertolini would also be considered retirement eligible, but only upon certain qualifying events. As a result, the equity awards granted to these Named Executive Officers are subject to accelerated vesting pursuant to the terms of their equity award agreements and/or their employment agreements. This accelerated vesting is included in the equity awards in the tables that follow for each of these Named Executive Officers.

Ronald A. Williams

The following table reflects additional payments that would be made to Mr. Williams upon termination of his employment under various scenarios. Mr. Williams’ employment agreement defines “Cause” as the occurrence of one or more of the following: (a) a willful and continued failure to attempt in good faith to perform duties, which failure is not remedied within 15 business days following notice of such failure; (b) material gross negligence or willful malfeasance in performance of duties; (c) with respect to the Company, commission of an act constituting fraud, embezzlement or any other act constituting a felony; or (d) commission of any act constituting a felony which has or is likely to have a material adverse economic or reputational impact on the Company. Mr. Williams’ employment agreement defines “Good Reason” as the occurrence of one or more of the following: (a) removal as a Director of the Company other than in connection with a termination for Cause (other than regulatory requirements limiting the number of executives serving on the Board); (b) a reduction by the Company of base salary or total annual target cash compensation (except in the event of a ratable reduction affecting all senior officers of the Company); or (c) any failure of a successor of the Company to assume and agree to perform the Company’s entire obligations under the employment agreement. Mr. Williams’ employment agreement and his equity award agreements define “Change in Control” as the occurrence of any of the following events: (a) a person or group acquires 20% or more of the combined voting power of the Company’s then outstanding securities; (b) during any period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the Board cease for any reason (other than death) to constitute a majority of the Board, unless any such new Director was elected, recommended or approved by at least two-thirds of the other Directors then in office; or (c) a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary of the Company through the purchase of assets, or by merger, or otherwise.

		Termination
		by Aetna
	Retirement or	without Cause	Termination
	Voluntary	or by	after		Termination
	Termination by Mr.	Mr. Williams	Change-		by Aetna		Death or
Payment Type	Williams	for Good Reason	in-Control		for Cause		Disability

Base Salary	$0	$2,200,000 (1)	$3,300,000	(2)	$0		$0
Bonus	0	4,950,000 (1)	6,600,000	(2)	0		0
Long-term Incentive
SARs	0 (3)	0 (3)	0	(7)	0	(8)	0	(7)
RSUs	887,410 (4)	1,064,866 (6)	1,064,866	(7)	0	(8)	1,064,866	(7)
PSUs	2,122,569 (5)	2,122,569 (5)	6,933,678	(7)	0	(8)	2,122,569	(5)

Total	$3,009,979	$10,337,435	$17,898,544		$0		$3,187,435

(1)	Represents 104 weeks base salary and annual bonus at target plus pro-rata bonus at target for the year in which termination of employment occurs. Amounts would be paid bi-weekly during the severance period.

(2)	Represents 156 weeks base salary and annual bonus at target plus pro-rata bonus at target for the year in which a change-in-control occurs. Amounts would be paid in a lump sum. These amounts would only be payable if both of the following events occur: (a) a Change in Control (as defined in Mr. Williams’ employment agreement); and (b) a termination of employment by the Company other than for Cause (as defined in Mr. Williams’ employment agreement) or by Mr. Williams for Good Reason (as defined in Mr. Williams’ employment agreement).

(3)	Represents full accelerated vesting of a SAR grant awarded February 9, 2007; and partial accelerated vesting of SAR grants awarded February 8, 2008 and February 13, 2009. These SARs have no intrinsic value as of December 31, 2009.

(4)	Represents partial accelerated vesting of an RSU grant awarded February 9, 2007.

(5)	Represents pro-rated vesting of a PSU grant awarded February 13, 2009. Actual payment would occur at the end of the 2009-2010 performance cycle based on actual Company performance.

(6)	Represents full accelerated vesting of an RSU grant awarded February 9, 2007.

(7)	Represents full accelerated vesting of all outstanding unvested equity awards. PSUs would vest at the greater of the performance target or actual Company performance as of the date of the Change in Control (as defined in Mr. Williams’ employment agreement).

(8)	Vested and unvested options and SARs and unvested RSUs and PSUs are subject to forfeiture if there is a termination by Aetna for Cause (as defined in Mr. Williams’ employment agreement).

Mark T. Bertolini

The following table reflects additional payments that would be made to Mr. Bertolini upon termination of his employment under various scenarios. Mr. Bertolini’s employment agreement defines “Cause” as the occurrence of one or more of the following: (a) a willful and continued failure to attempt in good faith to perform duties, which failure is not remedied within 15 business days following notice of such failure; (b) material gross negligence or willful malfeasance in performance of duties; (c) with respect to the Company, commission of an act constituting fraud, embezzlement or any other act constituting a felony; or (d) commission of any act constituting a felony which has or is likely to have a material adverse economic or reputational impact on the Company. Mr. Bertolini’s employment agreement defines “Good Reason” as the occurrence of one or more of the following: (a) a reduction by the Company of base salary or total annual target cash compensation (except in the event of a ratable reduction affecting all senior officers of the Company); (b) any failure of a successor of the Company to assume and agree to perform the Company’s entire obligations under the employment agreement; (c) reporting to a Company officer other than the Company’s Chief Executive Officer; or (d) any action or inaction by the Company that constitutes a material breach of the employment agreement. Mr. Bertolini’s equity award agreements define “Change in Control” as the occurrence of any of the following events: (a) a person or group acquires 20% or more of the combined voting power of the Company’s then outstanding securities; (b) during any period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the Board cease for any reason (other than death) to constitute a majority of the Board, unless any such new Director was elected, recommended or approved by at least two-thirds of the other Directors then in office; or (c) a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary of the Company through the purchase of assets, or by merger, or otherwise. Under Mr. Bertolini’s employment agreement, “Change in Control” means the occurrence or the expected occurrence of a change in “the ownership or effective control” of Aetna or “the ownership of a substantial portion of the assets” of Aetna within the meaning of Section 280(g) of the Code.

		Termination by
	Retirement or	Aetna without
	Voluntary	Cause or by Mr.		Termination		Termination
	Termination by Mr.	Bertolini for Good		after Change-		by Aetna		Death or
Payment Type	Bertolini	Reason		in-Control		for Cause		Disability

Base Salary	$0	$1,872,000	(1)	$1,872,000	(1)	$0		$0
Bonus	0	3,369,600	(1)	3,369,600	(1)	0		0
Payment Related to Tax Regulation	0	0		3,219,215		0		0
Long-term Incentive
SARs	0	0	(2)	0	(5)	0	(6)	0	(5)
RSUs	0	1,694,460	(3)	5,653,188	(5)	0	(6)	5,653,188	(5)
PSUs	0	814,468	(4)	2,435,511	(5)	0	(6)	814,468	(4)

Total	$0	$7,750,528		$16,549,514		$0		$6,467,656

(1)	Represents 104 weeks base salary and annual bonus at target plus pro-rata bonus at target for the year in which termination of employment occurs. Amounts would be paid bi-weekly during the severance period.

(2)	Represents partial accelerated vesting of SAR grants awarded February 8, 2008 and February 13, 2009. These SARs have no intrinsic value as of December 31, 2009.

(3)	Represents partial accelerated vesting of RSU grants awarded February 9, 2007 and February 13, 2009.

(4)	Represents pro-rated vesting of a PSU grant awarded February 13, 2009. Actual payment would occur at the end of the 2009-2010 performance cycle based on actual Company performance.

(5)	Represents full accelerated vesting of all outstanding unvested equity awards. PSUs would vest at the greater of the performance target or actual Company performance as of the date of the Change in Control (as defined in Mr. Bertolini’s equity award agreements).

(6)	Vested and unvested options and SARs and unvested RSUs and PSUs are subject to forfeiture if there is a termination by Aetna for Cause (as defined in Mr. Bertolini’s employment agreement).

William J. Casazza

The following table reflects additional payments that would be made to Mr. Casazza upon termination of his employment under various scenarios. Mr. Casazza’s equity award agreements define “Change in Control” as the occurrence of any of the following events: (a) a person or group acquires 20% or more of the combined voting power of the Company’s then outstanding securities; (b) during any period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the Board cease for any reason (other than death) to constitute a majority of the Board, unless any such new Director was elected, recommended or approved by at least two-thirds of the other Directors then in office; or (c) a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary of the Company through the purchase of assets, or by merger, or otherwise.

	Retirement or
	Voluntary	Termination by		Termination		Termination
	Termination by Mr.	Aetna without		after Change-		by Aetna		Death or
Payment Type	Casazza	Cause		in-Control		for Cause		Disability

Base Salary	$0	$500,045	(1)	$500,045	(1)	$0		$0
Bonus	0	0		0		0		0
Long-term Incentive
SARs	0 (2)	0	(2)	0	(5)	0	(6)	0	(5)
RSUs	422,593 (3)	422,593	(3)	1,386,178	(5)	0	(6)	1,386,178	(5)
PSUs	311,009 (4)	311,009	(4)	959,622	(5)	0	(6)	311,009	(4)

Total	$733,602	$1,233,647		$2,845,845		$0		$1,697,187

(1)	Represents 52 weeks of base salary continuation. Amounts would be paid bi-weekly during the severance period.

(2)	Represents partial accelerated vesting of SAR grants awarded February 9, 2007, February 8, 2008 and February 13, 2009. These SARs have no intrinsic value as of December 31, 2009.

(3)	Represents partial accelerated vesting of RSU grants awarded February 9, 2007 and March 10, 2009.

(4)	Represents pro-rated vesting of a PSU grant awarded February 13, 2009. Actual payment would occur at the end of the 2009-2010 performance cycle based on actual Company performance.

(5)	Represents full accelerated vesting of all outstanding unvested equity awards. PSUs would vest at the greater of the performance target or actual Company performance as of the date of the Change in Control (as defined in Mr. Casazza’s equity award agreements).

(6)	Vested and unvested options and SARs and unvested RSUs and PSUs are subject to forfeiture if there is a termination by Aetna for cause.

Lonny Reisman, M.D.

The following table reflects additional payments that would be made to Dr. Reisman upon termination of his employment under various scenarios. Dr. Reisman’s agreement defines “Good Reason” as the occurrence of one or more of the following: (a) a breach by the Company of any material terms of the agreement; (b) a relocation of the Company’s principal executive officers; (c) a material diminution of Dr. Reisman’s duties and responsibilities; or (d) a material diminution of Dr. Reisman’s base salary and bonus opportunities or employee benefits. Dr. Reisman’s equity award agreements define “Change in Control” as the occurrence of any of the following events: (a) a person or group acquires 20% or more of the combined voting power of the Company’s then outstanding securities; (b) during any period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the Board cease for any reason (other than death) to constitute a majority of the Board, unless any such new Director was elected, recommended or approved by at least two-thirds of the other Directors then in office; or (c) a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary of the Company through the purchase of assets, or by merger, or otherwise.

		Termination by
	Retirement or	Aetna without
	Voluntary	Cause or by Dr.		Termination		Termination
	Termination by Dr.	Reisman for Good		after Change-		by Aetna		Death or
Payment Type	Reisman	Reason		in-Control		for Cause		Disability

Base Salary	$0	$550,000	(1)	$550,000	(1)	$0		$0
Bonus	0	440,000	(1)	440,000	(1)	0		0
Long-term Incentive
SARs	423,233 (2)	423,233	(2)	846,465	(5)	0	(6)	846,465	(5)
RSUs	27,008 (3)	27,008	(3)	32,397	(5)	0	(6)	32,397	(5)
PSUs	222,154 (4)	222,154	(4)	556,843	(5)	0	(6)	222,154	(4)

Total	$672,395	$1,662,395		$2,425,705		$0		$1,101,016

(1)	Represents 52 weeks of base salary continuation and annual bonus at target. Amounts would be paid bi-weekly during the severance period.

(2)	Represents partial accelerated vesting of a SAR grant awarded February 9, 2007 and partial accelerated vesting of SAR grants awarded February 8, 2008, November 12, 2008 and February 13, 2009. The SAR grant awarded November 12, 2008 is the only SAR grant that has intrinsic value as of December 31, 2009.

(3)	Represents partial accelerated vesting of an RSU grant awarded February 9, 2007.

(4)	Represents pro-rated vesting of a PSU grant awarded February 13, 2009. Actual payment would occur at the end of the 2009-2010 performance cycle based on actual Company performance.

(5)	Represents full accelerated vesting of all outstanding unvested equity awards. PSUs would vest at the greater of the performance target or actual Company performance as of the date of the Change in Control (as defined in Dr. Reisman’s equity award agreements).

(6)	Vested and unvested options and SARs and unvested RSUs and PSUs are subject to forfeiture if there is a termination by Aetna for cause.

Joseph M. Zubretsky

The following table reflects additional payments that would be made to Mr. Zubretsky upon termination of his employment under various scenarios. Mr. Zubretsky’s agreement defines “Cause” as the occurrence of one or more of the following: (a) a willful and continued failure to attempt in good faith to perform duties, which failure is not remedied within 15 business days following notice of such failure; (b) material gross negligence or willful malfeasance in performance of duties; (c) with respect to the Company, a conviction for fraud, embezzlement or any other felony; or (d) a conviction of a felony which has or is likely to have a material adverse economic or reputational impact on the Company. Under Mr. Zubretsky’s agreement, “Change in Control” means the occurrence or the expected occurrence of a change in “the ownership or effective control” of Aetna or “the ownership of a substantial portion of the assets” of Aetna within the meaning of Section 280(g) of the Code. Certain of Mr. Zubretsky’s equity award agreements define “Change in Control” as the occurrence of any of the following events: (a) a person or group acquires 20% or more of the combined voting power of the Company’s then outstanding securities; (b) during any period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the Board cease for any reason (other than death) to constitute a majority of the Board, unless any such new Director was elected, recommended or approved by at least two-thirds of the other Directors then in office; or (c) a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary of the Company through the purchase of assets, or by merger, or otherwise.

	Retirement or			Termination
	Voluntary	Termination		after		Termination
	Termination by Mr.	by Aetna		Change-		by Aetna		Death or
Payment Type	Zubretsky	without Cause		in-Control		for Cause		Disability

Base Salary	$0	$728,000	(1)	$728,000	(1)	$0		$0
Bonus	0	728,000	(1)	728,000	(1)	0		0
Long-term Incentive
SARs	0	0	(2)	0	(3)	0	(4)	0	(3)
RSUs	0	2,757,963	(5)	4,886,555	(3)	0	(4)	4,886,555	(3)
PSUs	0	562,738	(6)	1,688,184	(3)	0	(4)	562,738	(6)

Total	$0	$4,776,701		$8,030,739		$0		$5,449,293

(1)	Represents 52 weeks of base salary and annual bonus at 100% of base salary. Amounts would be paid bi-weekly during the severance period.

(2)	Represents partial accelerated vesting of a SAR grant awarded February 28, 2007 and full accelerated vesting of a separate SAR grant awarded on February 28, 2007. These SARs have no intrinsic value as of December 31, 2009.

(3)	Represents full accelerated vesting of all outstanding unvested equity awards. PSUs would vest at the greater of the performance target or actual Company performance as of the date of the Change in Control (as defined in Mr. Zubretsky’s equity award agreements).

(4)	Vested and unvested SARs and unvested RSUs and PSUs are subject to forfeiture if there is a termination by Aetna for Cause (as defined in Mr. Zubretsky’s agreement).

(5)	Represents full accelerated vesting of an RSU grant awarded on February 28, 2007 and partial accelerated vesting of a separate RSU grant awarded on February 28, 2007 as well as an RSU grant awarded on February 13, 2009.

(6)	Represents pro-rated vesting of a PSU grant awarded February 13, 2009. Actual payment would occur at the end of the 2009-2010 performance cycle based on actual Company performance.

Agreements with Named Executive Officers

Aetna entered into an amended and restated employment agreement with Mr. Williams on December 5, 2003. Under the agreement, which was last amended effective January 1, 2010 and is for a remaining term ending December 31, 2009, with automatic one-year extensions running through 2013, Mr. Williams is entitled to an annual salary of not less than $1,100,000, a target annual bonus opportunity of at least 150% of base salary and a maximum annual bonus opportunity of at least 300% of base salary but not to exceed a $3 million maximum limit established under Aetna’s Annual Incentive Plan. In addition to certain other benefits, for calendar years 2005 through 2009, Mr. Williams received, and for calendar year 2010, Mr. Williams will receive, an additional fully vested pension accrual in an amount equal to his base salary for such year. This additional pension accrual will not be credited if Mr. Williams is not actively employed by Aetna and will be offset by the value of Mr. Williams’ vested benefit under his prior employer’s pension plan. If Aetna terminates Mr. Williams’ employment other than for “Cause” (as defined in the agreement), death or disability, or Mr. Williams terminates his employment for “good reason” (as defined in the agreement), he will be entitled to 24 months (36 months if such termination is within two years following a change-in-control) of cash compensation (calculated as annual base salary and target annual bonus) plus his pro rata bonus at target for the year of termination. Aetna has agreed generally to make Mr. Williams whole for certain excise taxes incurred as a result of payments made under his agreement or otherwise, although under certain circumstances Mr. Williams has agreed to reduce the amounts payable to him to an amount that does not trigger any such excise taxes. Under the agreement, Mr. Williams has agreed not to compete against the Company for a period of one year following termination of his employment. The applicable table above under “Potential Post-Employment Payments” reflects the provisions of Mr. Williams’ agreement with Aetna.

Aetna entered into an employment agreement with Mr. Bertolini in connection with his promotion to President in July of 2007 which was last amended effective January 1, 2010. Under the agreement, which is for a remaining term ending December 31, 2009, with automatic one-year extensions, Mr. Bertolini is entitled to an annual salary of $900,000 and a full year target bonus opportunity of at least 120% of his base salary. Also under the agreement Aetna granted Mr. Bertolini 308,642 SARs on July 27, 2007, which vest in three substantially equal installments on July 27, 2008, July 27, 2009 and July 27, 2010. Aetna has agreed that all equity awards granted to Mr. Bertolini after July 24, 2007 (excluding the SARs granted on July 27, 2007) will provide him with retirement treatment upon a Qualifying Event (defined in the agreement as termination by the Company other than for “Cause” (as defined in the agreement) or by Mr. Bertolini for “Good Reason” (as defined in the agreement)). Retirement treatment allows for additional vesting rights and a five year exercise period following termination of employment. In addition, upon a Qualifying Event, the vested portion of the SARs granted on July 27, 2007 will have a five year exercise period. Upon a Qualifying Event, Mr. Bertolini will receive a severance payment of 24 months of base salary and annual bonus at target plus his pro rata bonus at target for the year of termination. Aetna has agreed generally to make Mr. Bertolini whole for certain excise taxes incurred as a result of payments made under his agreement or otherwise, although under certain circumstances Mr. Bertolini has agreed to reduce the amounts payable to him to an amount that does not trigger any such excise taxes. Under the agreement, Mr. Bertolini has agreed not to compete against the Company for a period of one year following termination of his employment. The applicable table above under “Potential Post-Employment Payments” reflects the provisions of Mr. Bertolini’s agreement with Aetna.

Under his agreement with Aetna, if Aetna involuntarily terminates Mr. Casazza’s employment other than for misconduct, he is entitled to 12 months of salary continuation (or such greater amount as may be provided under the Company’s severance program then in effect). In connection with his 2009 retention restricted stock unit award, Mr. Casazza has agreed not to compete against the Company for a period of one year following termination of his employment. The applicable table above under “Potential Post-Employment Payments” reflects the provisions of Mr. Casazza’s agreement with Aetna.

In connection with the purchase of Active Health Management, Inc. in May of 2005, the Company assumed Active Health Management Inc.’s employment agreement with Dr. Reisman. Under the agreement, which is for a remaining term ending December 31, 2009, with automatic one-year extensions, Dr. Reisman is entitled to an annual salary of at least $451,052 and a target annual bonus opportunity of at least 60% of base salary. In addition, Dr. Reisman was entitled to a performance based incentive in respect of calendar years 2006 and 2007 and stock options which became fully vested on December 31, 2008. Under the terms of the agreement, if Dr. Reisman’s employment is terminated in a “severance circumstance” (as defined in the agreement), Dr. Reisman is entitled to receive payment of his base salary for a period of 12 months. During this period, the Company will continue to pay the employer portion of premiums for medical benefits. In the event the severance circumstance does not constitute “good reason” (as defined in the agreement), Dr. Reisman will also receive his target annual bonus. Under the agreement, Dr. Reisman has agreed not to compete against the Company for a period of two years following his termination of employment. Upon an early termination of the agreement, the Company will continue to provide coverage under the Company’s group health plan at COBRA rates during this two year period. The applicable table above under “Potential Post-Employment Payments” reflects the provisions of Dr. Reisman’s agreement with Aetna.

Aetna entered into an agreement with Mr. Zubretsky at the time of his hire in February of 2007, which was last amended effective December 17, 2008. Under the agreement, Mr. Zubretsky was hired with an annual salary of $700,000. The agreement provided for an initial grant of 288,626 SARs and 107,418 RSUs, that each vest in three substantially equal annual installments, a full year target bonus opportunity of 100% of base salary and a payment of up to $1,175,000 in connection with his career move. Under the agreement, a deferred compensation account was created in the amount of $2,800,000 which replaced certain compensation and benefits forfeited from his prior employer. This account vests over four years and will be fully vested on February 28, 2011. If Mr. Zubretsky’s employment is involuntarily terminated by the Company other than for “Cause” (as defined in the agreement) his severance payment would be 12 months of base salary plus bonus at 100% of base salary. Aetna has agreed generally to make Mr. Zubretsky whole for certain excise taxes incurred as a result of payments made under his agreement or otherwise, although under certain circumstances Mr. Zubretsky has agreed to reduce the amounts payable to him to an amount that does not trigger any such excise taxes. Under the agreement, Mr. Zubretsky has agreed not to compete against the Company for a period of one year following termination of his employment. The applicable table above under “Potential Post-Employment Payments” reflects the provisions of Mr. Zubretsky’s agreement with Aetna.

Job Elimination Benefits Plan

Aetna administers a Job Elimination Benefits Plan under which employees, including Aetna’s executive officers, terminated by Aetna due to re-engineering, reorganization or staff reduction efforts may receive a maximum of 52 weeks of continuing salary depending on years of service and pay level. Under certain circumstances, determined on a case-by-case basis, additional severance pay benefits may be granted for the purpose of inducing employment of senior officers or rewarding past service. The tables above under “Potential Post-Employment Payments” reflect benefits under the Job Elimination Benefits Plan. Certain health and other employee benefits continue for part of the severance period.

The Board has approved provisions for certain benefits of Company employees upon a change-in-control of Aetna (as defined). The provisions provide that the Job Elimination Benefits Plan shall provide an enhanced benefit and shall become noncancelable for a period of two years following a change-in-control. Upon a change-in-control, stock options and other equity-based awards granted prior to January 1, 2010 that have not yet vested will become vested and immediately exercisable, and bonuses payable under the Annual Incentive Plan will become payable based on the target award for participants. Provision also has been made to maintain the aggregate value of specified benefits for one year following a change-in-control.

Equity Compensation Plans

The following table gives information about Common Stock that may be issued upon the exercise of options, warrants and rights under all of our equity compensation plans as of December 31, 2009:

Equity Compensation Plan Information
Number of securities
		Weighted-	remaining available
	Number of securities	average	for future issuance
	to be issued upon	exercise price of	under equity
	exercise of	outstanding options,	compensation plans
	outstanding options,	warrants and	(excluding securities
Plan Category	warrants and rights	rights(3)	reflected in column (a))
(Millions, except per share amounts)	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	40.9	$30.73	23.2 (4)
Equity compensation plans not approved by security holders(2)	7.2	18.41	11.3

Total	48.1	N/A	34.5

(1)	Consists of the Aetna Inc. 2000 Stock Incentive Plan (the “2000 Stock Incentive Plan”) and the Employee Stock Purchase Plan.

(2)	Consists of the Aetna Inc. 2002 Stock Incentive Plan (the “2002 Stock Incentive Plan”) and the 2000 Non-Employee Director Compensation Plan.

(3)	Amounts in this column do not take into account outstanding PSUs or RSUs.

(4)	Consists of 17,532,757 shares of Common Stock available for future issuance under the 2000 Stock Incentive Plan and 5,671,619 shares of Common Stock available for future issuance under the Employee Stock Purchase Plan. Shares available under the 2000 Stock Incentive Plan may become the subject of future awards in the form of stock options, SARs, restricted stock, RSUs, PSUs and other stock-based awards. Only shares of Common Stock are issuable under the Employee Stock Purchase Plan. As of December 31, 2009, employees had committed an aggregate of approximately $3.1 million to purchase our Common Stock under the Employee Stock Purchase Plan. This purchase will occur on June 11, 2010 at a purchase price equal to 95% of the fair market value of our Common Stock on the purchase date.

2002 Stock Incentive Plan

The 2002 Stock Incentive Plan is designed to promote our interests and those of our shareholders and to further align the interests of shareholders and employees by tying awards to total return to shareholders, enabling plan participants to acquire additional equity interests in Aetna and providing compensation opportunities dependent upon our performance. The plan has not been submitted to shareholders for approval. The Aetna Inc. 2010 Stock Incentive Plan is being submitted to shareholders for approval at the Annual Meeting. Upon shareholder approval of that plan, the shares remaining available for future awards under the 2002 Stock Incentive Plan will be cancelled. If the Aetna Inc. 2010 Stock Incentive Plan is not approved by shareholders, we will continue to grant awards under the 2002 Stock Incentive Plan to the extent we have shares available.

Under the 2002 Stock Incentive Plan, eligible participants may be granted stock options to purchase shares of Common Stock, SARs, time vesting and/or performance vesting incentive stock or incentive units and other stock-based awards. At December 31, 2009, the maximum number of shares of Common Stock that may be issued under the plan was approximately 17.7 million shares, and 11,281,063 million shares remained available for future issuance, in each case subject to adjustment for corporate transactions. If an award is paid solely in cash, no shares are deducted from the number of shares available for issuance.

Non-Employee Director Compensation Plan

The Non-Employee Director Compensation Plan permits Aetna’s eligible Directors to receive shares of Common Stock, deferred stock units, RSUs and other stock-based awards in recognition of their contributions. At December 31, 2009, the maximum number of shares of Common Stock that may be issued under the plan was approximately .8 million shares, and 53,200 shares remained available for future issuance, in each case subject to adjustment for corporate transactions. The plan has not been submitted to shareholders for approval and expires on April 30, 2010. The 2010 Non-Employee Director Compensation Plan is being submitted to shareholders for approval at the Annual Meeting.

Report of the Committee on Compensation and Organization

The Board has determined in its business judgment that all members of the Compensation Committee meet the independence requirements set forth in the NYSE listing standards and in Aetna’s Director Independence Standards.

The Committee operates pursuant to a Charter that was last amended and restated by the Board on January 25, 2008. The Compensation Committee Charter can be found at www.aetna.com/governance.

The Compensation Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis included in this Proxy Statement with management. Based on this review and discussion, the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Committee on Compensation and Organization

Betsy Z. Cohen, Chairman
Frank M. Clark
Roger N. Farah
Barbara Hackman Franklin
Jeffrey E. Garten

Report of the Audit Committee

The Board has determined in its business judgment that all members of the Audit Committee meet the independence, financial literacy and expertise requirements for audit committee members set forth in the NYSE listing standards. Additionally, the Board has determined in its business judgment that each Committee member, based on his/her background and experience (including that described in this Proxy Statement), has the requisite attributes of an “audit committee financial expert” as defined by the SEC.

The Committee assists the Board in its oversight of (1) the integrity of the financial statements of the Company, (2) the qualifications and independence of the Company’s independent registered public accounting firm (the “Independent Accountants”), (3) the performance of the Company’s internal audit function and the Independent Accountants, and (4) the compliance by the Company with legal and regulatory requirements. The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Independent Accountants and any other accounting firm engaged to perform audit, review or attest services (including the resolution of any disagreements between management and any auditor regarding financial reporting). The Independent Accountants and any other such accounting firm report directly to the Committee.

The Committee operates pursuant to a Charter that was last amended and restated by the Board on January 22, 2010. The Audit Committee Charter can be found at www.aetna.com/governance.

As set forth in the Audit Committee Charter, Aetna’s management is responsible for the preparation, presentation and integrity of Aetna’s financial statements and management’s annual assessment of Aetna’s internal control over financial reporting. Aetna’s management and Internal Audit Department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Independent Accountants are responsible for planning and carrying out proper annual audits and quarterly reviews of Aetna’s financial statements. In conjunction with the Company’s annual report, the Independent Accountants express an opinion as to the conformity of the Company’s financial statements with U.S. generally accepted accounting principles and the effectiveness of the Company’s internal control over financial reporting. The Independent Accountants also provide review reports regarding the Company’s quarterly financial statements.

In the performance of its oversight function, the Committee has reviewed and discussed the Company’s audited financial statements for 2009 with management and the Independent Accountants. The Committee has also discussed with the Independent Accountants the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Committee has also received the written disclosures and the letter from the Independent Accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the Independent Accountants’ communications with the Committee concerning independence, and has discussed with the Independent Accountants the Independent Accountants’ independence.

Members of the Committee are not employees of Aetna and, as such, it is not the duty or responsibility of the Committee or its members to conduct auditing or accounting reviews or procedures. In performing their oversight responsibility, members of the Committee rely on information, opinions, reports or statements, including financial statements and other financial data, prepared or presented by officers or employees of Aetna, legal counsel, the Independent Accountants or other persons with professional or expert competence. Accordingly, the Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles and policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements by the Independent Accountants has been carried out in accordance with auditing standards generally accepted in the United States of America, that the financial statements are presented in accordance with U.S. generally accepted accounting principles, that the Company’s internal control over financial reporting is effective or that the Independent Accountants are in fact “independent.”

Based upon the reports, review and discussions described in this Report, and subject to the limitations on the role and responsibilities of the Committee, certain of which are referred to above and in its Charter, the Committee recommended to the Board that the audited financial statements be included in Aetna’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC.

The Audit Committee

Edward J. Ludwig, Chairman
Earl G. Graves
Ellen M. Hancock
Richard J. Harrington
Joseph P. Newhouse

II.  Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed KPMG LLP to audit the Company’s consolidated financial statements for 2010. The Audit Committee and the Board recommend shareholder approval of KPMG LLP as the Company’s independent registered public accounting firm (the “Independent Accountants”) for 2010. Representatives of the firm are expected to be available at the Annual Meeting to make a statement if the firm desires and to respond to appropriate questions.

Nonaudit Services and Other Relationships Between the Company and the Independent Registered Public Accounting Firm

The Company’s practice is not to have its Independent Accountants provide financial information systems design and implementation consulting services. Instead, these services are provided by other accounting or consulting firms. Other types of consulting services have been provided by the Independent Accountants or other accounting and consulting firms from time to time. All new services provided by the Independent Accountants must be approved in advance by the Audit Committee regardless of the size of the engagement. The Chairman of the Committee may approve any proposed engagements that arise between Committee meetings, provided that any such decision is presented to the full Committee at its next scheduled meeting.

In addition, management may not hire as an employee a person who within the last three years was an employee of the Independent Accountants and participated in the audit engagement of the Company’s financial statements if the Audit Committee determines that the hiring of such person would impair the independence of the Independent Accountants. The independence of the Independent Accountants also is considered annually by the Audit Committee and the full Board of Directors.

Fees Incurred for 2009 and 2008 Services Performed by the Independent Registered Public Accounting Firm

The table below provides details of the fees paid to KPMG LLP by the Company for services rendered in 2009 and 2008. All such services were approved in advance by the Audit Committee. As shown in the table below, audit and audit-related fees totaled approximately 99% of the aggregate fees paid to KPMG LLP for both 2009 and 2008, and tax fees made up the remainder. There were no other fees paid to KPMG LLP in 2009 or 2008.

	2009	2008

Audit Fees(1)	$9,010,000	$8,960,000

Audit-Related Fees(2)
Servicing Reports	722,000	1,060,000
Employee Benefit Plan Audits	150,000	150,000
Audit/Attest Services Not Required by Statute or Regulation	42,000	195,000

	914,000	1,405,000
Tax Fees(3)	89,000	50,000
All Other Fees	0	0

Total Fees	$10,013,000	$10,415,000

(1)	Audit Fees include all services performed to comply with generally accepted auditing standards and services that generally only the Independent Accountants can provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC. For the Company, these fees include the integrated audit of the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting, quarterly reviews, statutory audits of the Company’s subsidiaries required by statute or regulation, attest services required by applicable law, comfort letters in connection with debt issuances, consents and assistance with and review of documents filed with the SEC.

(2)	Audit-Related Fees are for audit and related attest services that traditionally are performed by the Independent Accountants, and include servicing reports, employee benefit plan audits, due diligence assistance provided to the Company in connection with acquisitions, and audit and special procedures services that are not required by applicable law. Servicing reports represent reviews of the Company’s claim administration and certain health data processing functions that are provided to customers.

(3)	Tax Fees include all services performed by professional staff in the Independent Accountants’ tax division for tax return and related compliance services, except for those tax services related to the audit.

The affirmative vote of a majority of the votes cast is required for approval of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2010. The Audit Committee and the Board recommend a vote FOR the approval of KPMG LLP as the Company’s independent registered public accounting firm for 2010. If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy card will be voted FOR approval of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2010.

III. Approval of Aetna Inc. 2010 Stock Incentive Plan

Subject to shareholder approval, on February 26, 2010 the Board of Directors unanimously approved the Aetna Inc. 2010 Stock Incentive Plan, which we refer to as the 2010 Employee Plan, to be effective as of May 21, 2010, the date of the Annual Meeting. The Board of Directors is requesting that shareholders approve the 2010 Employee Plan to authorize 13,000,000 shares of Common Stock to be used for equity compensation awards to employees. The principal features of the 2010 Employee Plan are summarized below. Shareholders should read the full text of the 2010 Employee Plan provided in Annex B to this Proxy Statement for a complete description of its legal terms and conditions as proposed to be approved by the shareholders.

We currently maintain three stock compensation plans, the 2000 Stock Incentive Plan, the 2002 Stock Incentive Plan and the 2000 Non-Employee Director Compensation Plan, which together we refer to as the Current Plans. As of March 1, 2010, there were 26.3 million shares available for future awards under the Current Plans; of that number, 14.9 million shares were available under the 2000 Stock Incentive Plan, 11.3 million shares were available under the 2002 Stock Incentive Plan and 0.1 million were available under the 2000 Non-Employee Director Compensation Plan.

The 2000 Non-Employee Director Compensation Plan expires on April 30, 2010. The 2000 Non-Employee Director Compensation Plan will remain in effect for awards outstanding under that Plan until no awards remain outstanding. Separately, the Board is also requesting that shareholders approve the Aetna Inc. 2010 Non-Employee Director Compensation Plan to authorize 500,000 shares of Common Stock to be used for equity compensation awards to the Company’s non-employee Directors. This separate equity compensation plan is described in Proposal IV of this Proxy Statement.

Upon shareholder approval of the 2010 Employee Plan, the shares remaining available for future awards under the 2000 Stock Incentive Plan and the 2002 Stock Incentive Plan will be cancelled. If the 2010 Employee Plan is not approved by shareholders, we will continue to grant awards under those two Plans while they remain in effect and to the extent shares are available. The table below provides the approximate number of shares available for future awards under the Current Plans and upon approval of the 2010 Employee Plan and the 2010 Non-Employee Director Compensation Plan as of the date of the Annual Meeting.

	Shares Remaining Available for Future Equity Awards
	Prior to	Following
	Shareholder	Shareholder
Stock Compensation Plan	Approval	Approval

2000 Stock Incentive Plan	14.9	0.0
2002 Stock Incentive Plan	11.3	0.0
2010 Stock Incentive Plan	N/A	13.0
2000 Non-Employee Director Compensation Plan	0.0	0.0
2010 Non-Employee Director Compensation Plan	N/A	0.5

Total	26.2	13.5

Introduction

The Board believes that an effective equity compensation program is a key component of Aetna’s compensation philosophy. Long-term incentive compensation in the form of equity awards is intended to promote Aetna’s long-term success and increase shareholder value by attracting and retaining high caliber executives and employees who are essential to our success, and motivating these individuals to achieve Aetna’s continued financial growth and profitability. To achieve this purpose, the 2010 Employee Plan approved by the Board provides the flexibility to grant stock options, Stock Appreciation Rights (“SARs”), restricted stock, Restricted Stock Units (“RSUs”), Performance Stock Units (“PSUs”), performance shares and other stock-based awards to eligible employees.

Shareholder approval of the 2010 Employee Plan will also allow the Company to continue to provide equity compensation awards that preserve our corporate tax deduction under Section 162(m) of the Code. Section 162(m) denies a corporation’s federal income tax deduction for compensation it pays to certain executive officers in excess of $1 million per year for each such officer. Section 162(m) provides an exception to this limitation if the compensation is performance-based and the material terms of the compensation have been approved by the corporation’s shareholders. To ensure that stock options, SARs and incentive awards granted under the 2010 Employee Plan qualify for this exception, the 2010 Employee Plan specifies the maximum number of stock options, SARs and incentive awards that may be granted during any year to any one individual, as further described below.

Why the Board of Directors Recommends You Vote “For” This Proposal

•	The 2010 Employee Plan will allow Aetna to continue to grant equity awards, an important incentive tool for creating shareholder value.

The use of Common Stock as a component of the Company’s compensation program is critical to the future success of the Company. Equity awards create an employee ownership culture that aligns the interests of employees with shareholders. Equity compensation also focuses employees’ attention on creating long-term value since the awards are subject to vesting and/or performance conditions. For example:

1. Aetna has established stock ownership requirements for senior executives, which are further described on page 51 of the Compensation Discussion and Analysis section of this Proxy Statement; and

2. A portion of the equity compensation granted to senior executives in recent years has been awarded in the form of PSUs, which are earned contingent on the Company attaining specified earnings per share performance levels.

•	Equity awards are critical as a recruiting and retention tool.

Aetna’s future performance is dependent on its ability to recruit and retain high caliber employees, and a competitive compensation program that includes equity awards is essential for attracting and retaining such employees. The Company would be at a significant competitive disadvantage if it were not able to use stock-based awards to compensate employees. Without equity compensation, our recruiting efforts could be more challenging, and executives would no longer have stock awards at risk of forfeiture, which could impact our ability to retain them.

•	Aetna has demonstrated sound equity compensation practices.

The Company recognizes that equity compensation programs dilute shareholder equity and need to be used judiciously. Our compensation programs are designed to be consistent with competitive market practice, and we believe that our historical share utilization has been prudent and mindful of shareholder interests. As further described below, our equity burn rate and overhang are consistent with our competitors.

•	The 2010 Employee Plan includes features designed to protect shareholder interests, including:

1.	Awards under the 2010 Employee Plan will be administered by the Board’s Committee on Compensation and Organization, which consists entirely of independent directors;

2.	The 2010 Employee Plan prohibits granting stock options and stock appreciation rights with an exercise price below the fair market value of a share of stock on the date of grant;

3.	The 2010 Employee Plan prohibits the repricing or exchange of stock options or stock appreciation rights without shareholder approval; and

4.	Material amendments to the 2010 Employee Plan require shareholder approval.

•	If the 2010 Employee Plan is not approved, the Company will be compelled to increase the cash component of employee compensation.

In order to provide competitive compensation opportunities to attract and retain employees without equity compensation, the Company would need to replace the compensation previously delivered in equity awards with cash awards or other vehicles. These alternative forms of compensation may not align employee interests with those of shareholders as efficiently as stock-based awards.

Burn Rate and Overhang

In utilizing equity for Aetna’s long-term incentive compensation programs and analyzing the impact of utilizing equity on our shareholders, we consider the Company’s “burn rate” and “overhang.”

Burn rate is defined as the number of shares granted during the calendar year divided by the undiluted weighted average number of common shares outstanding. This provides a measure of the potential dilutive impact of the Company’s annual equity award program. For fiscal 2009 our burn rate was 1.7%, and our three-year average burn rate from fiscal 2007 through fiscal 2009 was 1.4%. Our average burn rate from 2006 to 2008 of 1.3% was consistent with the median of our competitors within the Healthcare Comparison Group described in the Compensation Discussion and Analysis section of this Proxy Statement.

Overhang is defined as the total number of equity awards outstanding, plus shares available to be granted, divided by total common shares outstanding plus the equity award shares. Overhang measures the potential dilutive effect of all outstanding equity awards and shares available for future grants. Our overhang as of December 31, 2009 was 15.0%. If the 13.0 million shares under the 2010 Employee Plan are included in the calculation and the 26.2 million shares remaining available for future awards under the Current Plans are cancelled, as proposed, our overhang would be reduced to 12.2%.

While our December 31, 2009 overhang of 15.0% is above the median of the Healthcare Comparison Group, this results from two important design features of our equity compensation program. First, the primary equity vehicle we have historically used in our long-term incentive compensation program has been grants of stock options and SARs, which typically provide employees up to 10 years to exercise their awards. As a result, we have a higher share usage rate than if we had granted primarily restricted shares or RSUs, which have greater value on a per share basis. Restricted shares and RSUs are also typically delivered over a shorter, 3-year vesting period. Second, since our employees tend to hold their stock options and SARs for long periods of time, our overhang that is attributable to outstanding options is higher than if employees exercised their options soon after they became vested. As of December 31, 2009 options and SARs covering 12.9 million shares have been outstanding for more than six years, as illustrated in the table on page 79. These awards have been substantially in-the-money since their respective vesting dates, and collectively, they have been in-the-money for more than 95% of the time since they originally became vested. We believe that the Company’s strong historical stock price performance incentivizes employees to hold their stock options and SARs for longer periods and reflects their confidence in Aetna’s future performance. Aetna’s long-term stock price performance, as measured by the Company’s 3 and 5-year total return to shareholders as of December 31, 2009, was consistent with its key competitors within the Healthcare Comparison Group.

	Outstanding		Weighted Average
	Options (In	Weighted Average	Remaining Years of
	millions)	Exercise Price	Contractual Life

In-the-Money Options/SARs outstanding in excess of 6 years	12.9	$9.60	2.1
Underwater Options/SARs outstanding in excess of 6 years	0.0	NA	NA
All Options/SARs outstanding less than 6 years	31.2	$36.81	5.8

In-the-Money Options/SARs outstanding in excess of 6 years, By Year
2000	0.9	$6.92	0.5
2001	3.3	$9.09	1.3
2002	2.5	$8.96	2.0
2003	6.2	$10.50	2.7

Total	12.9	$9.60	2.1

As of December 31, 2009, there were 44.1 million stock option and SAR awards that remained outstanding and unexercised with a weighted average exercise price of $28.88 and a weighted average remaining life of 4.7 years. The options and SARs generally vest ratably over a 3-year period.

The principal features of the 2010 Employee Plan are summarized below. The full text of the 2010 Employee Plan is attached as Annex B to this Proxy Statement, and the following summary is qualified in its entirety by reference to Annex B.

Plan Limits

The maximum number of shares of our Common Stock that may be issued pursuant to awards under the 2010 Employee Plan is 13,000,000, which may include authorized but unissued shares.

The 2010 Employee Plan permits the Company to credit and accrue, but does not permit the Company to pay out, dividends or dividend equivalents on unvested equity awards. This is consistent with our equity award practices under our Current Plans.

Shares that are subject to a stock option, SAR, restricted stock award, restricted stock unit award or other award granted under the 2010 Employee Plan which for any reason expire or are terminated, forfeited, canceled or converted to and paid in cash, will be available for delivery in connection with future awards under the 2010 Employee Plan. In addition, shares surrendered for the payment of the exercise price of stock options or withheld for taxes upon exercise or vesting of an award, will again be available for issuance under the 2010 Employee Plan. In addition, when a SAR is exercised and settled in shares or a stock option is subject to net-exercise, only the net shares issued from the SAR or option will be counted against the 2010 Employee Plan limit.

In order to comply with the exemption from Section 162(m) of the Internal Revenue Code relating to performance-based compensation, the 2010 Employee Plan provides that no participant may be granted stock options or SARs for more than 2,000,000 shares in any one-year period. In addition, no participant may be granted restricted stock awards, unrestricted stock awards or RSUs for more than 2,000,000 shares in any one-year period.

Administration

The 2010 Employee Plan will be administered by Aetna’s Committee on Compensation and Organization (the “Committee”), or such other committee as the Board selects consisting of two or more directors, each of whom is intended to be a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, an “outside director” under regulations promulgated under Section 162(m) of the Code, and an “independent director” under the NYSE rules. The current members of the Committee are Mr. Clark, Ms. Cohen, Mr. Farah, Ms. Franklin and Mr. Garten, each of whom is a director, but not an employee of Aetna.

The Board may reserve to itself any or all of the authority and responsibility of the Committee under the 2010 Employee Plan or may act as administrator of the 2010 Employee Plan for any and all purposes. In addition, the Board or the Committee may expressly delegate to a special committee, consisting of one or more directors or officers, some or all of the Committee’s authority, within specified parameters, to grant awards to eligible participants who, at the time of grant, are not officers and are not anticipated to be covered employees whose compensation would be subject to the limitations of Section 162(m) of the Code.

The Committee will have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the 2010 Employee Plan in accordance with its terms. The Committee will determine the employees who will be granted awards under the 2010 Employee Plan, the size and types of awards, the terms and conditions of awards and the form and content of the award agreements representing awards. The Committee will be authorized to establish, administer and waive terms, conditions and performance goals of outstanding awards and to accelerate the vesting or exercisability of awards, in each case, subject to limitations contained in the 2010 Employee Plan. The Committee will interpret the 2010 Employee Plan and award agreements and will have authority to correct any defects, supply any omissions and reconcile any inconsistencies in the 2010 Employee Plan and/or any award agreements. The Committee’s decisions and actions concerning the 2010 Employee Plan will be final and conclusive.

The 2010 Employee Plan prohibits reducing the exercise price or grant price of an outstanding stock option or SAR or replacing or exchanging an outstanding stock option or SAR that has an exercise price or grant price above the value of our Common Stock with a new option or SAR that has a lower exercise price or grant price, or with any other type of new award other than as described under “Adjustment for Corporate Transactions” on page 83, without first obtaining shareholder approval.

Eligibility

The 2010 Employee Plan provides that awards may only be granted to employees of the Company. As of March 1, 2010, there were approximately 33,000 employees who would be eligible to receive awards under the 2010 Employee Plan. Since 2005, between 4,000 and 6,000 of the eligible employees have received equity awards annually.

Duration and Modification

The 2010 Employee Plan will terminate on May 21, 2020, or such earlier date as the Board of Directors may determine. Notwithstanding the foregoing, the 2010 Employee Plan will remain in effect for awards outstanding under that Plan until no such awards remain outstanding.

The Board of Directors may amend, alter, suspend or terminate the 2010 Employee Plan. However, the Board of Directors will be required to obtain approval of the shareholders, if such approval is required by any applicable law or rule, of any amendment of the 2010 Employee Plan that would: (a) increase the maximum number of shares of our Common Stock that may be sold or awarded under the 2010 Employee Plan, or that may be subject to awards granted to a single participant during a single fiscal year, except in the event of certain changes in our capital (as described on page 83 under “Adjustment for Corporate Transactions”); (b) decrease the minimum option exercise price or SAR grant price required by the 2010 Employee Plan, except in the event of certain changes in our capital (as described below under “Adjustment for Corporate Transactions”); (c) change the class of persons eligible to receive awards under the 2010 Employee Plan; (d) change the performance measures applicable to awards intended to qualify as performance-based compensation under Section 162(m) of the Code; (e) extend the duration of the 2010 Employee Plan or the exercise period of any stock options or SARs granted under the 2010 Employee Plan; or (f) otherwise require shareholder approval to comply with applicable laws or rules.

Stock Options

A stock option is the right to purchase a specified number of shares of our Common Stock in the future at a specified exercise price, subject to the other terms and conditions specified in the award agreement and the 2010 Employee Plan. Stock options granted under the 2010 Employee Plan will be either “incentive stock options,” which may be eligible for special tax treatment under the Code, or stock options other than incentive stock options (referred to as “nonqualified stock options”), as determined by the Committee and stated in the award agreement. The number of shares covered by each stock option award will be determined by the Committee, but no participant may be granted stock options for more than 2,000,000 shares of our Common Stock in any year. The exercise price of each stock option is determined by the Committee but cannot be less than 100% of the fair market value of our Common Stock on the date of grant. The fair market value of our Common Stock is generally determined as the closing price of our Common Stock on the NYSE on the grant date. Stock options granted under the 2010 Employee Plan in substitution or exchange for options or awards of another company involved in a corporate transaction with us or one of our subsidiaries will have an exercise price that is intended to preserve the economic value of the award that is replaced. The exercise price of any stock options granted under the 2010 Employee Plan may be paid in cash, shares of our Common Stock already owned by the option holder or any other method that may be approved by the Committee, such as a cashless broker-assisted exercise that complies with law.

Stock options will become exercisable and expire at the times and on the terms and conditions established by the Committee, subject to a maximum term of 10 years following the grant date. Stock options generally terminate 90 days after the holder’s employment or service with Aetna or one of our affiliates terminates.

SARs

SARs may be granted under the 2010 Employee Plan alone or in tandem with specific stock options granted under the 2010 Employee Plan. SARs are awards that, upon their exercise, give a participant the right to receive from us an amount equal to (1) the number of shares for which the SAR is exercised, multiplied by (2) the excess of the fair market value of a share of our Common Stock on the exercise date above the exercise price of the SAR. The exercise price of a SAR cannot be less than 100% of the fair market value of our Common Stock on the grant date of such SAR. A SAR may be settled in cash, shares or a combination of cash and shares, as determined by the Committee. SARs will become exercisable and expire at the times and on the terms and conditions established by the Committee, subject to a maximum term of 10 years following the grant date. However, a SAR granted in tandem with a stock option will be exercisable and terminate when the related stock option is exercisable and terminates. Such a stock option will no longer be exercisable to the extent that the holder exercises the related SAR. Likewise, a SAR will not be exercisable to the extent that the related stock option is exercised. The number of shares covered by each SAR will be determined by the Committee, but no participant may be granted SARs covering more than 2,000,000 shares of our Common Stock in any year.

Incentive Stock and Incentive Units

The 2010 Employee Plan provides the Committee with the authority to grant a variety of time-based and performance-based incentive stock and incentive unit awards, including, but not limited to, restricted stock, RSUs, PSUs, and performance shares, to eligible employees.

Restricted stock awards are shares of our Common Stock that are awarded to a participant subject to the satisfaction of the terms and conditions established by the Committee. Until the applicable restrictions lapse, shares of restricted stock are subject to forfeiture and may not be sold, assigned, pledged or otherwise disposed of by the participant who holds those shares. RSUs are denominated in units of shares of our Common Stock, except that no shares are actually issued to the participant on the grant date. When a RSU award vests, the participant is entitled to receive shares of our Common Stock, a cash payment based on the value of shares of our Common Stock or a combination of shares and cash. Vesting of restricted stock and RSU awards may be based on continued employment or service and/or satisfaction of performance goals or other conditions established by the Committee. A recipient of restricted stock will have the rights of a shareholder during the restriction period, including the right to be credited with any dividends, which shall be subject to the same restrictions as the underlying share of restricted stock. A recipient of RSUs will have none of the rights of a shareholder unless and until shares are actually delivered to the participant. Upon termination of employment or a period of service, or failure to satisfy other vesting or performance conditions, a participant’s unvested shares of restricted stock and unvested RSUs are forfeited unless the participant’s award agreement, or the Committee, provides otherwise.

Performance units and performance shares granted to a participant are amounts credited to a bookkeeping account established for the participant. A performance unit has an initial value that is established by the Committee at the time of grant. A performance share has an initial value equal to the fair market value of one share of our Common Stock on the date of grant. Whether a performance unit or performance share award will actually result in a payment to a participant will depend upon the extent to which performance goals or other conditions established by the Committee are satisfied. After a performance unit or performance share award has vested, the participant will be entitled to receive a payout of cash, shares of our Common Stock or a combination thereof, as determined by the Committee. A participant’s award agreement describes the terms and conditions of the award, including the effect of a termination of employment on the participant’s performance unit or performance share award.

The number of shares of incentive stock and/or incentive units granted to a participant will be determined by the Committee, but no participant may be granted more than 2,000,000 shares subject to awards in any year.

Incentive stock and/or incentive unit awards subject to performance conditions may be structured to qualify as performance-based compensation that is exempt from the deduction limitations of Section 162(m) of the Code, as described under “Certain Federal Income Tax Consequences” beginning on page 83. Awards intended to satisfy this exemption must be conditioned on the achievement of objectively determinable performance goals based on one or more of the performance measures listed below, determined in relation to the Company or our affiliates or any business unit of either or in comparison to a designated group of other companies or index:

• Net income	• Cash flow
• Earnings before income taxes	• Return on assets
• Earnings per share	• Pretax operating income
• Return on shareholders equity	• Customer satisfaction
• Expense management	• Provider satisfaction
• Ratio of claims to revenues	• Employee satisfaction
• Revenue growth	• Quality of networks
• Earnings growth	• Strategic innovation
• Profitability of an identifiable business unit or product	• Net economic profit (operating earnings minus a charge for capital)
• Total shareholder return	• Any combination of the foregoing goals

The Committee will determine whether the performance goals that have been chosen for a particular performance-based award have been met. The Committee may, in its discretion, adjust downwards but not upwards amounts payable or benefits granted, issued, retained or vested under a performance-based award described above.

Other Stock-Based Awards

The Committee may grant to participants other stock-based awards under the 2010 Employee Plan, which are valued in whole or in part by reference to, or otherwise based on, shares of our Common Stock. The form of any other stock-based awards will be determined by the Committee, and may include a grant or sale of unrestricted shares of common stock. The number of shares of our Common Stock related to any other stock-based award will be determined by the Committee. Other stock-based awards may be paid in shares of our

Common Stock or cash, according to the award agreement. The terms and conditions of the award, including vesting provisions and the effect of a termination of employment or service on the award, will be established by the Committee at the time of grant.

Dividend Equivalents

The Committee may provide for the crediting of dividends or dividend equivalents with respect to an equity award, such as restricted stock units, that have not vested or been issued. However, such dividends or dividend equivalents will generally be subject to the same terms and conditions as the underlying award, and will in no event pay out on unvested awards.

Transferability of Awards

Awards under the 2010 Employee Plan generally may not be sold, assigned or otherwise transferred except by will or the laws of descent and distribution. The Committee may permit awards to be transferred to a member of a participant’s immediate family or to a trust or similar vehicle for the benefit of such immediate family members on such terms and conditions as it shall determine.

Adjustment for Corporate Transactions

In the event of any corporate event or transaction, such as an extraordinary stock dividend, stock split, recapitalization, reorganization, merger, combination, consolidation or spin-off, in order to prevent dilution or enlargement of participants’ rights under the 2010 Employee Plan, the Committee will substitute or adjust the number, class and kind of securities that can be delivered under the 2010 Employee Plan and outstanding awards, the 2010 Employee Plan’s limits on the number of shares that can be subject to awards granted to a single participant during a single fiscal year, and the price, as applicable, of securities subject to awards outstanding under the 2010 Employee Plan.

Tax Withholding Obligations

The 2010 Employee Plan authorizes the Company to withhold all applicable taxes from any award or payment under the 2010 Employee Plan and to take other actions necessary or appropriate to satisfy those tax obligations.

Certain Federal Income Tax Consequences

The following is a brief summary of certain significant United States Federal income tax consequences, under the Code, as in effect on the date of this summary, applicable to us and participants in connection with awards under the 2010 Employee Plan. This summary assumes that all awards will be exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. If an award constitutes nonqualified deferred compensation and fails to comply with Section 409A of the Code, the award will be subject to immediate taxation and tax penalties in the year the award vests. This summary is not intended to be exhaustive, and, among other things, does not describe state, local or non-United States tax consequences, or the effect of gift, estate or inheritance taxes. References to “we,” “us,” “our” and the “Company” in this summary of tax consequences mean Aetna Inc., or any subsidiary or affiliate of Aetna Inc. that employs or receives the services of a recipient of an award under the 2010 Employee Plan, as the case may be.

The grant of stock options under the 2010 Employee Plan will not, in itself, result in taxable income to the recipient of the stock option or an income tax deduction for us. However, the transfer of Common Stock to a stock option holder upon exercise of the option may or may not give rise to taxable income to the option holder and a tax deduction for us depending upon whether such option is a nonqualified stock option or an incentive stock option.

The exercise of a nonqualified stock option by an option holder generally results in immediate recognition of taxable ordinary income by the option holder and a corresponding tax deduction for the Company in the amount by which the fair market value of the shares of our Common Stock purchased, on the date of such exercise, exceeds the aggregate exercise price paid. Any appreciation or depreciation in the fair market value of those shares after the exercise date will generally result in a capital gain or loss to the holder at the time the participant disposes of the shares and no impact to the Company.

The exercise of an incentive stock option by the option holder is exempt from income tax, although not from the alternative minimum tax, and does not result in a tax deduction for the Company if the holder has been an employee at all times beginning with the option grant date and ending three months before the date the holder exercises the option (or twelve months in the case of termination of employment due to disability). If the option holder has not been so employed during that time, the holder will be taxed as if nonqualified stock options were granted. If the option holder disposes of the shares purchased more than two years after the option was granted and more than one year after the option was exercised, then the option holder will recognize any gain or loss upon disposition of those shares as capital gain or loss. However, if the option holder disposes of the shares prior to satisfying these holding periods (known as a “disqualifying disposition”), the option holder will be obligated to report as taxable ordinary income for the year in which that disposition occurs the excess, with certain adjustments, of the fair market value of the shares disposed of, on the date the incentive stock option was exercised, over the exercise price paid for those shares. The Company would be entitled to a tax deduction equal to that amount of ordinary income reported by the option holder. Any additional gain realized by the option holder on the disqualifying disposition would be capital gain. If the total amount realized in a disqualifying disposition is less than the exercise price of the incentive stock option, the difference would be a capital loss for the holder.

The granting of SARs does not, in itself, result in taxable income to the recipient of a SAR or a tax deduction for the Company. Upon exercise of a SAR, the amount of any cash and/or the fair market value of any of our Common Stock received as of the exercise date are taxable to the participant as ordinary income and deductible by the Company.

A participant will not recognize any taxable income upon the award of shares of restricted stock which are not transferable or are subject to a substantial risk of forfeiture. Dividends paid with respect to restricted stock, if any, prior to the lapse of restrictions applicable to that stock will be taxable as compensation income to the participant. Generally, the participant will recognize taxable ordinary income when the shares become transferable and are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of those shares at the time such restrictions lapse. However, a participant may elect to recognize taxable ordinary income upon the award date of restricted stock based on the fair market value of the shares of our Common Stock subject to the award on the date of the award. If a participant makes such an election, any dividends paid with respect to that restricted stock will not be treated as compensation income, but rather as dividend income, and the participant will not recognize additional taxable income when the restrictions applicable to his or her restricted stock award lapse.

Assuming compliance with the applicable reporting requirements, we will be entitled to a tax deduction equal to the amount of ordinary income recognized by a participant in connection with his or her restricted stock award in the same taxable year that the participant recognizes that ordinary income.

The granting of RSUs does not result in taxable income to the recipient of a RSU or a tax deduction for the Company. The amount of cash received or the then-current fair market value of our Common Stock received upon vesting of the RSU is taxable to the recipient as ordinary income and deductible by the Company.

The granting of incentive stock and/or incentive unit awards subject to performance conditions, including performance stock units, performance shares and other stock-based awards generally should not result in the recognition of taxable income by the recipient or a tax deduction by us. The payment or settlement of a performance stock unit, performance share or other stock-based award should generally result in immediate recognition of taxable ordinary income by the recipient equal to the amount of any cash received or the then-current fair market value of the shares of our Common Stock received, and a corresponding tax deduction by the Company. If the shares covered by the award are not transferable and subject to a substantial risk of forfeiture, the tax consequences to the participant and the Company will be similar to the tax consequences of restricted stock awards, previously described. If the award consists of unrestricted shares of our Common

Stock, the recipient of those shares will immediately recognize as taxable ordinary income the fair market value of those shares on the date of the award, and we will be entitled to a corresponding tax deduction.

Under Section 162(m) of the Code, we may be limited as to federal income tax deductions to the extent that total annual compensation in excess of $1 million is paid to our principal executive officer and each of our other three most highly compensated executive officers (other than our principal executive officer or our principal financial officer) who are employed by us on the last day of our taxable year. However, certain “performance-based compensation” the material terms of which are disclosed to and approved by our shareholders is not subject to this deduction limitation. The 2010 Employee Plan has been structured with the intention that compensation resulting from stock options, SARs and other performance-based awards granted under the 2010 Employee Plan will be qualified performance-based compensation and, assuming the 2010 Employee Plan is approved by the shareholders, deductible without regard to the limitations otherwise imposed by Section 162(m) of the Code. The 2010 Employee Plan allows the Committee discretion to award restricted stock, RSUs, performance shares, PSUs and other stock-based awards that are intended to be qualified performance-based compensation, as described under “Incentive Stock and Incentive Units” above. However, nothing in this proposal precludes granting awards that do not qualify for tax deductibility under Section 162(m).

Under certain circumstances, accelerated vesting, exercise or payment of awards under the 2010 Employee Plan in connection with a “change of control” may be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Section 280G of the Code. To the extent it is so considered, the participant holding the award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and we would be denied a tax deduction for the excess parachute payment.

Equity compensation awards to be granted in the future to the Company’s current and future eligible employees under the 2010 Employee Plan cannot be determined at this time, as actual awards will be based on the discretion of the Compensation Committee. For an understanding of the equity compensation awards made in the past under the Current Plans, see the 2009 Grants of Plan-Based Awards Table and the Outstanding Equity Awards at 2009 Fiscal Year-End Table beginning on page 57.

Approval of the 2010 Employee Plan requires (a) a majority of the votes cast on the 2010 Employee Plan to be “for” the 2010 Employee Plan and (b) the total number of votes cast on the 2010 Employee Plan to be a majority of the shares of Common Stock outstanding at the Record Date. The Board recommends a vote FOR the approval of the 2010 Employee Plan. If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy card will be voted FOR approval of the 2010 Employee Plan.

IV. Approval of Aetna Inc. 2010 Non-Employee Director Compensation Plan

Introduction

At the Annual Meeting, shareholders will be asked to approve the Aetna Inc. 2010 Non-Employee Director Compensation Plan (the “2010 Director Plan”), which has been adopted by the Board of Directors. If approved by shareholders, the 2010 Director Plan will replace the current Non-Employee Director Compensation Plan which expires on April 30, 2010. The current Non-Employee Director Compensation Plan will remain in effect for awards outstanding under that Plan until no such awards remain outstanding.

The purpose of the 2010 Director Plan is to enable the Company to attract, retain and motivate Directors who are not officers or employees of the Company (the “Non-Employee Directors”) and further enhance the long-term mutuality of interest among the Company’s Non-Employee Directors and our shareholders.

The following summary of the 2010 Director Plan is qualified in its entirety by reference to the complete text of the 2010 Director Plan, which is attached to this Proxy Statement as Annex C. Capitalized terms not separately defined herein have the meanings set forth in the 2010 Director Plan.

Principal Features of the 2010 Director Plan

Shares Available for Issuance.  A maximum of 500,000 shares of Common Stock may be issued under the 2010 Director Plan, subject to appropriate adjustments in the event of certain corporate transactions, including stock dividends and splits, to preserve, or to prevent the enlargement of, the benefits made available under the 2010 Director Plan.

Grants under the 2010 Director Plan.  Under the 2010 Director Plan, each Non-Employee Director will, upon his or her initial appointment as a Director, receive a contractual right to receive 6,000 deferred stock units that are convertible upon retirement from Board service into 6,000 shares of Common Stock (the “Initial Units”). All Non-Employee Directors currently serving have previously received such grants and are not eligible for further Initial Units. Additionally, on the date of the Annual Meeting, each Non-Employee Director will receive units representing $160,000 or such other amount as may be determined from time to time (the “Annual Units”).

Vesting of Units.  Generally, to become fully vested in the Initial Units a Non-Employee Director must complete three years of service as a Director following the grant of such Initial Units. Annual Units vest quarterly and are fully vested one year from the date of grant. If a Non-Employee Director ceases to be a Director due to death, Disability, Retirement, or acceptance of a position in Government Service prior to the vesting date of any units, the units will become fully vested. A Non-Employee Director’s rights with respect to any unvested units will also vest upon a Change-in-Control of the Company. Otherwise, if a Director ceases to be a Director before the vesting date of any units, he or she will receive only a pro-rata portion of the related shares.

Delivery of Shares.  Shares of Common Stock will be delivered in respect of Initial Units following a Non-Employee Director’s cessation of service as a Director. Shares of Common Stock issued in connection with Annual Units are delivered one year from the grant date, unless the Director has elected to defer payment of the grant. Following a Change-in-Control of the Company, a Non-Employee Director will receive cash in lieu of Common Stock based on the Fair Market Value of the Common Stock on the date of the Change-in-Control.

Other Stock-based Grants.  Under the 2010 Director Plan, the Board has the flexibility to approve other stock-based grants such as Stock Options, Stock Appreciation Rights or other awards denominated as payable in shares of Common Stock.

Deferred Compensation.  The 2010 Director Plan permits Directors to defer payment of some or all of their Director compensation (including cash retainers and Annual Units) to an unfunded stock unit account or unfunded interest account. During the period of deferral, amounts deferred to the stock unit account track the value of the Common Stock and earn dividend equivalents. During the period of deferral, amounts deferred to the interest account accrue interest pursuant to a formula equal to the rate of interest paid from time to time under the fixed interest rate fund option of the 401(k) Plan (4.1% per year for the period January to June 2010).

Dividend Equivalents.  The grant of Units will not confer any rights as a shareholder of the Company (such as the right to vote and the right to receive dividends); however, on each dividend payment date Non-Employee Directors will be paid an amount in cash equal to the dividend per share for the applicable dividend payments times the number of shares that are subject to vested Units held by such Non-Employee Director.

Administration and Amendment.  The 2010 Director Plan will be administered by the Board of Directors. The Board of Directors may amend the 2010 Director Plan from time to time; however, without shareholder approval, no amendment may increase the number of shares of Common Stock that may be issued under the 2010 Director Plan.

Termination.  Unless sooner terminated by action of the Board, the 2010 Director Plan will continue in effect through the date of the annual meeting in 2020, but grants under the 2010 Director Plan on or prior to the termination date will continue in effect until they expire in accordance with their terms.

Other Information.  Currently, there are 12 Non-Employee Directors. The closing price of the Common Stock on March 26, 2010 was $34.32.

New Plan Award Table.  The following table shows the unit grants that will be awarded during 2010, assuming all Nominees are elected at the Annual Meeting and no additional Directors are elected during the year.

Aetna Inc. 2010 Non-Employee Director Compensation Plan
		Number
Name and Position*	Dollar Value	of Units

All Non-Employee Directors as a group	$1,920,000	559 (1)

*	Named Executive Officers are not eligible to participate in the 2010 Director Plan.

(1)	Based on the closing price of our Common Stock on March 26, 2010, $34.32. Actual number of units will depend on the value of our Common Stock on the date of grant. Number of units reported does not include units that may be credited to a Director upon an election to defer all or a portion of the Director’s cash compensation or dividend equivalents into the Stock Unit Account.

Approval of the 2010 Director Plan requires (a) a majority of the votes cast on the 2010 Director Plan to be “for” the 2010 Director Plan and (b) the total number of votes cast on the 2010 Director Plan to be a majority of the shares of Common Stock outstanding at the Record Date. The Board recommends a vote FOR the approval of the 2010 Director Plan. If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy card will be voted FOR approval of the 2010 Director Plan.

V. Approval of Continued Use of Certain Performance Criteria Under
the Aetna Inc. 2001 Annual Incentive Plan

Section 162(m) provides that Aetna generally may not deduct compensation in excess of $1,000,000 paid to a “covered employee” (defined in Section 162(m) as a company’s chief executive officer or any of such company’s three other most highly compensated executive officers named in the proxy statement (other than the principal executive officer or principal financial officer) who remain in office on the last day of the relevant taxable year, together referred to as “Covered Employees”) unless this compensation qualifies as performance-based. To qualify as performance-based for this purpose, Section 162(m) requires that shareholders must approve the performance criteria used under certain performance-based programs such as the Aetna Inc. 2001 Annual Incentive Plan (the “Annual Incentive Plan”). Where these criteria provide the Company a choice among different measures, shareholders must reapprove the performance criteria every five years. Annual bonus awards issued to Covered Employees under the Annual Incentive Plan are designed to comply with Section 162(m), and Aetna is now seeking reapproval of those performance criteria to preserve deductibility under Section 162(m) with respect to such awards.

The Annual Incentive Plan was approved by Aetna’s shareholders in 2000, and the performance criteria under the Annual Incentive Plan were reapproved by Aetna’s shareholders in 2005. The Annual Incentive Plan is administered by the Compensation Committee. The Annual Incentive Plan allows the Compensation Committee to establish performance targets for annual bonus awards and to pay such bonus awards based on performance against those targets. Under the Annual Incentive Plan, the performance targets for bonus awards are required to relate to at least one of the following criteria, which may be determined solely by reference to the performance of Aetna, a subsidiary (or any business unit thereof) or based on comparative performance relative to other companies: (1) net income, (2) earnings before income taxes, (3) earnings per share, (4) return on shareholders equity, (5) expense management, (6) ratio of claims to revenues, (7) revenue growth, (8) earnings growth, (9) profitability of an identifiable business unit or product, (10) total shareholder return, (11) cash flow, (12) return on assets, (13) pretax operating income, (14) customer satisfaction, (15) provider satisfaction, (16) employee satisfaction, (17) quality of networks, (18) strategic innovation, (19) net economic profit (operating earnings minus a charge for capital) or (20) any combination of the foregoing.

Under the Annual Incentive Plan, the maximum bonus that may be paid to a Covered Employee is $3,000,000. The Compensation Committee has the discretion to pay less than the maximum amount otherwise payable to a Covered Employee based on individual performance or other criteria the Committee determines appropriate. Annual bonuses are paid following the close of the calendar year to which they relate, subject to certification by the Compensation Committee that the applicable performance criteria have been satisfied in whole or in part.

The amount of annual bonuses to be paid in the future to the Company’s current and future Covered Employees under the Annual Incentive Plan cannot be determined at this time, as actual amounts will be based on the discretion of the Compensation Committee in determining the awards, actual performance and the Compensation Committee’s discretion, if applied, to reduce the amount of an award. For an understanding of the annual bonuses paid in the past under the Annual Incentive Plan, see the 2009 Summary Compensation Table on page 55. Nothing in this proposal precludes Aetna or the Compensation Committee from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m). This proposal does not amend the Annual Incentive Plan.

The affirmative vote of a majority of the votes cast is required for approval of the continued use of the foregoing performance criteria under the Aetna Inc. 2001 Annual Incentive Plan. The Board recommends a vote FOR the approval of the continued use of the foregoing performance criteria under the Aetna Inc. 2001 Annual Incentive Plan. If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy card will be voted FOR approval of the continued use of the foregoing performance criteria under the Aetna Inc. 2001 Annual Incentive Plan.

VI. Shareholder Proposals

Proposal 1 — Cumulative Voting

Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Ave. N.W., Suite 215, Washington, D.C. 20037 (owner of 800 shares of Common Stock), has advised Aetna that she plans to present the following proposal at the Annual Meeting. The proposal is included in this Proxy Statement pursuant to the rules of the SEC.

“RESOLVED: That the stockholders of Aetna, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.”

“REASONS: “Many states have mandatory cumulative voting, so do National Banks.”

“In addition, many corporations have adopted cumulative voting.”

“Last year the owners of 144,632,414 shares, representing approximately 39.3% of shares voting, voted FOR this proposal.”

“If you AGREE, please mark your proxy FOR this resolution.”

The affirmative vote of a majority of the votes cast is required for approval of the foregoing proposal.

THE BOARD OF DIRECTORS WILL OPPOSE THIS PROPOSAL IF IT IS INTRODUCED AT THE 2010 ANNUAL MEETING AND RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

The Board continues to believe that a system of voting for Directors that does not permit shareholders to cumulate their votes provides the best assurance that the decisions of the Directors will be in the interests of all shareholders.

Many shareholders in corporate America want more say when it comes to electing directors. The Board has studied various alternatives for accomplishing this objective, including cumulative voting. The Nominating Committee, which consists entirely of independent Directors, has considered these voting matters on several occasions in the last few years, as has the full Board. During the course of this review, the Board amended (with the approval of the Company’s shareholders) Aetna’s Articles of Incorporation to provide for majority voting in uncontested Director elections, implemented confidential voting in uncontested solicitations and amended Aetna’s By-Laws to provide that the Board does not have the right to alter the size of the Board beyond a range established by Aetna’s shareholders. The Board believes that these changes effectively respond to shareholder needs and strengthen the Board’s accountability to Aetna’s shareholders.

In addition, cumulative voting is one of those issues that may favor special interest groups. Cumulative voting could make it possible for such a group to elect one or more Directors beholden to the group’s narrow interests. This could increase the likelihood of factionalism and discord within the Board, which may undermine its ability to work effectively as a governing body on behalf of the common interests of all shareholders. The system of voting utilized by Aetna and by most leading corporations where each shareholder is entitled to one vote per share with respect to each Director nominee prevents the “stacking” of votes behind potentially partisan Directors. This system thus promotes the election of a more effective Board in which each Director represents the shareholders as a whole.

Finally, the Board alone would not be able to implement cumulative voting upon adoption of this proposal by the shareholders because cumulative voting is prohibited by Aetna’s Articles of Incorporation. Under Pennsylvania law and Aetna’s Articles of Incorporation, an amendment to Aetna’s Articles of Incorporation to delete this provision would require shareholder approval at a subsequent shareholder meeting, following adoption of a resolution by the Board approving the proposed amendment.

For these reasons, while the Board carefully considered cumulative voting as a part of its review of governance issues in the last several years, the Board continues to believe that this proposal is not in the best interests of Aetna or its shareholders.

If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy card will be voted AGAINST the foregoing proposal.

Proposal 2 — Independent Chairman of the Board of Directors

The United Association S&P 500 Index Fund, P.O. Box 8635, Boston, Massachusetts, 02266-8635 (owner of 10,173 shares of Common Stock), has advised Aetna that it plans to present the following proposal at the Annual Meeting. The proposal is included in this Proxy Statement pursuant to the rules of the SEC.

“RESOLVED: That stockholders of Aetna Inc. (“Aetna” or “the Company”) ask the board of directors to adopt a policy that the board’s chairman be an independent director who has not previously served as an executive officer of Aetna. The policy should be implemented so as not to violate any contractual obligation. The policy should also specify (a) how to select a new independent chairman if a current chairman ceases to be independent during the time between annual meetings of shareholders; and, (b) that compliance with the policy is excused if no independent director is available and willing to serve as chairman.

SUPPORTING STATEMENT

It is the responsibility of the Board of Directors to protect shareholders’ long-term interests by providing independent oversight of management, including the Chief Executive Officer (CEO), in directing the corporation’s business and affairs. Currently at our Company, Ronald A. Williams holds both the positions of Chairman of the Board and CEO. We believe that this current scheme may not adequately protect shareholders.

Shareholders of Aetna require an independent leader to ensure that management acts strictly in the best interests of the Company. By setting agendas, priorities and procedures, the position of Chairman is critical in shaping the work of the Board of Directors. Accordingly, we believe that having an independent director serve as chairman can help ensure the objective functioning of an effective Board.

As a long-term shareholder of our Company, we believe that ensuring that the Chairman of the Board of our Company is independent, will enhance Board leadership at Aetna, and protect shareholders from future management actions that can harm shareholders. Other corporate governance experts agree. As a Commission of The Conference Board stated in a 2003 report, “The ultimate responsibility for good corporate governance rests with the board of directors. Only a strong, diligent and independent board of directors that understands the key issues, provides wise counsel and asks management the tough questions is capable of ensuring that the interests of shareowners as well as other constituencies are being properly served.”

We believe that the recent wave of corporate scandals demonstrates that no matter how many independent directors there are on the Board, that Board is less able to provide independent oversight of the officers if the Chairman of that Board is also the CEO of the Company.

We, therefore, urge shareholders to vote FOR this proposal.”

The affirmative vote of a majority of the votes cast is required for approval of the foregoing proposal.

THE BOARD OF DIRECTORS WILL OPPOSE THIS PROPOSAL IF IT IS INTRODUCED AT THE 2010 ANNUAL MEETING AND RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

The Board believes that the decision of who should serve as Chairman is the responsibility of the Board and that the Board should not be constrained by a requirement that the positions of CEO and Chairman be separated. The Company’s existing governance structure allows the Board to make changes in the

Company’s leadership structure if and when the Board believes that such actions are in the best interest of the Company and its shareholders. Currently, the Board believes that the Company and its shareholders are best served by having the flexibility to have the option to have the same individual serve as Chairman and Chief Executive Officer, and that adopting a policy to restrict the Board’s discretion in selecting the Chairman would deprive the Board of the ability to select the most qualified and appropriate individual to lead the Board as Chairman. There is simply no benefit in limiting the Board’s flexibility to choose the person it believes would best serve as Chairman.

The Board, with the assistance of the Nominating Committee, regularly reviews the leadership structure of the Company, including whether the position of Chairman should be held by an independent Director. The Board strongly believes that Mr. Williams, acting as both Chairman and CEO, currently serves as a highly effective leader of the Board and an effective bridge between the Board and management, and provides critical leadership for carrying out the Company’s strategic initiatives and confronting its challenges.

The Board has taken several steps to ensure that it effectively carries out its responsibility for the independent oversight of management. The Board has an independent Presiding Director who: (a) is responsible for coordinating the activities of the independent Directors; (b) sets the agenda for and leads the nonmanagement Director executive sessions (which are described below), and briefs the Chairman and Chief Executive Officer on any issues arising from those executive sessions; (c) acts as the principal liaison to the Chairman and Chief Executive Officer for the views of, and any concerns or issues raised by, the independent Directors; (d) provides input on and approves the agenda for Board meetings and Board meeting schedules; and (e) consults with the other Directors and advises the Chairman and Chief Executive Officer about the quality, quantity and timeliness of information provided to the Board and the Board’s decision making processes.

Executive sessions of nonmanagement Directors are scheduled as part of every regularly scheduled Board meeting, without management present, to discuss certain Board policies, processes and practices, the performance and proposed performance-based compensation of the Chief Executive Officer, management succession and other matters relating to the Company and the functioning of the Board.

It should also be noted that out of the 13 Directors, only Mr. Williams is a member of management, and that every committee, other than the Executive Committee and the Investment and Finance Committee, is comprised of only independent directors.

In summary, the Board opposes this proposal because it eliminates the Board’s ability to exercise its business judgment and because it believes the Company already receives substantial oversight from our Presiding Director and other independent Directors and from our strong corporate governance practices.

For these reasons, the Board believes that this proposal is not in the best interests of Aetna or its shareholders.

If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy card will be voted AGAINST the foregoing proposal.

Additional Information

Contact Information

If you have questions or need more information about the Annual Meeting, write to:

Office of the Corporate Secretary
Aetna Inc.
151 Farmington Avenue, RW61
Hartford, CT 06156

or email us at shareholderrelations@aetna.com.

For information about your record holdings or DirectSERVICE Investment Program account, call Computershare Trust Company, N.A. at 1-800-446-2617 or access your account via the Internet at www.computershare.com/investor. We also invite you to visit Aetna’s website at www.aetna.com. Website addresses are included for reference only. The information contained on Aetna’s website is not part of this proxy solicitation and is not incorporated by reference into this Proxy Statement.

Financial Statements

The 2009 Aetna Annual Report, Financial Report to Shareholders (the “Annual Report”) includes the Report of Independent Registered Public Accounting Firm, which includes an opinion on the Company’s consolidated financial statements as of December 31, 2009 and 2008 and for each of the three years in the three-year period ending December 31, 2009, as well as an opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2009. The Annual Report also contains Management’s Discussion and Analysis of Financial Condition and Results of Operations together with the Consolidated Financial Statements and related Notes as of December 31, 2009 and 2008 and for each of the three years in the three-year period ending December 31, 2009. Other information provided in the Annual Report includes Reports of Management, Selected Financial Data for the most recent five years, Quarterly Financial Data for 2009 and 2008 and a Corporate Performance Graph.

SEC Form 10-K

Shareholders may obtain a copy of Aetna’s 2009 Annual Report on Form 10-K filed with the SEC, including the financial statements and the financial statement schedules, without charge by calling (1-800-237-4273), by visiting Aetna’s website at www.aetna.com or by mailing a written request to Judith H. Jones, Aetna’s Corporate Secretary, at 151 Farmington Avenue, RW61, Hartford, CT 06156.

By order of the Board of Directors,

Judith H. Jones
Vice President and Corporate Secretary
April 12, 2010

ANNEX A

AETNA INC.
INDEPENDENCE STANDARDS FOR DIRECTORS

To be considered independent under the New York Stock Exchange, Inc. (“NYSE”) rules, the Board must determine that a Director has no material relationship with Aetna (either directly or as a partner, shareholder or officer of an organization that has a relationship with Aetna). The Board has established these guidelines to assist it in determining Director independence.

a.	An Aetna Director is not independent if:

i. The Aetna Director is, or has been within the last three years, an employee of Aetna, or an immediate family member is, or has been within the last three years, an executive officer of Aetna.

ii. The Aetna Director has received, or has an immediate family member who has received (other than in a non-executive officer employee capacity), during any twelve-month period within the last three years, more than $120,000 in direct compensation from Aetna, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

iii. The Aetna Director is a current partner or employee, or an immediate family member is a current partner, of Aetna’s internal or external auditor.

iv. The Aetna Director has an immediate family member who is a current employee of Aetna’s internal or external auditor and such family member personally works on Aetna’s audit.

v. The Aetna Director or an immediate family member was within the last three years (but is no longer) a partner or employee of Aetna’s internal or external auditor and personally worked on Aetna’s audit within that time.

vi. The Aetna Director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Aetna’s present executives at the same time serves or served on that company’s compensation committee.

vii. The Aetna Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to or received payments from, Aetna for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or two percent of the other company’s consolidated gross revenue.

b. In addition, the following commercial or charitable relationships will not be considered to be material relationships that would impair a Director’s independence: (i) if an Aetna Director is an executive officer of another company that is indebted to Aetna, or to which Aetna is indebted, and the total amount of either company’s indebtedness to the other is less than five percent of the total consolidated assets of the company he or she serves as an executive officer; (ii) if an Aetna Director is an executive officer of another company in which Aetna owns a common stock interest, and the amount of the common stock interest is less than five percent of the total shareholders equity of the company he or she serves as an executive officer; and (iii) if an Aetna Director serves as an executive officer of a charitable organization, and Aetna’s discretionary charitable contributions to the organization are less than two percent of that organization’s annual revenue. (Aetna’s automatic matching of employee charitable contributions will not be included in the amount of Aetna’s contributions for this purpose.) A commercial relationship in which a Director is an executive officer of another company that owns a common stock interest in Aetna will not be considered to be a material relationship which would impair a Director’s independence. The Board will annually review commercial and charitable relationships of Directors.

c. For relationships outside the safe-harbor guidelines in (b) above, the determinations of whether the relationship is material or not, and therefore whether the Director would be independent or not, shall be made by the Directors who satisfy the independence guidelines set forth in (a) and (b) above. For

A-1

example, if a Director is the executive officer of a charitable organization, and Aetna’s discretionary charitable contributions to the organization are more than two percent of that organization’s annual revenue, the independent Directors could determine, after considering all of the relevant circumstances, whether such a relationship was material or immaterial, and whether the Director should therefore be considered independent. Aetna would explain in its proxy statement the basis for any Board determination that a relationship was immaterial, despite the fact that it did not meet the safe-harbor for immateriality set forth in subsection (b) above.

In addition, members of certain Board Committees, such as the Audit Committee, are subject to heightened standards of independence under various rules and regulations.
September 26, 2008

A-2

ANNEX B

AETNA INC.
2010 STOCK INCENTIVE PLAN

SECTION 1.     PURPOSE.

The purposes of this Plan are to promote the interests of the Company and its shareholders and align the interests of shareholders and Participants by:

(i) motivating Participants through Awards tied to total return to shareholders (i.e., stock price appreciation and dividends);

(ii) attracting and retaining high performing individuals as Participants;

(iii) enabling Participants to acquire additional equity interests in the Company; and

(iv) providing compensation opportunities dependent upon the Company’s performance relative to its competitors and changes in its own performance over time.

SECTION 2.     DEFINITIONS.

“AFFILIATE” shall mean any corporation or other entity (other than the Company or one of its Subsidiaries) in which the Company directly or indirectly owns at least twenty percent (20%) of the combined voting power of all classes of stock of such entity or at least twenty percent (20%) of the ownership interests in such entity.

“AWARD” shall mean a grant or award under the Plan, as evidenced in a written document delivered to a Participant as provided in Section 12(b).

“BOARD” shall mean the Board of Directors of the Company.

“CAUSE” shall mean (i) the willful failure by the Participant to perform substantially the Participant’s duties as an employee of the Company (other than due to physical or mental illness) after reasonable notice to the Participant, (ii) the Participant’s engagement in serious misconduct that is injurious to the Company, any Subsidiary or any Affiliate, (iii) the Participant’s conviction of, or entrance of a plea of nolo contendere to, a crime that constitutes a felony, (iv) the breach by the Participant of any written covenant or agreement not to compete with the Company, any Subsidiary or any Affiliate or (v) the breach by the Participant of his or her duty of loyalty to the Company which shall include, without limitation, (A) any disclosure by the Participant of any confidential information pertaining to the Company, any Subsidiary or any Affiliate, (B) any harmful interference by the Participant in the business or operations of the Company, any Subsidiary or any Affiliate, (C) any attempt by the Participant directly or indirectly to induce any employee, insurance agent, insurance broker or broker-dealer of the Company, any Subsidiary or any Affiliate to be employed or perform services elsewhere, (D) any attempt by the Participant directly or indirectly to solicit the trade of any customer or supplier, or prospective customer or supplier, of the Company or (E) any breach or violation of the Company’s Code of Conduct.

“CODE” shall mean the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“COMMITTEE” shall mean a committee of the Board as may be designated by the Board to administer the Plan, which shall consist of at least three directors of the Company chosen by the Board each of whom has satisfied such criteria for independence as the Board may establish and such additional regulatory or listing requirements as the Board may determine to be applicable or appropriate.

“COMMON STOCK” shall mean the common shares, $.01 par value, of the Company.

“COMPANY” shall mean Aetna Inc., a Pennsylvania corporation.

“ELIGIBLE EMPLOYEE” shall mean each employee of the Company, its Subsidiaries or its Affiliates, but shall not include directors who are not employees of such entities. Any individual the Company designates as, or otherwise determines to be, an independent contractor shall not be considered an Eligible

Employee, and such designation or determination shall govern regardless of whether such individual is ultimately determined to be an employee pursuant to the Code or any other applicable law.

“EMPLOYMENT” shall mean, for purposes of determining whether a termination of employment has occurred under the Plan, continuous and regular salaried employment with the Company, a Subsidiary or an Affiliate, which shall include (unless the Committee shall otherwise determine) any period of paid time off, any approved leave of absence or any salary continuation or severance pay period and, at the discretion of the Committee, may include service with any former Subsidiary or Affiliate of the Company. For this purpose, regular salaried employment means scheduled employment of at least 20 hours per week.

“EXCHANGE ACT” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“EXECUTIVE OFFICER” shall mean those persons who are officers of the Company within the meaning of Rule 16a-l(f) of the Exchange Act.

“FAIR MARKET VALUE” shall mean on any date, with respect to a share of Common Stock, the closing price of a share of Common Stock as reported by the Consolidated Tape of New York Stock Exchange Listed Shares on such date, or, if no shares were traded on such Exchange on such date, on the next date on which the Common Stock is traded on such Exchange.

“FUNDAMENTAL CORPORATE EVENT” shall mean any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, offering to purchase Common Stock at a price substantially below fair market value, or other similar event.

“INCENTIVE STOCK” shall mean an Award of Common Stock granted under Section 7 which may become vested and nonforfeitable upon the passage of time and/or the attainment, in whole or in part, of performance objectives determined by the Committee.

“INCENTIVE STOCK OPTION” shall mean an option which is intended to meet the requirements of Section 422 of the Code.

“INCENTIVE UNIT” shall mean an Award of a contractual right granted under Section 7 to receive Common Stock (or, at the discretion of the Committee, cash based on the Fair Market Value of the Common Stock) which may become vested and nonforfeitable upon either the passage of time and/or the attainment, in whole or in part, of performance objectives determined by the Committee.

“NONSTATUTORY STOCK OPTION” shall mean an Option which is not intended to be an Incentive Stock Option.

“OPTION” shall mean the right granted under Section 5 to purchase the number of shares of Common Stock specified by the Committee, at a price and for the term fixed by the Committee in accordance with the Plan and subject to any other limitations and restrictions as this Plan and the Committee shall impose, and shall include both Incentive Stock Options and Nonstatutory Stock Options.

“OTHER STOCK-BASED AWARD” shall mean any right granted under Section 8.

“PARTICIPANT” shall mean an Eligible Employee who is selected by the Committee to receive an Award under the Plan and any recipient of a Substitute Award.

“PLAN” shall mean the Aetna Inc. 2010 Stock Incentive Plan, described herein, and as may be amended from time to time.

“RESTRICTED PERIOD” shall mean the period during which a grant of Incentive Stock or Incentive Units is subject to forfeiture.

“SECTION 409A” shall mean Section 409A of the Code and the regulations issued thereunder, as may be amended from time to time.

“STOCK APPRECIATION RIGHT” or “SAR” shall mean a right granted under Section 6.

“SUBSIDIARY” shall mean any entity of which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power of all classes of stock of such entity.

“SUBSTITUTE AWARD” shall mean an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company acquired by the Company or with which the Company combines.

SECTION 3.     ADMINISTRATION.

The Plan shall be administered by the Committee. The Committee shall have the responsibility of construing and interpreting the Plan and of establishing and amending such rules and regulations as it deems necessary or desirable for the proper administration of the Plan. Any decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the maximum extent permitted by applicable law, be within its absolute discretion (except as otherwise specifically provided herein) and shall be conclusive and binding upon all Participants and any person claiming under or through any Participant.

Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards, if any, to be granted to an Eligible Employee; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances, cash, Common Stock, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan (including authorizing another committee of the Board to designate Participants or make Awards under the Plan within limits prescribed by the Committee).

Except with respect to any action or adjustment taken in connection with a Fundamental Corporate Event, any amendment or action that would, directly or indirectly, reduce the exercise price of any outstanding option or SAR previously granted under the Plan, including through an exchange or cancellation of awards for cash or other awards, shall be subject to the approval of the Company’s shareholders.

SECTION 4.     SHARES AVAILABLE FOR AWARDS.

(a) Shares Available for Issuance.  The maximum number of shares of Common Stock in respect of which Awards may be made under the Plan shall be a total of 13,000,000 shares of Common Stock. Shares of Common Stock may be made available from the authorized but unissued shares of the Company or from shares held in the Company’s treasury and not reserved for some other purpose. In the event that any Award is paid solely in cash, no shares shall be deducted from the number of shares available for issuance by reason of such Award. Shares of Common Stock subject to Awards that are forfeited, terminated, canceled or settled without the delivery of Common Stock under the Plan will again be available for Awards under the Plan, as will shares of Common Stock tendered (either actually or by attestation) to the Company in satisfaction or partial satisfaction of the exercise price of any Award under the Plan, and shares withheld by the Company to pay applicable withholding in accordance with Section 12.

(b) Adjustment for Corporate Transactions.  In the event that the Committee shall determine that any Fundamental Corporate Event affects the Common Stock such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits made available under this Plan, then the Committee shall, in such manner as the Committee may deem equitable, adjust any or all of (i) the number and kind of shares which thereafter may be awarded or optioned and sold or made the subject of Awards under the Plan,

(ii) the number and kinds of shares subject to outstanding Awards and (iii) the grant, exercise or conversion price with respect to any of the foregoing. Additionally, the Committee may make provisions for a cash payment to a Participant or a person who has an outstanding Award; provided, however, that to the extent such an Award constitutes “deferred compensation” within the meaning of Section 409A, no such provision for a cash payment shall change the timing of payment of such Award unless such change is permitted under Section 409A. However, the number of shares subject to any Award shall always be a whole number.

SECTION 5.     STOCK OPTIONS.

(a) Grant.  Subject to the provisions of the Plan, the Committee shall have the authority to grant Options to an Eligible Employee and to determine (i) the number of shares to be covered by each Option, (ii) subject to Section 5(b), the exercise price of the Option and (iii) the conditions and limitations applicable to the exercise of the Option. Notwithstanding the foregoing, in no event shall the Committee grant any Participant Options (i) for more than 2,000,000 shares of Common Stock in respect of any year in which the Plan is in effect, as such number may be adjusted pursuant to Section 4(b) or (ii) with a term of exceeding 10 years. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code and the regulations thereunder.

(b) Exercise Price.  Except in the case of a Substitute Award, the exercise price of an Option shall not be less than 100% of the Fair Market Value on the date of grant.

(c) Exercise.  Each Option shall be exercised at such times and subject to such terms and conditions as the Committee may specify at the time of the applicable Award or thereafter. No shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the exercise price therefor. Without limiting the generality of the foregoing, payment of the exercise price may be made in cash or its equivalent or, if and to the extent permitted by the Committee, by exchanging shares of Common Stock owned by the optionee (which are not the subject of any pledge or other security interest or which, in the case of Incentive Stock, are fully vested) either actually or by attestation, or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such exercise price.

(d) Incentive Stock Option Annual Limit.  The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year (counting Incentive Stock Options under this Plan and under any other stock option plan of the Company or a subsidiary) shall not exceed $100,000. If an Option intended to be an Incentive Stock Option is granted to an Eligible Employee and the Option may not be treated in whole or in part as an Incentive Stock Option pursuant to the $100,000 limitation, the Option shall be treated as an Incentive Stock Option to the extent it may be so treated under the limitation and as a Nonstatutory Stock Option as to the remainder. For purposes of determining whether an Incentive Stock Option would cause the limitation to be exceeded, Incentive Stock Options shall be taken into account in the order granted. The annual limit set forth above shall not apply to Nonstatutory Stock Options.

SECTION 6.     STOCK APPRECIATION RIGHTS.

(a) Grant of Stock Appreciation Rights.  The Committee shall have the authority to grant Stock Appreciation Rights in tandem with an Option, in addition to an Option, or freestanding and unrelated to an Option. Notwithstanding the foregoing, in no event shall the Committee grant any Participant Stock Appreciation Rights (i) for more than 2,000,000 shares of Common Stock in respect of any year in which the Plan is in effect, as such number may be adjusted pursuant to Section 4(b), and (ii) with a term exceeding 10 years (or the term of the underlying Incentive Stock Option in the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option). Stock Appreciation Rights granted in tandem with an Option may be granted either at the same time as the Option or at a later time.

(b) Exercise Price.  The exercise price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right was granted;

provided that if a Stock Appreciation Right is granted retroactively in tandem with or in substitution for an Option, the exercise price may be the exercise price of the Option to which it is related.

(c) Exercise of Stock Appreciation Rights.  A Stock Appreciation Right shall entitle the Participant to receive from the Company an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right over the base price thereof. The Committee shall determine the time or times at which or the event or events (including, without limitation, a change of control) upon which a Stock Appreciation Right may be exercised in whole or in part, the method of exercise and whether such Stock Appreciation Right shall be settled in cash, shares of Common Stock or a combination of cash and shares of Common Stock; provided, however, that unless otherwise specified by the Committee at or after grant, a Stock Appreciation Right granted in tandem with an Option shall be exercisable at the same time or times as the related Option is exercisable.

SECTION 7.     INCENTIVE AWARDS.

(a) Incentive Stock and Incentive Units.  Subject to the provisions of the Plan, the Committee shall have the authority to grant time vesting and/or performance vesting Incentive Stock or Incentive Units to any Eligible Employee and to determine (i) the number of shares of Incentive Stock and/or the number of Incentive Units to be granted to each Participant and (ii) the other terms and conditions of such Awards; provided that, to the extent necessary to comply with applicable law, Incentive Stock shall only be awarded to an Eligible Employee who has been employed for such minimum period of time as shall be determined by the Committee. The Restricted Period related to Incentive Stock or Incentive Units shall lapse upon the passage of time and/or the determination by the Committee that the performance objectives established by the Committee have been attained, in whole or in part. The maximum number of shares of Common Stock that may be subject to any performance-based Awards of Incentive Stock and/or Incentive Units (whether payable in cash or shares) granted to an Executive Officer with respect to any year in which the Plan is in effect shall not exceed 2,000,000 shares, as such number may be adjusted pursuant to Section 4(b). If the award is intended to qualify under Section 162(m) of the Code, the performance objectives with respect to an Award made to an Executive Officer shall be related to at least one of the following criteria, which may be determined solely by reference to the performance of the Company, a Subsidiary or an Affiliate (or any business unit thereof) or based on comparative performance relative to other companies: (i) net income; (ii) earnings before income taxes; (iii) earnings per share; (iv) return on shareholders equity; (v) expense management; (vi) profitability of an identifiable business unit or product; (vii) ratio of claims to revenues; (viii) revenue growth; (ix) earnings growth; (x) total shareholder return; (xi) cash flow; (xii) return on assets; (xiii) pretax operating income; (xiv) net economic profit (operating earnings minus a charge for capital); (xv) customer satisfaction; (xvi) provider satisfaction; (xvii) employee satisfaction; (xviii) quality of networks; (xix) strategic innovation or (xx) any combination of the foregoing.

SECTION 8.     OTHER STOCK-BASED AWARDS.

The Committee shall have authority to grant to eligible Employees an “Other Stock-Based Award”, which shall consist of any right which is (i) not an Award described in Sections 5 through 7 above and (ii) an Award of Common Stock or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock (including, without limitation, securities convertible into Common Stock), as deemed by the Committee to be consistent with the purposes of the Plan; provided that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 under the Exchange Act and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

SECTION 9.     DIVIDENDS AND DIVIDEND EQUIVALENTS.

The Committee may provide that any Award shall include dividends or dividend equivalents, payable in cash, Common Stock, securities or other property on a current or deferred basis, including payment contingencies provided, however, in no event shall any such dividend or dividend equivalent become payable prior to the date on which an award is vested in accordance with its terms.

SECTION 10.     STOCK IN LIEU OF CASH.

The Committee may grant Awards in lieu of all or a portion of compensation or an Award otherwise payable in cash to an Executive Officer pursuant to any bonus or incentive compensation plan of the Company.

SECTION 11.     DEFERRAL.

The Committee shall have the discretion to determine whether, to what extent, and under what circumstances cash, shares of Common Stock, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee. The timing of any elective deferral shall comply with Section 409A. At the time of any automatic or elective deferral, the time and form of payment shall be established consistent with the requirements of Section 409A. If the time or form of payment is not so established, the form of payment shall be a lump sum and the time of payment shall be the date the Participant experiences a “separation from service” within the meaning of Section 409A. Gains from the exercise of Options and Stock Appreciation Rights shall not be eligible for automatic or elective deferral.

SECTION 12.     GENERAL PROVISIONS.

(a) Withholding.  The Company shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any taxes required by law to be withheld in respect of Awards under this Plan. In the case of any Award satisfied in the form of Common Stock, no shares shall be issued unless and until arrangements satisfactory to the Company shall have been made to satisfy any withholding tax obligations applicable with respect to such Award.

(b) Award Agreement.  Each Award hereunder shall be evidenced in writing. The written agreement shall be delivered to the Participant and shall incorporate the terms of the Plan by reference and specify the terms and conditions thereof and any rules applicable thereto.

(c) Nontransferability.  Unless the Committee shall permit (on such terms and conditions as it shall establish) an Award to be transferred to a member of the Participant’s immediate family or to a trust or similar vehicle for the benefit of such immediate family members (collectively, the “Permitted Transferees”), no Award shall be assignable or transferable except by will or the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or, if applicable, the Permitted Transferees or the Participant’s legal representative.

(d) No Right to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company, any Subsidiary or any Affiliate. Further, the Company and each Subsidiary and Affiliate expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any Award Agreement.

(e) No Rights to Awards, No Shareholder Rights.  No Participant or Eligible Employee shall have any claim to be granted any Award under the Plan, and there is no obligation of uniformity of treatment of Participants and Eligible Employees. Subject to the provisions of the Plan and the applicable Award, no person shall have any rights as a shareholder with respect to any shares of Common Stock to be issued under the Plan prior to the issuance thereof.

(f) Applicable Law.  The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Connecticut.

(g) Effective Date.  The Plan shall be effective upon approval by the Company’s shareholders.

(h) Amendment or Termination of Plan.  The Board or the Committee may terminate or suspend the Plan at any time, but the termination or suspension will not adversely affect any vested Awards then outstanding under the Plan. No Award may be granted under the Plan after May 21, 2020 or such earlier date as the Plan is terminated by action of the Board or the Committee. The Plan may be amended or terminated at any time by the Board, except that no amendment may be made without shareholder approval if the Committee determines that such approval is necessary to comply with any tax or regulatory requirement, including any approval requirement which is a prerequisite for exemptive relief from Section 16 of the Exchange Act, for which or with which the Committee determines that it is desirable to qualify or comply; and, the Committee may amend the term of any Award or Option granted, retroactively or prospectively, but no amendment may adversely affect any vested Award or Option without the holder’s consent.

(i) Compliance with Legal and Exchange Requirements.  The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Common Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Common Stock or other required action under any federal or state law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Common Stock in violation of any such laws, rules, or regulations; and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards, and neither the Company nor its directors or officers shall have any obligations or liability to the Participant with respect to any Award (or stock issuable thereunder) that shall lapse because of such postponement.

(j) Severability of Provisions.  If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

(k) Incapacity.  Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of providing a receipt therefore shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge any liability or obligation of the Committee, the Board, the Company and all other parties with respect thereto.

(1) Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

(m) Compliance with Section 409A.  All Awards granted under the Plan are intended to be either exempt from the requirements of Section 409A or, if not exempt, to satisfy the requirements of Section 409A. The provisions of the Plan and any Awards granted under the Plan shall be construed in a manner consistent with such intent. In addition, notwithstanding any other provision of this Plan or an Award agreement to the contrary, the Company will not pay or accelerate the payment of any amount that constitutes “deferred compensation” within the meaning of Section 409A, in violation of Section 409A. To the extent any amount of “deferred compensation” as defined in Section 409A would otherwise vest and become payable upon a Change in Control or upon a disability, as set forth herein or in an Award Agreement, any such Award may vest but payment shall not be accelerated unless the Change in Control or the disability also satisfies the definition of “change in control” or “disability” as set forth in Section 409A.

Any amount that constitutes “deferred compensation” within the meaning of Section 409A and is payable under the Plan solely by reason of a Participant’s termination of employment shall be payable only if the Participant has experienced a “separation from service” within the meaning of Section 409A, provided that if the Participant is a “specified employee” within the meaning of Section 409A at the time of such separation from service, as determined by the Company in accordance with Section 409A, no payments shall be made before the six-month anniversary of the Participant’s separation from service, at which time all payments that would otherwise have been made during such six-month period shall be paid to the Participant in a lump sum.

ANNEX C

AETNA INC.
2010 NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

SECTION 1.     ESTABLISHMENT OF PLAN; PURPOSE.

The Plan is hereby established to permit Eligible Directors of the Company, in recognition of their contributions to the Company, to receive Shares in the manner described below. The Plan is intended to enable the Company to attract, retain and motivate qualified Eligible Directors and to enhance the long-term mutuality of interest between Eligible Directors and stockholders of the Company.

SECTION 2.     DEFINITIONS.

When used in this Plan, the following terms shall have the definitions set forth in this Section:

“Accounts” shall mean an Eligible Director’s Stock Unit Account and Interest Account, as described in Section 9.

“Affiliate” shall mean any corporation or other entity (other than the Company or one of its Subsidiaries) in which the Company directly or indirectly owns at least twenty percent (20%) of the combined voting power of all classes of stock of such entity or at least twenty percent (20%) of the ownership interests in such entity.

“Board of Directors” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Committee” shall mean the Nominating and Corporate Governance Committee of the Board of Directors or such other committee of the Board as the Board shall designate from time to time.

“Company” shall mean Aetna Inc., a Pennsylvania corporation.

“Compensation” shall mean the annual retainer fees earned by an Eligible Director for service as a Director; the annual retainer fee, if any, earned by an Eligible Director for service as a member of a committee of the Board of Directors; and any fees earned by an Eligible Director for attendance at meetings of the Board of Directors and any of its committees.

“Director” shall mean any member of the Board of Directors, whether or not such member is an Eligible Director.

“Disability” shall mean an illness or injury that lasts at least six months, is expected to be permanent and renders an Eligible Director unable to carry out his or her duties.

“Effective Date” shall mean the date on which this Plan is approved by shareholders.

“Eligible Director” shall mean a member of the Board of Directors who is not an employee of the Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean on any date, with respect to a Share, the closing price of a Share as reported by the Consolidated Tape of the New York Stock Exchange Listed Shares on such date, or if no shares were traded on such Exchange on such date, on the next date on which the Common Stock is traded.

“Government Service” shall mean the appointment or election of an Eligible Director to a position with the federal, state or local government or any political subdivision, agency or instrumentality thereof.

“Grant” shall mean a grant of Units under Section 5, Options under Section 7 and Other Stock-Based Awards under Section 12.

“Interest Account” shall mean the bookkeeping account established to record the interests of an Eligible Director with respect to deferred Compensation that is not deemed invested in Units.

“Option” shall mean the right granted under Section 7 to purchase the number of Shares of Stock specified by the Board of Directors, at a price and for the term fixed by the Board of Directors in accordance with the Plan and subject to any other limitations and restrictions as this Plan and the Board of Directors shall impose.

“Other Stock-Based Awards” means any right granted under Section 12.

“Retirement” shall mean termination from service as a director after the date established by the Board of Directors as the date for mandatory retirement.

“Section 409A” shall mean Section 409A of the Code and the regulations issued thereunder, as amended from time to time.

“Shares” shall mean shares of Stock.

“Stock” shall mean the common stock, $.01 par value, of the Company.

“Stock Unit Account” shall mean, with respect to an Eligible Director who has elected to have deferred amounts deemed invested in Units, the bookkeeping account established to record such Eligible Director’s interest under the Plan related to such Units.

“Subsidiary” shall mean any entity of which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power of all classes of stock of such entity.

“Unit” shall mean a contractual obligation of the Company to deliver a Share or pay cash based on the Fair Market Value of a Share to an Eligible Director or the beneficiary or estate of such Eligible Director as provided herein.

“Year of Service as a Director” shall mean a period of 12 months of service as a Director, measured from the grant effective date of a Unit.

SECTION 3.     ADMINISTRATION.

The Plan shall be administered by the Board of Directors. The Board of Directors shall have the responsibility of construing and interpreting the Plan and of establishing and amending such rules and regulations as it deems necessary or desirable for the proper administration of the Plan. Any decision or action taken or to be taken by the Board of Directors, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the maximum extent permitted by applicable law, be within its absolute discretion (except as otherwise specifically provided herein) and shall be conclusive and binding upon all Eligible Directors and any person claiming under or through any Eligible Director.

Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Board of Directors by the Plan, the Board of Directors shall have full power and authority to: (i) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Units and Options; (ii) determine the terms and conditions of any Option; (iii) interpret and administer the Plan and any instrument or agreement relating to, or Grant made under, the Plan; (iv) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (v) make any other determination and take any other action that the Board of Directors deems necessary or desirable for the administration of the Plan.

The Plan shall be administered such that awards under the Plan shall be deemed to be exempt under Rule 16b-3 of the Securities and Exchange Commission under the Exchange Act (“Rule 16b-3”), as such Rule is in effect on the Effective Date of the Plan and as it may be subsequently amended from time to time.

SECTION 4.     SHARES AUTHORIZED FOR ISSUANCE.

4.1 Maximum Number of Shares.  The aggregate number of Shares with respect to which Grants may be awarded to Eligible Directors under the Plan shall not exceed 500,000 Shares, subject to adjustment as provided in Section 4.2. If any Unit or Option is settled in cash or is forfeited without a distribution of Shares, the Shares otherwise subject to such Unit or Option shall again be available for Grants hereunder.

4.2 Adjustment for Corporate Transactions.  In the event that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Stock at a price substantially below Fair Market Value, or other similar event affects the Stock such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits made available under the Plan, then the Board of Directors shall adjust the number and kind of Shares which thereafter may be awarded under the Plan and the number of Units and Options and the exercise price thereof that have been, or may be, granted under the Plan. Additionally, the Board of Directors may make provisions for a cash payment to an Eligible Director; to the extent any amount constitutes “deferred compensation” within the meaning of Section 409A, no such provision shall change the timing or form of payment of such amount unless such changes are permitted under Section 409A.

SECTION 5.     UNIT GRANTS.

5.1 Unit Awards.  Each Eligible Director (other than any Eligible Director who has received an award under the Prior Plan) who is first elected or appointed to the Board of Directors on or after the Effective Date of the Plan shall be awarded a number of Units on such date as the Board shall determine. In addition, on the date of each Annual Meeting of Shareholders of the Company during the term of the Plan an Eligible Director serving as a Director on such date shall be awarded such number of Units as the Board shall determine.

5.2 Delivery of Shares.  Subject to satisfaction of the applicable vesting requirements set forth in Section 6 and except as otherwise provided in Section 8 or in the award agreement, all Shares that are subject to any Units shall be delivered to an Eligible Director and transferred on the books of the Company on the date which is the first business day of the month immediately following the termination of such Eligible Director’s service as a Director. Notwithstanding the foregoing, an Eligible Director may elect that all or a portion of his or her Units shall be payable in cash on the first business day of the month immediately following the termination of such Eligible Director’s service as a Director. Any fractional Shares to be delivered in respect of Units shall be settled in cash based upon the Fair Market Value on the date any whole Shares are transferred on the books of the Company to the Eligible Director or the Eligible Director’s beneficiary. The amount of any cash payment shall be determined by multiplying the number of Units and the number of Units subject to a cash payment election by the Fair Market Value on the last business day preceding the payment date. Upon the delivery of a Share (or cash with respect to a whole or fractional Share) pursuant to the Plan, the corresponding Unit (or fraction thereof) shall be canceled and be of no further force or effect. If an award agreement provides for accelerated payment upon acceptance of a position in Government Service, such acceleration shall be made only to the extent permitted under Section 409A (including those provisions relating to compliance with ethics agreements with the Federal Government, ethics laws and conflict of interest laws).

5.3 Dividend Equivalents.  An Eligible Director shall have no rights as a shareholder of the Company with respect to any Units until Shares are delivered to the Director pursuant to this Section 5; provided that, each Eligible Director shall have the right to receive an amount equal to the dividend per Share for the applicable dividend payment date (which, in the case of any dividend distributable in property other than Shares, shall be the per Share value of such dividend, as determined by the Company for purposes of income tax reporting) times the number of Units held by such Eligible Director on the record date for the payment of such dividend (a “Dividend Equivalent”). Each Eligible Director may elect, prior to any calendar year, whether the Dividend Equivalent will be (i) paid in cash, on each date on which dividends are paid to shareholders with respect to Shares; (ii) treated as reinvested in an additional number of Units determined by dividing (A) the cash amount of any such dividend by (B) the Fair Market Value on the related dividend payment date (in which case, such additional Units shall be payable as provided herein); or (iii) deferred and credited to the Eligible Director’s Interest Account pursuant to Section 9.4.

SECTION 6.     UNIT VESTING.

6.1 Service Requirements.  Except as otherwise provided in the award agreement, this Section 6 or in Section 8, an Eligible Director shall vest in his or her Units as provided in this Section 6.1. If an Eligible Director terminates service prior to the completion of three Years of Service as a Director, the number of Shares to be delivered to such Eligible Director in respect of Units granted upon his or her election to the Board shall equal the amount obtained by multiplying the initial number of units by a fraction, the numerator of which is the number of full months of service completed by such Director from the applicable date of Unit grant (counting any partial month of service as a full month) and the denominator of which is 36. If an Eligible Director terminates service prior to the completion of one Year of Service as a Director from the date of Unit grant with respect to any annual grant of Units made hereunder, the number of Shares to be delivered to such Eligible Director in respect of such Unit grant shall equal the amount obtained by multiplying the number of Units subject to such Unit grant by a fraction, the numerator of which is the number of full months of service completed by such Director from the applicable date of the Unit grant (counting any partial month of service as a full month) and the denominator of which is 12. Notwithstanding the foregoing, and except as provided in Section 6.2, if the Eligible Director terminates service by reason of his/her death, Disability, Retirement, or acceptance of a position in Government Service prior to the completion of the period of service required to be performed to fully vest in any Unit grant, all Shares that are the subject of such Unit grant (or, if elected by the Eligible Director, the value thereof in cash) shall be delivered to such Eligible Director (or the Eligible Director’s beneficiary or estate).

6.2 Distribution on Death.  In the event of the death of an Eligible Director, the Shares corresponding to such Units or, at the election of the Eligible Director’s beneficiary or estate, the Fair Market Value thereof in cash shall be delivered to the beneficiary designated by the Eligible Director on a form provided by the Company, or, in the absence of such designation, to the Eligible Director’s estate.

SECTION 7.     STOCK OPTIONS/STOCK APPRECIATION RIGHTS.

(a) Grant.  Subject to the provisions of the Plan, the Board of Directors shall have the authority to award Options or Stock Appreciation Rights to an Eligible Director and to determine: (i) the number of Shares to be covered by each award; (ii) subject to Section 7(b), the exercise price of the award; and (iii) the conditions and limitations applicable to the exercise of the award.

(b) Exercise Price.  The exercise price of an Option or Stock Appreciation Right shall not be less than 100% of the Fair Market Value on the date of grant.

(c) Exercise.  Each Option or Stock Appreciation Right shall be exercised at such times and subject to such terms and conditions as the Board of Directors may specify at the time of the award or thereafter. No Shares shall be delivered pursuant to any exercise unless arrangements satisfactory to the Board of Directors have been made to assure full payment of the exercise price therefor. Without limiting the generality of the foregoing, payment of the exercise price may be made in cash or its equivalent or, if and to the extent permitted by the Board of Directors by exchanging Shares owned by the Eligible Director (which are not the subject of any pledge or other security interest) either actually or by attestation, or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company, valued as of the date of such tender, is at least equal to such exercise price.

(d) No Eligible Director shall have any rights as a shareholder with respect to any Shares to be issued pursuant to any Option or Stock Appreciation Right under the Plan prior to the issuance thereof.

SECTION 8.     CHANGE IN CONTROL.

8.1 Immediate Vesting.  Upon the occurrence of a Change in Control, each Eligible Director’s right and interest in Units, Options or Stock Appreciation Rights which have not previously vested shall become vested and nonforfeitable.

8.2 Cash Settlement.  (a) (i) Upon the occurrence of a Change in Control, in lieu of delivering Shares with respect to the Units then held by an Eligible Director, the Company shall pay such Eligible Director, not later than 60 days after the Change in Control occurs, cash in an aggregate amount equal to the product of (x) the number of Shares that are subject to all Units credited to such Eligible Director at the time of the Change in Control multiplied by (y) the Fair Market Value on the date of the Change in Control.

(ii) Upon the occurrence of a Change in Control, the Company shall pay to each Eligible Director cash in an amount equal to the accrued value of such Eligible Director’s Interest Account.

(b) Upon the occurrence of a Change in Control, in lieu of delivering Shares with respect to each Option or Stock Appreciation Rights then held by an Eligible Director, the Company shall pay such Eligible Director, not later than 60 days after the Change in Control occurs, cash in an aggregate amount equal to the product of (i) the number of Shares that are subject to each Option or Stock Appreciation Right held by such Eligible Director at the time of the Change in Control multiplied by (ii) the amount by which the Fair Market Value on the date of the Change of Control exceeds the exercise price of such Option or Stock Appreciation Right.

(c) Notwithstanding (a) and (b) above, payment of any amount that constitutes “deferred compensation” under Section 409A shall vest as provided above but payment shall not be accelerated due to the Change in Control unless the Change in Control also satisfies the broadest definition of change in control permitted under Section 409A.

8.3 Definition.  “Change in Control” shall mean the occurrence of any of the following events:

(i) When any “person” as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act but excluding the Company and any Subsidiary thereof and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing 20 percent (20%) or more of the combined voting power of the Company’s then outstanding securities;

(ii) When, during any period of 24 consecutive months the individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority thereof, provided that a Director who was not a Director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such Director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the Directors who then qualified as Incumbent Directors either actually (because they were Directors at the beginning of such 24-month period) or by prior operation of this Paragraph (ii); or

(iii) The occurrence of a transaction requiring shareholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, or by merger, or otherwise.

Notwithstanding the foregoing, in no event shall a Change in Control be deemed to have occurred (i) as a result of the formation of a Holding Company, or (ii) with respect to a Director if the Director is part of a “group”, within the meaning of Section 13(a)(3) of the Exchange Act as in effect on the effective date of the Change in Control transaction. In addition, for purposes of the definition of “Change in Control” a person engaged in the business as an underwriter of securities shall not be deemed to be a “beneficial owner” of, or to “beneficially own”, any securities acquired through such person’s participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

For purposes of this Section 8.3, the term “Holding Company” means an entity that becomes a holding company for the Company or its business as part of any reorganization, merger, consolidation or other transaction, provided that the outstanding shares of common stock of such entity and the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors is, immediately after such reorganization, merger, consolidation or other transaction, beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the outstanding shares of Common Stock and the combined voting power of the outstanding voting securities, respectively, of the Company immediately prior to such reorganization, merger, consolidation or other transaction in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or other transaction, of such outstanding voting stock.

SECTION 9.     DEFERRED COMPENSATION PROGRAM.

9.1 Election to Defer.  On or before December 31 of any calendar year, an Eligible Director may elect to defer receipt of all or any part of any Compensation payable in respect of the calendar year following the year in which such election is made, and to have such amounts credited, in whole or in part, to a Stock Unit Account or an Interest Account. Any person who shall become an Eligible Director during any calendar year may elect, not later than the 30th day after his or her term as a Director begins, to defer payment of all or any part of his or her Compensation payable for the portion of such calendar year following such election period.

9.2 Method of Election.  A deferral election shall be made by written notice filed with the Corporate Secretary of the Company. Such election shall continue in effect (including with respect to Compensation payable for subsequent calendar years) unless and until the Eligible Director revokes or modifies such election by written notice filed with the Corporate Secretary of the Company. Any such revocation or modification of a deferral election shall become effective as of the end of the calendar year in which such notice is given and only with respect to Compensation payable for services rendered thereafter. Amounts credited to the Eligible Director’s Stock Unit Account prior to the effective date of any such revocation or modification of a deferral election shall not be affected by such revocation or modification and shall be distributed only in accordance with the otherwise applicable terms of the Plan. An Eligible Director who has revoked an election to defer Compensation under the Plan may file a new election to defer Compensation payable for services to be rendered in the calendar year following the year in which such election is filed.

9.3 Investment Election.  At the time an Eligible Director elects to defer receipt of Compensation pursuant to Section 9.1, the Eligible Director shall designate in writing the portion of such Compensation, stated as a whole percentage, to be credited to the Interest Account (or such other account as may be established from time to time by the Committee) and the portion to be credited to the Stock Unit Account. If an Eligible Director fails to notify the Corporate Secretary as to how to allocate any Compensation between the Accounts, 100% of such Compensation shall be credited to the Interest Account. By written notice to the Corporate Secretary of the Company, an Eligible Director may change the manner in which the Compensation payable with respect to services rendered after the end of such calendar year is allocated among the Accounts.

9.4 Dividend Equivalents.  In addition to the deferral of Compensation permitted under Section 9.1, an Eligible Director may elect, in the manner and at the time described in Section 5.3, to have Dividend Equivalents payable in respect of his or her Units credited to his or her Interest Account in the manner and at the time described in such Section 5.3.

9.5 Interest Account.  Any Compensation allocated to the Interest Account shall be credited to the Interest Account as of the date such Fees would have been paid to the Eligible Director. Any amounts credited to the Interest Account shall be credited with interest at the same rate and in the manner in which interest is credited under the Fixed Investment Fund (or, if such fund no longer exists, the fund with the investment criteria most clearly comparable to that of such Fund) under the Aetna Inc. 401k Plan (or any successor thereto).

9.6 Stock Unit Account.  Any Compensation allocated to the Stock Unit Account shall be deemed to be invested in a number of Units equal to the quotient of (i) such Compensation divided by (ii) the Fair Market Value on the date the Compensation then being allocated to the Stock Unit Account would otherwise have been paid. Fractional Units shall be credited, but shall be rounded to the nearest hundredth percentile, with amounts equal to or greater than .005 rounded up and amounts less than .005 rounded down. Whenever a dividend other than a dividend payable in the form of Shares is declared with respect to the Shares, the number of Units in the Eligible Director’s Stock Unit Account shall be increased by the number of Units determined by dividing (i) the product of (A) the number of Units in the Eligible Director’s Stock Unit Account on the related dividend record date, and (B) the amount of any cash dividend declared by the Company on a Share (or, in the case of any dividend distributable in property other than Shares, the per Share value of such dividend, as determined by the Company for purposes of income tax reporting), by (ii) the Fair Market Value on the related dividend payment date. In the case of any dividend declared on Shares which is payable in Shares, the Eligible Director’s Stock Unit Account shall be increased by the number of Units equal to the product of (i) the number of Units credited to the Eligible Director’s Stock Unit Account on the related dividend record date multiplied by (ii) the number of Shares (including any fraction thereof) distributable as a dividend on a Share.

9.7 Distribution Election.  At the time an Eligible Director makes a deferral election pursuant to Section 9.1, the Eligible Director shall also file with the Corporate Secretary of the Company a written election ( a “Distribution Election”) with respect to whether:

(i) the aggregate amount, if any, credited to the Interest Account at any time and the value of any Units credited to the Stock Unit Account shall be distributed in cash, in Shares or in a combination thereof at the election of the Director;

(ii) such distribution shall commence on the first business day of the calendar month following the date the Eligible Director ceases to be a Director or on the first business day of any calendar year following the calendar year in which the Eligible Director ceases to be a Director; and

(iii) such distribution shall be in one lump sum payment or in such number of annual installments (not to exceed ten) as the Eligible Director may designate.

The amount of any installment payment shall be determined by multiplying the amount credited to the Accounts of an Eligible Director immediately prior to the distribution by a fraction, the numerator of which is one and the denominator of which is the number of installments (including the current installment) remaining to be paid. An Eligible Director may change the timing or form of distribution under (ii) or (iii) above only if such change: (I) is made at least twelve (12) months before the distribution otherwise would be made, (II) does not take effect until twelve (12) months after it is made, (III) delays commencement of the distribution by at least five (5) years, and (IV) otherwise complies with the requirements of Section 409A.

9.8 Financial Hardship Withdrawal.  If an Eligible Director experiences an “unforeseeable emergency” as defined in Section 409A, the Eligible Director may submit to the Corporate Secretary of the Company a written request for a distribution, including such documentation as the Committee may request. The Committee shall review the request and make a determination approving or denying the requested distribution. If approved, distribution shall be made on the first business day of the month following the approval and shall be limited to such amount as is reasonably necessary to alleviate the Eligible Director’s emergency need, taking into account other assets available to the Director to the extent required by Section 409A.

9.9 Timing and Form of Distributions.  Any distribution to be made hereunder, whether in the form of a lump sum payment or installments, following the termination of an Eligible Director’s service as a Director shall commence in accordance with the Distribution Election made by the Eligible Director pursuant to Section 9.7. If an Eligible Director fails to specify a form of payment for a distribution in accordance with

Section 9.7, the distribution from the Interest Account shall be made in cash and the distribution from the Stock Unit Account shall be made in Shares. If an Eligible Director fails to specify in accordance with Section 9.7 a commencement date for a distribution or whether such distribution shall be made in a lump sum payment or a number of installments, such distribution shall be made in a lump sum payment and commence on the first business day of the month immediately following the date on which the Eligible Director ceases to be a Director. In the case of any distribution being made in annual installments, each installment after the first installment shall be paid on the first business day of each subsequent calendar year until the entire amount subject to such Distribution Election shall have been paid.

SECTION 10.     UNFUNDED STATUS.

The Company shall be under no obligation to establish a fund or reserve in order to pay the benefits under the Plan. A Unit represents a contractual obligation of the Company to deliver Shares or pay cash to a Director as provided herein. The Company has not segregated or earmarked any Shares or any of the Company’s assets for the benefit of a Director or his or her beneficiary or estate, and the Plan does not, and shall not be construed to, require the Company to do so. The Director and his or her beneficiary or estate shall have only an unsecured, contractual right against the Company with respect to any Units granted or amounts credited to a Director’s Accounts hereunder, and such right shall not be deemed superior to the right of any other creditor. Units shall not be deemed to constitute options or rights to purchase Stock.

SECTION 11.     AMENDMENT AND TERMINATION.

The Plan may be amended at any time by the Board of Directors, provided that, except as provided in Section 4.2, the Board of Directors may not, without approval of the shareholders of the Company increase the number of Shares which may be awarded under the Plan. The Plan shall terminate on May 21, 2020. Notwithstanding the foregoing, no amendment or termination of the Plan shall materially and adversely affect any rights of any Director under any Grant made pursuant to the Plan. Unless the Board otherwise specifies at the time of such termination, a termination of the Plan will not result in the distribution of the amounts credited to an Eligible Director’s Accounts.

SECTION 12.     OTHER STOCK-BASED AWARDS.

The Board of Directors shall have authority to grant to Eligible Directors an “Other Stock-Based Award”, which shall consist of any right which is (i) not a Grant described in Sections 5 or 7 above and (ii) a Grant of Shares or a Grant denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Board of Directors to be consistent with the purposes of the Plan; provided that any such rights must comply, to the extent deemed desirable by the Board of Directors, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable award agreement, the Board of Directors shall determine the terms and conditions of any such Other Stock-Based Award.

SECTION 13.     GENERAL PROVISIONS.

13.1 No Right to Serve as a Director.  This Plan shall not impose any obligations on the Company to retain any Eligible Director as a Director nor shall it impose any obligation on the part of any Eligible Director to remain as a Director of the Company.

13.2 Construction of the Plan.  The validity, construction, interpretation, administration and effect of the Plan, and the rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Connecticut.

13.3 No Right to Particular Assets.  Nothing contained in this Plan and no action taken pursuant to this Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and any Eligible Director, the executor, administrator or other personal representative or designated beneficiary of such Eligible Director, or any other persons. Any reserves that may be established by the Company in connection with Units granted under this Plan shall continue to be treated as the assets of the Company for federal income tax purposes and remain subject to the claims of the Company’s creditors. To the extent that any Eligible Director or the executor, administrator, or other personal representative of such Eligible Director, acquires a right to receive any payment from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

13.4 Listing of Shares and Related Matters.  If at any time the Board of Directors shall determine that listing, registration or qualification of the Shares covered by this Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the delivery of Shares under this Plan, no Shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for.

13.5 Severability of Provisions.  If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not effect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

13.6 Incapacity.  Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge any liability or obligation of the Board of Directors, the Company and all other parties with respect thereto.

13.7 Nontransferability.  No Grant may be assigned or transferred, in whole or in part, either directly or by operation of law (except in the event of an Eligible Director’s death by will or applicable laws of descent and distribution), including, but not by way of limitation, by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any Eligible Director in the Plan shall be subject to any obligation or liability of such Eligible Director.

13.8 Headings and Captions.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

13.9 409A Compliance.  All awards granted under the Plan are intended to be exempt from the requirements of Section 409A or, if not exempt, to satisfy the requirements of Section 409A and the provisions of the Plan, and any awards granted under the Plan shall be construed in a manner consistent therewith. In addition, notwithstanding any other provision of this Plan or an award agreement to the contrary, the Company will not pay or accelerate the payment of any amount that constitutes “deferred compensation” within the meaning of Section 409A, in violation of Section 409A. To the extent any amount of “deferred compensation” as defined in Section 409A would otherwise vest and become payable upon a Change in Control or upon a Disability, as provided herein or in an award agreement, any such award shall vest as so provided but payment shall not be accelerated unless the Change in Control or the Disability also satisfies the broadest definition of change in control or disability (as the case may be) permitted under Section 409A.

Any amount that constitutes “deferred compensation” within the meaning of Section 409A and is payable under the Plan solely by reason of an Eligible Director’s termination or cessation of service as a Director shall be payable as soon as, and no later than, the Eligible Director experiences a “separation from service” within the meaning of Section 409A.

151 Farmington Avenue
Hartford, Connecticut 06156

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 20, 2010. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. AETNA INC. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS 151 FARMINGTON AVENUE If you would like to reduce the costs incurred by our company in mailing proxy HARTFORD, CT 06156-3215 materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 If you are calling from the United States or Puerto Rico, use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 20, 2010. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M19281-P89087 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY AETNA INC. The Board of Directors recommends a vote FOR each of the nominees: 1. Election of Directors For Against Abstain Nominees: The Board of Directors recommends a vote FOR For Against Abstain 1a. Frank M. Clark 0 0 0 proposals 2, 3, 4 and 5: 1b. Betsy Z. Cohen 0 0 0 2. Approval of Independent Registered Public Accounting Firm 0 0 0 1c. Molly J. Coye, M.D. 0 0 0 3. Approval of Aetna Inc. 2010 Stock Incentive Plan 0 0 0 1d. Roger N. Farah 0 0 0 4. Approval of Aetna Inc. 2010 Non-Employee Director 0 0 0 Compensation Plan 1e. Barbara Hackman Franklin 0 0 0 5. Approval of Aetna Inc. 2001 Annual Incentive Plan 0 0 0 Performance Criteria 1f. Jeffrey E. Garten 0 0 0 The Board of Directors recommends a vote AGAINST proposals 6 and 7: 1g. Earl G. Graves 0 0 0 6. Shareholder Proposal on Cumulative Voting 0 0 0 1h. Gerald Greenwald 0 0 0 7. Shareholder Proposal on Independent Chairman 0 0 0 1i. Ellen M. Hancock 0 0 0 NOTE: The proxies may vote in their discretion on any other 1j. Richard J. Harrington 0 0 0 matters that may properly come before the meeting or any adjournment or postponement thereof. 1k. Edward J. Ludwig 0 0 0 Yes No 1l. Joseph P. Newhouse 0 0 0 1m. Ronald A. Williams 0 0 0 Meeting Attendance: Please indicate if you plan to attend 0 0 the Annual Meeting. (NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation or other form of entity, please sign in the full name of the entity, by a duly authorized officer. The signer hereby revokes all proxies heretofore given by the signer to vote at the 2010 Annual Meeting of Shareholders of Aetna Inc. and any adjourment or postponement thereof. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting and Proxy Statement, the 2009 Annual Report, Financial Report to Shareholders and Letter to the 401(k) Plan Participants are available at www.aetna.com/proxymaterials. M19473-Z51915 Voting Instructions— Aetna Inc. 2010 Annual Meeting of Shareholders THIS VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF STATE STREET BANK AND TRUST COMPANY. To: Participants in the Aetna 401(k) Plan State Street Bank and Trust Company, the Trustee under the Aetna 401(k) Plan (the Plan), has been instructed to solicit your instructions on how to vote the Aetna Common Shares held by the Trustee on your behalf in accordance with the terms of the Plan and to vote those shares in accordance with your instructions at the Annual Meeting of Shareholders of Aetna Inc. to be held on May 21, 2010 and at any adjournment or postponement thereof. Please indicate by checking the appropriate box how you want these shares voted by the Trustee and return this card to the Trustee in the envelope provided. We would like to remind you that your individual voting instructions are held in strictest confidence and will not be disclosed to the Corporation. If you fail to provide voting instructions to the Trustee by 11:59 p.m., Eastern Time, on May 18, 2010 by telephone, by Internet, or by completing, signing and returning this card, the Trustee will vote the shares in the same manner and proportion as those shares for which the Trustee receives proper and timely instructions. If you vote by telephone or the Internet, please DO NOT mail back this Voting Instruction Card. THANK YOU FOR VOTING (Items to be voted appear on reverse side.)

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 18, 2010. Have your Voting Instruction Card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. AETNA INC. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS 151 FARMINGTON AVENUE If you would like to reduce the costs incurred by our company in mailing proxy HARTFORD, CT 06156-3215 materials, you can consent to receiving all future proxy statements, Voting Instruction Cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 If you are calling from the United States or Puerto Rico, use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 18, 2010. Have your Voting Instruction Card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your Voting Instruction Card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M19472-Z51915 KEEP THIS PORTION FOR YOUR RECORDS THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY AETNA INC. The Board of Directors recommends you vote FOR the following proposals: 1. Election of Directors For Against Abstain Nominees: The Board of Directors recommends a vote FOR For Against Abstain 1a. Frank M. Clark 0 0 0 proposals 2, 3, 4 and 5: 1b. Betsy Z. Cohen 0 0 0 2. Approval of Independent Registered Public Accounting Firm 0 0 0 1c. Molly J. Coye, M.D. 0 0 0 3. Approval of Aetna Inc. 2010 Stock Incentive Plan 0 0 0 1d. Roger N. Farah 0 0 0 4. Approval of Aetna Inc. 2010 Non-Employee Director 0 0 0 Compensation Plan 1e. Barbara Hackman Franklin 0 0 0 5. Approval of Aetna Inc. 2001 Annual Incentive Plan 0 0 0 Performance Criteria 1f. Jeffrey E. Garten 0 0 0 The Board of Directors recommends a vote AGAINST proposals 6 and 7: 1g. Earl G. Graves 0 0 0 6. Shareholder Proposal on Cumulative Voting 0 0 0 1h. Gerald Greenwald 0 0 0 7. Shareholder Proposal on Independent Chairman 0 0 0 1i. Ellen M. Hancock 0 0 0 NOTE: The proxies may vote in their discretion on any other 1j. Richard J. Harrington 0 0 0 matters that may properly come before the meeting or any adjournment or postponement thereof. 1k. Edward J. Ludwig 0 0 0 Yes No 1l. Joseph P. Newhouse 0 0 0 1m. Ronald A. Williams 0 0 0 Meeting Attendance: Please indicate if you plan to attend 0 0 this Annual Meeting. (NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation or other form of entity, please sign in the full name of the entity, by a duly authorized officer. The signer hereby revokes all voting instructions heretofore given by the signer to vote at the 2010 Annual Meeting of Shareholders of Aetna Inc. and any adjourment or postponement thereof. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

SHAREHOLDER ACCOUNT INQUIRIES Aetna Inc.’s Transfer Agent, Computershare Trust Company, N.A., maintains a telephone response center to service shareholder accounts. Registered owners of Aetna shares may call the center at 1-800-446-2617 to inquire about replacement dividend checks, address changes, stock transfers and other account matters or to inquire about Computershare’s DirectSERVICE Investment Program. Registered shareholders can manage their Aetna account online, enroll in direct deposit of dividends and send secure e-mail inquiries through Computershare’s website at www.computershare.com/investor. Go paperless! You can receive materials for future annual shareholder meetings and any special shareholder meetings electronically instead of by mail by registering your delivery preference at www.proxyvote.com. TO ATTEND THE ANNUAL MEETING: If you plan to attend the 2010 Annual Meeting, you should either mark the box on the reverse side of this proxy card or signify your intention to attend when you access the telephone or Internet voting system. In lieu of issuing an admission ticket, Aetna will place your name on a shareholder attendee list, and you will be asked to register and present government issued photo identification (e.g., a driver’s license or passport) before being admitted to the 2010 Annual Meeting. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting and Proxy Statement, and the 2009 Annual Report, Financial Report to Shareholders are available at www.aetna.com/proxymaterials M19282-P89087 Proxy— Aetna Inc. 2010 Annual Meeting of Shareholders THIS PROXY IS SOLICITED ON BEHALF OF AETNA’S BOARD OF DIRECTORS. The undersigned hereby appoints Barbara Hackman Franklin, Gerald Greenwald and Ellen M. Hancock, and each of them, the proxies of the undersigned, with full power of substitution, to vote the shares of the undersigned at the 2010 Annual Meeting of Shareholders of Aetna Inc. to be held on May 21, 2010 and at any adjournment or postponement thereof, and directs said proxies to vote as specified herein on the seven items specified in this proxy, and in their discretion on any other matters that may properly come before the meeting or any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH NOMINEE LISTED IN ITEM 1, FOR ITEMS 2, 3, 4 AND 5 AND AGAINST ITEMS 6 AND 7. If you vote by telephone or the Internet, please DO NOT mail back this Proxy Card. THANK YOU FOR VOTING (Items to be voted appear on reverse side of this Proxy Card.)

AETNA INC. ANNUAL MEETING FOR HOLDERS AS OF MARCH 19, 2010 TO BE HELD ON MAY 21, 2010 Your vote is important. Thank you for voting. To vote by Internet 1) Read the Proxy Statement and have the voting instruction form below at hand. 2) Go to website www.proxyvote.com. 3) Follow the instructions provided on the website. To vote by Telephone 1) Read the Proxy Statement and have the voting instruction form below at hand. 2) Call 1-800-454-8683. 3) Follow the instructions. To vote by Mail 1) Read the Proxy Statement. 2) Check the appropriate boxes on the voting instruction form below. 3) Sign and date the voting instruction form. 4) Return the voting instruction form in the envelope provided. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M19440-P89093 Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting. The following material is available at www.proxyvote.com. Notice and Proxy Statement, 2009 Annual Report, Financial Report to Shareholders The Board of Directors recommends a vote FOR each PLEASE “X” HERE ONLY IF YOU PLAN TO ATTEND 0 of the nominees: THE MEETING AND VOTE THESE SHARES IN PERSON 1. Election of Directors The Board of Directors recommends a vote FOR For Against Abstain Nominees: For Against Abstain proposals 2, 3, 4 and 5: 1a. Frank M. Clark 0 0 0 2. Approval of Independent Registered Public Accounting Firm 0 0 0 1b. Betsy Z. Cohen 0 0 0 3. Approval of Aetna Inc. 2010 Stock Incentive Plan 0 0 0 1c. Molly J. Coye, M.D. 0 0 0 4. Approval of Aetna Inc. 2010 Non-Employee Director 0 0 0 Compensation Plan 1d. Roger N. Farah 0 0 0 5. Approval of Aetna Inc. 2001 Annual Incentive Plan 0 0 0 Performance Criteria 1e. Barbara Hackman Franklin 0 0 0 The Board of Directors recommends a vote AGAINST proposals 6 and 7: 1f. Jeffrey E. Garten 0 0 0 6. Shareholder Proposal on Cumulative Voting 0 0 0 1g. Earl G. Graves 0 0 0 7. Shareholder Proposal on Independent Chairman 0 0 0 1h. Gerald Greenwald 0 0 0 NOTE: The proxies may vote in their discretion on any other matters that may properly come before the meeting or any 1i. Ellen M. Hancock 0 0 0 adjournment or postponement thereof. 1j. Richard J. Harrington 0 0 0 1k. Edward J. Ludwig 0 0 0 1l. Joseph P. Newhouse 0 0 0 1m. Ronald A. Williams 0 0 0 Signature [PLEASE SIGN WITHIN BOX] Date